Exhibit 10.1

EXECUTION VERSION

SIXTH AMENDMENT
Dated as of March 3, 2022
to
REVOLVING CREDIT AND SECURITY AGREEMENT
Dated as of February 4, 2019

This SIXTH AMENDMENT TO REVOLVING CREDIT AND SECURITY AGREEMENT (this “Amendment”), dated as of March 3, 2022, is entered into by and among GOLUB CAPITAL BDC 3, INC., a Maryland corporation and GBDC 3 FUNDING II LLC, a Delaware limited liability company, as borrowers (in such capacity, each a “Borrower”, and together, the “Borrowers”) and Signature Bank, as the administrative agent and a lender under the Credit Agreement (as defined below) (“Signature Bank”).

RECITALS

WHEREAS, the Borrowers and Signature Bank are parties to that certain Revolving Credit and Security Agreement, dated as of February 4, 2019 (as amended by that certain First Amendment to Revolving Credit and Security Agreement, dated as of April 8, 2019, that certain Second Amendment to Revolving Credit and Security Agreement, dated as of May 31, 2019, that certain Additional Borrower Joinder Agreement to Revolving Credit and Security Agreement, dated as of August 23, 2019, that certain Third Amendment to Revolving Credit and Security Agreement dated as of February 7, 2020, that certain Fourth Amendment to Revolving Credit and Security Agreement dated as of February 4, 2021, that certain Fifth Amendment to Revolving Credit and Security Agreement dated as of February 4, 2022, and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, the parties hereto wish to make certain changes to the Credit Agreement as further described herein.

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and in the Credit Agreement, the parties hereto agree as follows:

Section 1.               Definitions. All capitalized terms not otherwise defined herein are used as defined in the Credit Agreement.

Section 2.               Changes to the Credit Agreement.

2.1.          As of the Effective Date, certain sections of the Credit Agreement (including the Schedules and Exhibits thereto) are hereby amended as set forth on Annex A to this Amendment. Language being inserted into the applicable section of the Credit Agreement is evidenced on Annex A by bold and underline formatting in the same manner as the following example: double-underlined text.  Language being deleted from the applicable section of the Credit Agreement is evidenced on Annex A by strike through formatting in the same manner as the following example: ~~stricken text~~.

2.2.          Exhibit B to the Credit Agreement is hereby amended and restated in its entirety as set forth on Annex B to this Amendment.

2.3.          Exhibit H to the Credit Agreement is hereby amended and restated in its entirety as set forth on Annex C to this Amendment.

2.4.          Exhibit J to the Credit Agreement is hereby amended and restated in its entirety as set forth on Annex D to this Amendment.

Section 3.              Conditions Precedent to Closing. Section 2 hereof shall become effective on the date (the “Effective Date”) upon which each of the following conditions precedent have been satisfied or waived:

3.1.          Signature Bank shall have received a counterpart (or counterparts) of this Amendment, executed and delivered by Borrowers, or other evidence satisfactory to Signature Bank of the execution and delivery of this Amendment by Borrowers;

3.2.          Signature Bank shall have received (a) true and correct copies of the resolutions adopted by Borrowers approving or consenting to the transactions contemplated by this Amendment, certified by a Responsible Officer of Borrowers, as in effect on the Effective Date, (b) certificates of good standing, and (c) satisfactory reports of searches of Filings in the jurisdiction of formation or registration of the Borrowers; and

3.3.          Borrowers shall have paid all fees and other amounts due and payable on or prior to the date hereof, including, without limitation, (a) payment of an extension fee in an amount equal to $412,500, which amount shall be payable to Signature Bank and shall be fully earned as of the Effective Date, non-refundable and not creditable against any other fee due and owing under the Loan Documents, and (b) payment of all reasonable expenses required to be reimbursed or paid by Borrowers hereunder, including the reasonable and documented fees and disbursements of Cadwalader, Wickersham & Taft LLP.

Section 4.               Miscellaneous.

4.1.          Reaffirmation of Covenants, Representations and Warranties. Upon the effectiveness of this Amendment, each Borrower hereby reaffirms all covenants applicable to it, and confirms the representations and warranties set forth in the Credit Agreement and the other Loan Documents are true and correct in all material respects (except to the extent such representations and warranties expressly relate to an earlier date).

4.2.          Representations and Warranties. Each Borrower hereby represents and warrants that (i) this Amendment constitutes a legal, valid and binding obligation of such Person, enforceable against it in accordance with its terms, subject to Debtor Relief Laws and general equitable principles (whether considered a proceeding in equity or at law), and (ii) upon the Effective Date, no Event of Default or Potential Default shall exist.

4.3.          References to the Credit Agreement. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import shall mean and be a reference to the Credit Agreement as amended hereby, and each reference to the Credit Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.

4.4.          Effect on Credit Agreement. Except as specifically amended above, the Credit Agreement and all other Loan Documents executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

4.5.          No Waiver. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Signature Bank or any other Lender under the Credit Agreement or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein, except as specifically set forth herein.

4.6.          Governing Law. This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

4.7.          Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

4.8.          Headings. Section headings in this Amendment are for reference only and shall in no way affect the interpretation of this Amendment.

4.9.          Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of an executed counterpart hereof, or a signature page hereto, by facsimile or in a .pdf or similar file shall be effective as delivery of a manually executed original counterpart thereof.

[Signatures Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

BORROWERS:

GOLUB CAPITAL BDC 3, INC., a Maryland corporation

By:	/s/ Christopher C. Ericson
Name:	Christopher C. Ericson
Title:	Chief Financial Officer

GBDC 3 FUNDING II LLC, a Delaware limited liability company

By:	Golub Capital BDC 3, Inc., its sole member

By:	/s/ Christopher C. Ericson
Name:	Christopher C. Ericson
Title:	Chief Financial Officer

Signature Bank – Golub BDC 3

Sixth Amendment to Revolving Credit and Security Agreement

ADMINISTRATIVE AGENT AND LENDER:

SIGNATURE BANK

By:	/s/ Trevor Freeman
Name:	Trevor Freeman
Title:	Managing Director

By:	/s/ Charles W. Newcomb
Name:	Charles W. Newcomb
Title:	Managing Director

Signature Bank – Golub BDC 3

Sixth Amendment to Revolving Credit and Security Agreement

Annex A

[Attached]

~~Conformed Copy Through the 5th~~Annex A to Sixth Amendment

REVOLVING CREDIT AND SECURITY AGREEMENT

GOLUB CAPITAL BDC 3, INC.,

as Borrower

and

SIGNATURE BANK,

as Administrative Agent and a Lender

February 4, 2019

Page

Section 1.	DEFINITIONS	1

1.1.	Defined Terms.	1

1.2.	Other Definitional Provisions.	21

1.3.	Accounting Terms.	22

1.4.	UCC Terms.	22

1.5.	Times of Day.	22

1.6.	Defined Terms.	22

1.7.	Exchange Rates~~; Currency Equivalents~~.	23

Section 2.	REVOLVING CREDIT LOANS	23

2.1.	The Commitments.	23

2.2.	Limitation on Borrowings and Re-borrowings.	23

2.3.	Borrowings.	23

2.4.	Interest.	25

2.5.	Use of Proceeds.	26

2.6.	Fees.	27

2.7.	Unused Commitment Fee.	27

2.8.	Extension of Maturity Date.	27

Section 3.	PAYMENT OF OBLIGATIONS	28

3.1.	Payment of Obligations.	28

3.2.	Payment of Interest.	28

3.3.	Payments on the Obligations.	28

3.4.	Prepayments.	29

3.5.	Reduction or Early Termination of Commitments.	30

3.6.	Increase in the Maximum Commitment.	30

3.7.	Joint and Several Liability.	31

Section 4.	CHANGE IN CIRCUMSTANCES	31

4.1.	Taxes.	31

4.2.	Increased Cost and Capital Adequacy.	36

4.3.	Funding Losses.	36

4.4.	Inability to Determine Rates.	37

i

(continued)

Page

4.5.	Mitigation.	37

4.6.	Survival.	37

4.7.	Benchmark Replacement Setting.	37

4.8.	Illegality.	37

Section 5.	SECURITY	38

5.1.	Liens and Security Interest.	38

5.2.	The Collateral Account; the Investment Collection Account; Capital Calls.	39

5.3.	Agreement to Deliver Additional Collateral Documents.	41

5.4.	Subordination.	41

Section 6.	CONDITIONS PRECEDENT TO LENDING.	41

6.1.	Obligations of the Lenders.	41

6.2.	Conditions to all Loans.	43

6.3.	Additional Borrowers.	44

Section 7.	REPRESENTATIONS AND WARRANTIES OF THE BORROWERS	46

7.1.	Organization and Good Standing.	46

7.2.	Authorization and Power.	46

7.3.	No Conflicts or Consents.	46

7.4.	Enforceable Obligations.	46

7.5.	Priority of Liens; Eligibility of Investments.	46

7.6.	Financial Condition.	47

7.7.	Full Disclosure.	47

7.8.	No Default.	47

7.9.	No Litigation.	47

7.10.	Material Adverse Change.	47

7.11.	Taxes.	48

7.12.	Principal Office; Jurisdiction of Formation.	48

7.13.	ERISA.	48

7.14.	Compliance with Law.	48

7.15.	Capital Commitments and Contributions.	48

7.16.	Fiscal Year.	48

(continued)

Page

7.17.	Investor Documents.	48

7.18.	Margin Stock.	49

7.19.	Investment Company Act.	49

7.20.	No Defenses.	49

7.21.	No Withdrawals or Reductions of Capital Commitments.	49

7.22.	Sanctions.	49

7.23.	Insider.	50

7.24.	Financial Condition.	50

7.25.	Other Investment Vehicles.	50

7.26.	Borrowing Base Certificate and Investment Report.	50

Section 8.	AFFIRMATIVE COVENANTS OF THE BORROWERS	50

8.1.	Financial Statements, Reports and Notices.	50

8.2.	Payment of Obligations.	53

8.3.	Maintenance of Existence and Rights.	54

8.4.	Books and Records; Access.	54

8.5.	Compliance with Law.	54

8.6.	Authorizations and Approvals.	54

8.7.	Maintenance of Liens.	54

8.8.	Compliance with Constituent Documents.	54

8.9.	Investor Default.	54

8.10.	Solvency.	54

8.11.	Accounts.	55

8.12.	Sanctions.	55

8.13.	Taxes.	55

8.14.	Insurance.	55

8.15.	Authorization and Power.	55

8.16.	Further Assurances.	55

8.17.	Inspection of Investment Documents.	55

Section 9.	NEGATIVE COVENANTS	55

9.1.	Borrower Information.	55

(continued)

Page

9.2.	Mergers, Etc.	56

9.3.	Negative Pledge.	56

9.4.	Admission of Investors.	56

9.5.	Constituent Documents.	56

9.6.	Status of BDC.	57

9.7.	Certain Restrictions on Subsidiaries.	57

9.8.	Alternative Investment Vehicles.	57

9.9.	Limitation on Indebtedness.	57

9.10.	Capital Commitments.	57

9.11.	Capital Calls.	57

9.12.	ERISA Compliance.	58

9.13.	Limitations on Distributions.	58

9.14.	Limitation on Withdrawals from Collateral Account and Investment Collection Account.	58

9.15.	Transactions with Affiliates.	58

9.16.	Investment Company.	58

9.17.	Deemed Capital Contributions.	59

9.18.	Transactions with Lenders or Affiliates.	59

9.19.	Investor Liens.	59

9.20.	Limitation on Investments.	59

9.21.	Use of Proceeds; Sanctions.	59

9.22.	No Cancellations, Withdrawals or Reductions of Capital Commitments.	60

9.23.	Net Asset Value.	60

9.24.	Debt Coverage Test.	60

9.25.	Investor Documents.	60

Section 10.	EVENTS OF DEFAULT	60

10.1.	Events of Default.	60

10.2.	Remedies Upon Event of Default.	62

10.3.	Lender Offset.	65

10.4.	Good Faith Duty to Cooperate.	65

(continued)

Page

Section 11.	MISCELLANEOUS	66

11.1.	Amendments.	66

11.2.	Waiver.	67

11.3.	Payment of Expenses; Indemnity.	67

11.4.	Notice.	68

11.5.	Governing Law.	69

11.6.	Choice of Forum; Consent to Service of Process and Jurisdiction; Waiver of Trial by Jury.	69

11.7.	Invalid Provisions.	69

11.8.	Entirety.	70

11.9.	Successors and Assigns; Participations.	70

11.10.	Treatment of Certain Information; Confidentiality.	73

11.11.	All Powers Coupled with Interest.	74

11.12.	Headings.	74

11.13.	Survival.	74

11.14.	Full Recourse.	74

11.15.	USA PATRIOT Act Notice.	74

11.16.	Multiple Counterparts.	75

11.17.	Term of Agreement.	75

11.18.	Conflicts.	75

11.19.	Borrower Liability.	75

Section 12.	AGENCY PROVISIONS	76

12.1.	Appointment and Authorization of Administrative Agent.	76

12.2.	Delegation of Duties.	76

12.3.	Exculpatory Provisions.	77

12.4.	Reliance on Communications.	77

12.5.	Notice of Default.	78

12.6.	Non-Reliance on Administrative Agent and Other Lenders.	78

12.7.	Indemnification.	78

12.8.	Administrative Agent in Its Individual Capacity.	79

12.9.	Resignation of Administrative Agent.	79

12.10.	Administrative Agent May File Proofs of Claim.	79

v

(continued)

SCHEDULES

SCHEDULE I:	Borrower Information
SCHEDULE II:	Lender Commitments
SCHEDULE III:	Eligible Investments as of the Closing Date

EXHIBITS

EXHIBIT A:	Schedule of Investors
EXHIBIT B:	Form of Request for Borrowing
EXHIBIT C:	Form of Compliance Certificate
EXHIBIT D:	Form of Responsible Officer’s Certificate
EXHIBIT E:	Form of Subscription Agreement
EXHIBIT F:	Form of Investment Report
EXHIBIT G:	Form of Borrowing Base Certificate
EXHIBIT H:	Form of Extension Notice
EXHIBIT I-1:	U.S. Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
EXHIBIT I-2:	U.S. Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
EXHIBIT I-3:	U.S. Tax Compliance Certificate (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
EXHIBIT I-4:	U.S. Tax Compliance Certificate (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
EXHIBIT J:	Form of Notice of Continuation/Conversion
EXHIBIT K:	Form of Additional Borrower Joinder Agreement

REVOLVING CREDIT AND SECURITY AGREEMENT

THIS REVOLVING CREDIT AND SECURITY AGREEMENT (this “Credit Agreement”), dated February 4, 2019, by and among (a) GOLUB CAPITAL BDC 3, INC., a Maryland corporation, as initial borrower (the “Initial Borrower”), (b) SIGNATURE BANK, a New York corporation (“Signature Bank”), as Administrative Agent and a Lender, (c) each of the other lending institutions that from time to time becomes a lender hereunder (collectively referred to as “Lenders”; and each individually, a “Lender”), and (d) each of the other Borrowers that from time to time becomes party hereto.

A.            Borrowers have requested that Lenders make loans to provide working capital to Borrowers for purposes permitted under their Constituent Documents (as defined below).

B.            The Lenders are willing to make loans upon the terms and subject to the conditions set forth in this Credit Agreement.

C.            It is the intent of the Borrowers, Administrative Agent and the Lenders that, affiliated funds may be added as Borrowers under this Credit Agreement (subject to each Lender’s underwriting criteria) pursuant to documentation acceptable to Administrative Agent and the Lenders.

NOW, THEREFORE, in consideration of the mutual promises herein contained and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1.               DEFINITIONS

1.1.           Defined Terms. For the purposes of the Loan Documents, unless otherwise expressly defined, the following terms shall have the meanings assigned to them below:

“Account Bank” means any Eligible Institution that enters into a Deposit Account Control Agreement with respect to a Collateral Account or Investment Collection Account in accordance with Section 5.2(b).

“Additional Borrower” means each Person which becomes a Borrower under this Credit Agreement pursuant to Section 6.3.

“Additional Borrower Joinder” means a joinder agreement, in form and substance reasonably acceptable to Administrative Agent, pursuant to which new Borrowers join the Credit Facility in accordance with Section 6.3.

~~“Adjusted LIBOR” means, for any LIBOR Rate Loan, for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by Administrative Agent to be equal to the quotient obtained by dividing: (i) LIBOR for such LIBOR Rate Loan for such Interest Period; by (ii) one (1) minus the LIBOR Reserve Requirement for such LIBOR Rate Loan for such Interest Period. If the calculation of clause (a) of Adjusted LIBOR results in a rate for such clause (a) of Adjusted LIBOR that is less than zero (0), clause (a) of Adjusted LIBOR shall be deemed to be zero (0) for all purposes of the Loan Documents.~~

“Administration Agreement” means the Administration Agreement between the Initial Borrower and the Administrator dated as of September 29, 2017, as it may be amended, amended and restated, supplemented or otherwise modified from time to time.

“Administrative Agent” means Signature Bank, until the appointment of a successor “Administrative Agent” pursuant to Section 12.9 and, thereafter, shall mean such successor “Administrative Agent”.

“Administrator” means Golub Capital LLC, a Delaware limited liability company.

“Affiliate” of any Person means any other Person that, directly or indirectly, controls or is controlled by, or is under common control with, such Person.

“Agent-Related Person” has the meaning provided in Section 12.3.

~~“Alternative Currency” means any of Euro, Sterling, Canadian Dollars, Australian Dollars and any other currency (other than Dollars) requested by the Borrowers and approved by the Administrative Agent and the Lenders in their sole discretion.~~

“Alternative Investment Vehicle” means an entity created in accordance with the Operative Documents of a Borrower to make Investments, including, but not limited to, any parallel fund.

“AMERIBOR” means, for any Business Day, a rate per annum equal to the overnight unsecured American Interbank Offered Rate (ticker AMERIBOR) as provided by the AMERIBOR Administrator (or a successor administrator) to, and published by, authorized distributors of AMERIBOR.

“AMERIBOR Administrator” means the American Financial Exchange (AFX) (or a successor administrator of AMERIBOR or Term AMERIBOR selected by Administrative Agent in its reasonable discretion).

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to any Borrower and its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Anti–Terrorism Laws” means any Applicable Law relating to money laundering or terrorism, including, without limitation, Executive Order 13224, the OFAC Regulations, the Bank Secrecy Act, the PATRIOT Act, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., the Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any executive orders or regulations promulgated thereunder.

“Applicable Law” means all applicable provisions of constitutions, laws, statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations and orders of courts or any Governmental ~~Authorities~~Authority and all orders and decrees of all courts and arbitrators.

“Applicable Rate” means (a) at any time the NAV Coverage Condition is in effect~~,~~ (x) with respect to ~~LIBOR Rate Loans, Adjusted LIBOR~~Term SOFR Loans or Daily Simple SOFR Loans, Term SOFR or Daily Simple SOFR for the applicable Interest Period plus 200 basis points (2.00%) plus the applicable Spread Adjustment, and (y) with respect to Prime Rate Loans, the Prime Rate in effect from day to day less 90 basis points (0.90%) (provided that solely for the purpose of this subsection (a), such rates provided for in this subsection (a) will not take effect until the NAV Coverage Condition is in effect for twelve (12) consecutive Business Days), ~~and~~ (b) otherwise~~,~~ (x) with respect to ~~LIBOR Rate Loans, Adjusted LIBOR~~Term SOFR Loans or Daily Simple SOFR Loans, Term SOFR or Daily Simple SOFR for the applicable Interest Period plus 170 basis points (1.70%) plus the applicable Spread Adjustment, and (y) with respect to Prime Rate Loans, the Prime Rate in effect from day to day less 120 basis points (1.20%)~~; provided that, in each case , in the event such rate of interest is less than zero, such rate shall be deemed to be zero for purposes of this Credit Agreement.~~and (c) with respect to any Benchmark Replacement other than Term SOFR or Daily Simple SOFR, the Applicable Rate referenced in clauses (a) above to the extent the NAV Coverage Condition is in effect and clause (b) above to the extent the NAV Coverage Condition is not in effect; provided, that, with respect to any Benchmark Replacement other than Term SOFR or Daily Simple SOFR, such margin may be adjusted by Administrative Agent and the Borrowers after giving due consideration to any then-evolving or prevailing market convention or any Relevant Government Authority recommendations for determining a spread adjustment to the newly applicable Benchmark Replacement.

“Assignee” has the meaning provided in Section 11.9(b).

~~“Australian Dollars” means the lawful currency of Australia.~~

“Availability Period” means the period commencing on the Closing Date and ending on the Maturity Date.

“Available Commitment” means, at any time of determination, the lesser of: (a) the Maximum Commitment; and (b) the sum of (i)(x) from February 7, 2020 until (and including) April 7, 2020, eighty percent (80%) of the aggregate Unfunded Capital Commitments and Pending Capital Calls (to the extent that the applicable Capital Call was made less than ten (10) days prior to the time of determination) of the Investors that are not Defaulting Investors; and (y) after April 7, 2020, seventy-five percent (75%) of the aggregate Unfunded Capital Commitments and Pending Capital Calls (to the extent that the applicable Capital Call was made less than ten (10) days prior to the time of determination) of the Investors that are not Defaulting Investors, plus (ii) the NAV Advance Amount~~, minus, in each case, the FX Reserve Amount~~.

~~“BBSW Rate” means, with respect to any Loan denominated in Australian Dollars, the applicable rate shown on the display “BBSW Page” (or any display substituted therefor) published by Bloomberg (or if such service is no longer available or widely used in the market, the applicable screen page published by Reuters or another commercially available source providing quotations of such rate as selected by Administrative Agent in its reasonable discretion from time to time) as of 10:00 a.m. (Sydney, Australia time) two (2) Business Days prior to the commencement of the related Interest Period and for a period comparable to the applicable Interest Period of the requested Loan.~~

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (a) if the then-current Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an Interest Period or (b) otherwise, any payment period for interest calculated with reference to such Benchmark (or any component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 4.7(d).

“Benchmark” means, initially, the Term SOFR Reference Rate and Daily Simple SOFR; provided, however, that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate, Daily Simple SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 4.7.

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, any of the alternatives set forth below as selected by Administrative Agent in its sole discretion for the applicable Benchmark Replacement Date:

(1)            Term AMERIBOR;

(2)            Daily Simple AMERIBOR; or

(3)            the alternate benchmark rate that has been selected by Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated or bilateral credit facilities.

Notwithstanding the foregoing, in no event shall any Benchmark Replacement be less than the Floor.

“Benchmark Replacement Conforming Changes” has the meaning provided in Section 4.7(b).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1)            in the case of clause (1) or (2) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2)            in the case of clause (3) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative or non-compliant with or non-aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks; provided that such non-representativeness, non-compliance or non-alignment will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)            a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that at the time of such statement or publication there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2)            a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that at the time of such statement or publication there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3)            a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes of this Credit Agreement and under any Loan Document and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation in a form as agreed to by the Administrative Agent.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Borrower” means the Initial Borrower and any Additional Borrower becoming party hereto. “Borrowers” means all such Persons, collectively.

“Borrower Party” has the meaning provided in Section 12.1(a).

“Borrowing” means a disbursement made by the Lenders of the proceeds of the Loans, and “Borrowings” means the plural thereof.

“Borrowing Base Certificate” means the certification and spreadsheet setting forth the calculation of the Available Commitment in the form of Exhibit G.

“Business Day” means ~~(a)~~ any day of the year except a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by Applicable Law to close~~; (b) if such day relates to any interest rate settings as to a LIBOR Rate Loan, any fundings, disbursements, settlements and payments in respect of any LIBOR Rate Loan, or any other dealings to be carried out pursuant to this Credit Agreement or the other Loan Documents in respect of any such LIBOR Rate Loan, any day that is a Business Day described in clause (a) of this definition and that is also a day for trading by and between banks in Dollar deposits in the London interbank market; (c) in respect of Loans or payments under this Credit Agreement in Euros or Sterling, any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) payment system (or, if such payment system ceases to be operative, such other payment system (if any) reasonably determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euros; and (d) if such day relates to any dealings in an Alternative Currency to be carried out pursuant to this Credit Agreement, any day in which banks are open for foreign currency exchange business in the principal finance center of the country of such Alternative Currency.~~.

“Bylaws” means the Bylaws of the Initial Borrower adopted August 2, 2017, as the same may be further amended, restated, modified or supplemented in accordance with the terms hereof.

~~“Canadian Dollars” or “Cdn.$” means the lawful currency of Canada.~~

“Capital Call” means, for any Borrower, a call upon its Investors for payment of all or any portion of their Capital Commitments; “Capital Calls” means all such Capital Calls, collectively.

“Capital Commitment” means, for any Borrower, the capital commitment of its Investors in the amount set forth in the applicable Subscription Agreements; “Capital Commitments” means all such Capital Commitments, collectively.

“Capital Contribution” means, for any Borrower, the amount of cash actually contributed by its Investors with respect to their Capital Commitments; “Capital Contributions” means all Capital Contributions, collectively.

~~“CDOR Rate” means, with respect to any Loan denominated in Canadian Dollars, the applicable rate shown on the display referred to as the “CDOR Page” (or any display substituted therefor) published by Bloomberg (or if such service is no longer available or widely used in the market, the applicable screen page published by Reuters or another commercially available source providing quotations of such rate as selected by Administrative Agent in its reasonable discretion from time to time) as of 11:00 a.m. (Toronto, Canada time) two (2) Business Days prior to the commencement of the related Interest Period and for a period comparable to the applicable Interest Period of the requested Loan.~~

“Change in Law” means the occurrence, after the Closing Date, of: (a) the adoption or taking effect of any law, rule, regulation or treaty; (b) any change in Applicable Law or in the administration, interpretation, implementation or application thereof by any Governmental Authority; or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Charter” means the articles of amendment and restatement of the Initial Borrower dated as of September 29, 2017, filed with the Maryland Secretary of State, as the same may be further amended, restated, modified or supplemented in accordance with the terms hereof.

“Closing Date” means the date hereof.

“Collateral” has the meaning provided in Section 5.1(a).

“Collateral Account” means the deposit account or accounts of the applicable Borrower, in the name of such Borrower, held at the Account Bank for such Borrower, into which all Capital Contributions to such Borrower are to be funded, as such accounts are listed on Schedule I. “Collateral Accounts” means all such accounts, collectively.

“Commitment” means the obligation of each Lender to make Loans up to the amount set forth on Schedule II hereto (or on an assignment agreement in connection with any assignment made pursuant to Section 11.9); “Commitments” means all such Commitments, collectively.

“Commitment Period” means the “Commitment Period” (as defined in the form Subscription Agreement).

“Competitor” means any “business development company” under the Investment Company Act of 1940, as amended, and any private fund that invests in loans or promissory notes as portfolio assets.

“Compliance Certificate” has the meaning provided in Section 8.1(b).

“Conforming Changes” means, with respect to either the use or administration of Term SOFR or Daily Simple SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of terms herein and other technical, administrative or operational matters) that Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by Administrative Agent in a manner substantially consistent with market practice (or, if Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as Administrative Agent reasonably decides is necessary in connection with the administration of this Credit Agreement and the other Loan Documents).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Constituent Documents” means, for any Person, such Person’s formation documents, as certified (if applicable) with the Secretary of State or equivalent of such Person’s state of formation on a date that is no earlier than thirty (30) days prior to the Closing Date, and, (a) if such Person is a corporation, its bylaws in current form, (b) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), (c) if such Person is a partnership, its partnership agreement (or similar agreement), or, if such Person is an exempted limited partnership registered in the Cayman Islands: (i) its exempted limited partnership agreement, (ii) its certificate of registration, and (iii) its Section 9(1) statement and any Section 10(1) statements, if applicable, and (d) if such Person is an exempted company incorporated with limited liability under the laws of the Cayman Islands, its memorandum and articles of association, its certificate of incorporation (and any certificate of incorporation on change of name), each of the foregoing with all current amendments or modifications thereto. For the avoidance of doubt, the Constituent Documents of the Initial Borrower shall include its Operative Documents.

“Controlled Group” means a corporation, trade or business that is, along with the applicable Borrower, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in Section 414 of the Internal Revenue Code or Section 4001 of ERISA.

“Convert,” “Conversion,” and “Converted” shall refer to a conversion pursuant to Section 2.3(i) of one Type of Loan into another Type of Loan.

~~“Cost of Funds” means, with respect to a Loan in an Alternative Currency, the actual cost to a Lender of funding or maintaining such Loan in the applicable currency from whatever source it may reasonably select for the relevant Interest Period.~~

~~“Cost of Funds Rate” means a rate per annum notified by the applicable Lender as soon as practicable after the occurrence of the events specified in Section 4.4 hereof which expresses as a percentage rate the actual Cost of Funds to such Lender.~~

“Cost Basis” means, as of any date of determination, with respect to any Eligible Investment, the par value of such Eligible Investment.

“Credit Agreement” has the meaning provided in the preamble hereof.

“Credit Facility” means the credit facility provided to Borrowers by Lenders under the terms and conditions of this Credit Agreement and the other Loan Documents.

“Daily Simple AMERIBOR” means, for any day, AMERIBOR, with the conventions for this rate (which may include a lookback) being established by Administrative Agent in accordance with the conventions for this rate recommended by the Relevant Governmental Body or any evolving or then-prevailing market convention for determining “Daily Simple AMERIBOR” for syndicated or bilateral business loans; provided, however, if Administrative Agent decides that any such convention is not administratively feasible for Administrative Agent, then Administrative Agent may establish another convention in its reasonable discretion.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which may include a lookback) being established by Administrative Agent in accordance with the conventions for this rate recommended by the Relevant Governmental Body or any evolving or then-prevailing market convention for determining “Daily Simple SOFR” for syndicated or bilateral business loans; provided, however, if Administrative Agent decides that any such convention is not administratively feasible for Administrative Agent, then Administrative Agent may establish another convention in its reasonable discretion.

“Daily Simple SOFR Conversion Date” has the meaning provided in Section 2.3(i).

“Daily Simple SOFR Loan” means a Loan that bears interest at a rate based on Daily Simple SOFR.

“Debtor Relief Laws” means, as applicable, the Bankruptcy Code of the United States of America and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, winding up, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Default Rate” means, on any day, the lesser of: (a) the rate otherwise applicable plus 200 basis points (2.00%) and (b) the Maximum Rate.

“Defaulting Investor” is any Investor:

(a)            that has not funded any portion of a Capital Call made by the applicable Borrower when due in accordance with such Capital Call and has not cured such failure in accordance with the applicable Subscription Agreement, unless Administrative Agent elects in writing, in its sole discretion, to waive any such failure;

(b)            that, to the knowledge of the applicable Borrower, (i) applies for or consent to the appointment of a receiver, trustee, custodian, intervenor, liquidator or other similar official of itself or of all or a substantial part of its assets; (ii) files a voluntary petition as debtor in bankruptcy or admit in writing that it is unable to pay its debts as they become due; (iii) makes a general assignment for the benefit of creditors; (iv) files a petition or answer seeking reorganization or an arrangement with creditors or take advantage of any Debtor Relief Laws; (v) files an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization, winding up or insolvency proceeding; or (vi) takes personal, partnership, limited liability company, corporate or trust action, as applicable, for the purpose of effecting any of the foregoing; or

(c)            as to which, to the knowledge of the applicable Borrower, an involuntary case or other proceeding has been commenced against, seeking liquidation, reorganization or other relief with respect to such Investor or such Investor’s debts under any Debtor Relief Law or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of such Investor or any substantial part of such Investor’s property, or an order, order for relief, judgment, or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition seeking such Investor’s reorganization or appointing a receiver, custodian, trustee, intervenor, or liquidator of such Investor or of all or substantially all of such Investor’s assets, or an order for relief shall be entered in respect of such Investor in a proceeding under the United States Bankruptcy Code.

“Defaulting Lender” means any Lender that has failed to fund all or any portion of the Loans required to be funded by it hereunder within two (2) Business Days of written notice of such delinquency by Administrative Agent or Borrowers; provided that, for the avoidance of doubt, a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority.

“Deposit Account Control Agreement” means each deposit account control agreement among a Borrower, the Administrative Agent and the Account Bank, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

“Distribution” has the meaning provided in Section 9.13.

~~“Dollar Equivalent” means, at any time: (a) with respect to any amount denominated in Dollars, such amount; and (b) with respect to any amount denominated in any Alternative Currency, the Spot Rate for such Alternative Currency.~~

“Dollars” and the sign “$” mean the lawful currency of the United States of America.

“Eligible Assignee” means: (a) any Person that meets the requirements to be an assignee under Section 11.9(b); (b) a Lender; (c) an Affiliate of a Lender; or (d) any other Person (other than a natural person) that is a commercial bank, finance company, insurance company or other financial institution (other than a Competitor) that is engaged in making, purchasing, or otherwise investing in commercial loans in the ordinary course of its business and that is regulated by the United States Federal Reserve Bank, Office of the Comptroller of the Currency, Federal Deposit Insurance Corporation, Office of Thrift Supervision or any other governmental agency, and approved by Administrative Agent.

“Eligible Institution” means any depository institution, organized under the laws of the United States or any state, having capital and surplus in excess of $200,000,000, the deposits of which are insured by the Federal Deposit Insurance Corporation to the fullest extent permitted by Applicable Law and which is subject to supervision and examination by federal or state banking authorities; provided that such institution also must have a short-term unsecured debt rating of at least P-1 from Moody’s and at least A-1 from S&P. If such depository institution publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

“Eligible Investments” means Investments owned by the Additional Borrowers that have been approved as eligible investments by the Administrative Agent in its commercially reasonable discretion and in respect of which the Administrative Agent has received copies of each Investment Document related thereto. For the avoidance of doubt, any Investment that is (i) sold, assigned, transferred or otherwise disposed of or removed from the Collateral in accordance with Section 9.20, (ii) subject to any Debtor Relief Law, or (iii) designated by the Additional Borrowers to the Administrative Agent in writing as no longer constituting an “Eligible Investment” shall, in each case, be excluded from the calculation of the Available Commitment. No Eligible Investments exist as of the date hereof. In the event Additional Borrowers join this Credit Agreement, their Eligible Investments as of the date of joinder will be listed on Schedule III hereto. For the avoidance of doubt, the definition of Eligible Investments shall not include (a) any Investments or other assets to the extent any valid contract with respect to such Investment or asset or any applicable law prohibits the grant of a security interest in such Investment, asset or contract, (b) Margin Stock, (c) equity interests in any Subsidiary of a Borrower, (d) cash or cash equivalents, repurchase agreements and any other liquid investment products and (e) Excluded Amounts.

~~“EMU Legislation” means the legislative measures of the European council for the introduction of, changeover to or operation of a single or unified European currency.~~

“Environmental Laws” means any and all federal, foreign, state, provincial and local laws, statutes, ordinances, codes, rules, standards and regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities, relating to the protection of human health or the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of hazardous materials.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, and the rules and regulations promulgated thereunder, each as amended or modified from time to time.

~~“EURIBOR” means, with respect to any Loan denominated in Euro, the applicable rate shown on the display referred to as the “EURIBOR Page” (or any display substituted therefor) published by Bloomberg (or if such service is no longer available or widely used in the market, the applicable screen page published by Reuters or another commercially available source providing quotations of such rate as selected by Administrative Agent in its reasonable discretion from time to time) as of 11:00 a.m. (Frankfurt time) two (2) Business Days prior to the commencement of the related Interest Period and for a period comparable to the applicable Interest Period of the requested Loan.~~

~~“Euro” and “€” mean the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.~~

“Erroneous Payment” has the meaning provided in Section 12.11(a).

“Erroneous Payment Deficiency Assignment” has the meaning provided in Section 12.11(d).

“Erroneous Payment Impacted Class” has the meaning provided in Section 12.11(d).

“Erroneous Payment Return Deficiency” has the meaning provided in Section 12.11(d).

“Erroneous Payment Subrogation Rights” has the meaning provided in Section 12.11(d).

“Event of Default” has the meaning provided in Section 10.1.

“Excluded Amount” means, as of any date of determination, with respect to any Investment: (a) any amount that is attributable to the reimbursement of payment by the applicable Additional Borrower of any tax, fee or other charge imposed by any Governmental Authority on such Investment, (b) any interest or fees (including origination, agency, structuring, management or other up-front fees) that are for the account of the applicable Person from whom the applicable Additional Borrower purchased such Investment, (c) any reimbursement of insurance premiums relating to such Investment, (d) any escrows relating to taxes, insurance and other amounts in connection with such Investment which are held in an escrow account for the benefit of the applicable Additional Borrower pursuant to escrow arrangements under the Investment Documents and (e) any amount deposited into the Investment Collection Account in error.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 4.1, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 4.1(g) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Excused Investor” is any Investor that has claimed or exercised an excuse or exclusion right with respect to the funding of a particular Capital Call made by the applicable Borrower.

“Extension Notice” means a written notice by Administrative Agent, on behalf of the Lenders, substantially in the form of Exhibit H.

“Extension Request” has the meaning provided in Section 2.8.

“Facility Fee” has the meaning provided in Section 2.6.

“Fair Market Value” means, with respect to Eligible Investments acquired since the most recent quarter end for which financial statements of the Additional Borrowers are available, the Cost Basis thereof, and with respect to all other Eligible Investments, the value for such Eligible Investment determined by the Additional Borrowers in accordance with GAAP and as set forth in such most recent quarterly or, if applicable, annual financial statements of the Additional Borrowers.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Credit Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code or any analogous provision of non-U.S. law and any intergovernmental agreements entered into in connection with the implementation of such Sections adopting any U.S. or non-U.S. fiscal or regulatory legislation, current or future laws, regulations, rules, promulgations, official interpretations or guidance notes relating to, or official agreements implementing, any such intergovernmental agreements.

“Filings” means (a) UCC financing statements, UCC financing statement amendments and UCC financing statement terminations and (b) the substantial equivalent as reasonably determined to be necessary by Administrative Agent in any other jurisdiction in which any Borrower may be formed.

“Floor” means a rate of interest equal to zero percent (0.0%).

“Foreign Lender” means, with respect to each Borrower, (a) if such Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if such Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which such Borrower is resident for tax purposes.

~~“FX Reserve Amount” means, at any date of determination, an amount equal to ten percent (10%) of the Dollar Equivalent of the aggregate Principal Obligations denominated in an Alternative Currency, as determined by the Administrative Agent in its sole discretion.~~

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Approvals” means all authorizations, consents, approvals, permits, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantor” means any present or future guarantor of any Borrower’s obligations under this Credit Agreement or any other Loan Document.

“Guaranty Obligations” means, with respect to a Borrower, without duplication, any obligation, contingent or otherwise, of such Borrower pursuant to which such Borrower has directly or indirectly guaranteed any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Borrower (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement condition or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term Guaranty Obligations shall not include endorsements for collection or deposit in the ordinary course of business.

“Indebtedness” means, with respect to any Person at any date, without duplication, the sum of: (a) all liabilities, obligations and indebtedness for borrowed money including obligations for borrowed money evidenced by bonds, debentures, notes or other similar instruments; (b) all obligations to pay the deferred purchase price of property or services (including, without limitation, all obligations under non- competition, earn-out or similar agreements, but excluding trade payables in the ordinary course of business not more than ninety (90) days delinquent); (c) all attributable indebtedness in respect of capital leases and synthetic leases; (d) all obligations under conditional sale or other title retention agreements relating to property purchased to the extent of the value of such property (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business); (e) all “Indebtedness” of any other Person secured by a Lien on any asset owned or being purchased by such Person, whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; (f) all obligations, contingent or otherwise, relative to the face amount of letters of credit, whether or not drawn, and banker’s acceptances; (g) all obligations to repurchase any securities which repurchase obligation is related to the issuance thereof; (h) all net obligations under any hedge agreements; and (i) any Guaranty Obligations with respect to any of the foregoing guaranteed by such Person.

“Indemnified Liabilities” has the meaning provided in Section 11.3(b).

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Borrower under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitee” has the meaning provided in Section 11.3(b).

“Initial Borrower” has the meaning provided in the preamble hereof.

“Interest Option” means the Prime Rate ~~or Adjusted LIBOR~~, Term SOFR or Daily Simple SOFR.

“Interest Payment Date” means (a) with respect to any Prime Rate Loan or Daily Simple SOFR Loan, the first calendar day of each calendar month, (b) ~~as to any LIBOR Rate Loan in respect of which a Borrower has selected a one-, two-, or three- month Interest Period,~~with respect to any Term SOFR Loan, the last day of such Interest Period ~~for such LIBOR Rate Loan;~~, (c) the date of any prepayment of any Loan, as to the amount prepaid; ~~and~~ (d) the Maturity Date~~.~~, and (e) in the event of any conversion of a Term SOFR Loan prior to the end of the current Interest Period, regarding accrued interest on such Term SOFR Loan, the effective date of such conversion; provided, however, any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day.

~~“Interest Period” means, with respect to any LIBOR Rate Loan, the period commencing on (and including) the date of such Borrowing and ending on (but excluding) the numerically corresponding day in the calendar month that is one (1), two (2) or three (3) months thereafter, as the Borrower may elect; provided that:~~

“Interest Period” means (a) with respect to a Daily Simple SOFR Loan or Prime Rate Loans, (i) initially the period commencing on (and including) the date of the initial purchase or funding of such Loan (or the related Daily Simple SOFR Conversion Date, as applicable pursuant to Section 2.3(i)), and ending on (and including) the last calendar day of such month, and (ii) thereafter, each period commencing on (and including) the first calendar day of the succeeding calendar month and ending on (and including) the last calendar day of such month,and (b) with respect to any Term SOFR Loan, the 1 month maturity period for fixed rate Term SOFR Loans selected by a Borrower. If an Interest Period would otherwise end on a day that is not a Business Day, it shall automatically extend until the next Business Day, provided that, if there is no subsequent Business Day in the same calendar month, such Interest Period shall end on the next preceding Business Day; provided, however, any tenor that has been removed by Administrative Agent pursuant to Section 4.7(d) hereof shall not be available for selection by Borrower in such Request for Borrowing; provided that, in each case:

(~~i~~a)      any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day; provided further that, if such Interest Period would otherwise end on a day which is not a Business Day, and there is no subsequent Business Day in the same calendar month, such Interest Period shall end on the next preceding Business Day;

(~~ii~~b)      if such Interest Period begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, then such Interest Period shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(~~iii~~c)      in the case of any Interest Period which commences before the Maturity Date and would otherwise end on a date occurring after the Maturity Date, such Interest Period shall end on (but exclude) the Maturity Date and the duration of each Interest Period which commences on or after the Maturity Date shall be of a duration selected by the Administrative Agent in its sole discretion.

For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Internal Revenue Code” means the U.S. Internal Revenue Code of 1986, and the rules and regulations promulgated thereunder, each as amended or modified from time to time.

“Investment” means any portfolio investment of a Borrower, including, for the avoidance of doubt, any follow-on investment thereto, but excluding cash and cash equivalents, repurchase agreements and other liquid investment products and equity interests in any Subsidiary of a Borrower.

“Investment Adviser” means (a) with respect to the Initial Borrower, GC Advisors LLC, and (b) with respect to each Additional Borrower joining the Credit Facility after the Closing Date, the entity, if any, appointed, employed or contracted with by such Borrower and responsible for directing or performing the day-to-day business affairs of such Borrower, as set forth in its joinder documentation.

“Investment Advisory Agreement” means (a) with respect to the Initial Borrower, the investment advisory agreement by and between the Investment Adviser and the Initial Borrower dated as of September 29, 2017, and (b) with respect to each Additional Borrower joining the Credit Facility after the Closing Date, the investment management or similar agreement among any one or more Borrowers and its Investment Adviser, as it may be restated, modified, amended or supplemented from time to time in accordance with the terms thereof.

“Investment Collection Account” means the bank account or accounts of the applicable Additional Borrower listed on Schedule I with respect to such Additional Borrower held at the Administrative Agent for such Additional Borrower, into which proceeds of and distributions from any Eligible Investment received or otherwise collected by the Additional Borrower shall be deposited, including all funds or other assets on deposit therein or credited thereto. “Investment Collection Accounts” means all such accounts, collectively.

“Investment Documents” means, for each Eligible Investment, the following documents or instruments entered into in respect of such Investment (including all material amendments, supplements or modifications thereto), to the extent applicable, reasonably available and not waived by the Administrative Agent in its sole discretion:

(a)            evidence of the applicable Additional Borrower’s direct or indirect ownership of such Investment, any certificates representing equity interests issued to the applicable Additional Borrower, a copy of any executed promissory note or certificated note or, in the case of a lost note, a copy of the executed underlying promissory note or, in the case of a noteless loan, the applicable assignment agreement, loan agreement or other document pursuant to which the applicable Additional Borrower acquired such Investment, in each case which may be redacted in the sole discretion, exercised in good faith, of the applicable Additional Borrowers for pricing or other confidential information that does not pertain to the key terms of the security or obligation;

(b)            copies of the executed (i) credit or loan agreement, note purchase agreement or indenture, as applicable, (ii) any guaranty agreement, pledge agreement, and/or security agreement or similar material collateral documentation, as applicable and reasonably available, and (iii) related Constituent Documents for such Investments, as applicable and reasonably available; and

(c)            to the extent reasonably requested by the Administrative Agent, copies of any other material agreements, certificates and documentation related to such Investment that the applicable Additional Borrower possesses.

“Investment Obligor” means, with respect to any Investment, the issuer or obligor of such Investment (and any guarantor thereof), as applicable.

“Investment Report” means a report setting forth the applicable Eligible Investments of each Additional Borrower, which report shall be substantially in the form attached hereto as Exhibit F. For the avoidance of doubt, such report shall set forth the Fair Market Value of each Eligible Investment.

“Investor” means any Person that has a Capital Commitment to a Borrower.

“Investor Exclusion Event” means the exclusion or excuse of any Investor from participating in a particular Investment pursuant to the terms of the applicable Subscription Agreement or its Side Letter, where the Investor is entitled to such exclusion or excuse under the applicable Subscription Agreement or its Side Letter as a matter of right (i.e., not in Borrower’s discretion).

“KYC Compliant” means any Person who has satisfied all requests for information from the Lenders for “know-your-customer” and other anti-terrorism, anti-money laundering and similar rules and regulations and related policies and who would not result in any Lender being non-compliant with any such rules and regulations and related policies were such Person to enter into a banking relationship with such Lender.

“Lender” has the meaning provided in the preamble hereof.

“Lender Party” has the meaning provided in Section 12.1(a).

“Lending Office” means, as to any Lender, the office or offices of such Lender (or an Affiliate of such Lender) designated as such in writing to the Administrative Agent, as may be changed from time to time by notice to the Administrative Agent.

~~“LIBOR” means:~~

~~(a) with respect to any LIBOR Rate Loan denominated in Dollars for any Interest Period, the rate of interest per annum based on the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other Person which takes over the administration of such rate) (“ICE LIBOR”) for deposits in Dollars in minimum amounts of at least $1,000,000 for a period equal to such Interest Period (commencing on the date of determination of such interest rate) published by Bloomberg (or if such service is no longer available or widely used in the market, the applicable screen page published by Reuters or another commercially available source providing quotations of such rate as selected by Administrative Agent in its reasonable discretion from time to time) at approximately 11:00 a.m. (London time) two (2) Business Days prior to the commencement of such Interest Period (for delivery on the first day of such Interest Period);~~

~~(b) with respect to any LIBOR Rate Loan denominated in Euro, EURIBOR for a period equal to the applicable Interest Period;~~

~~(c) with respect to any LIBOR Rate Loan denominated in Sterling, ICE LIBOR for deposits in Sterling in minimum amounts of at least £1,000,000 for a period equal to such Interest Period (commencing on the date of determination of such interest rate) published by Bloomberg (or if such service is no longer available or widely used in the market, the applicable screen page published by Reuters or another commercially available source providing quotations of such rate as selected by Administrative Agent in its reasonable discretion from time to time) at approximately 11:00 a.m. (London time) two (2) Business Days prior to the commencement of such Interest Period (for delivery on the first day of such Interest Period);~~

~~(d) with respect to any LIBOR Rate Loan denominated in Canadian Dollars, the CDOR Rate for a period equal to the applicable Interest Period;~~

~~(e) with respect to any LIBOR Rate Loan denominated in Australian Dollars, the BBSW Rate for a period equal to the applicable Interest Period; and~~

~~(f) with respect to any LIBOR Rate Loan denominated in an Alternative Currency other than Euro, Sterling, Canadian Dollars or Australian Dollars for any Interest Period, ICE LIBOR for deposits in the relevant Alternative Currency and the relevant Interest Period, as published by Bloomberg (or if such service is no longer available or widely used in the market, the applicable screen page published by Reuters or another commercially available source providing quotations of such rate as selected by Administrative Agent in its reasonable discretion from time to time) at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period (for delivery on the first day of such Interest Period);~~

~~provided, that if for any reason such rate is not available for the applicable Interest Period but is available for periods that are longer than such Interest Period, the applicable rate shall be ICE LIBOR, EURIBOR, the CDOR Rate or the BBSW Rate, as applicable, for the shortest available period that is longer than such Interest Period with respect to such Loan, in either case if such date is not a Business Day, then the immediately preceding Business Day (rounded upward, if necessary, to the nearest whole 1/100 of 1%); and provided further that if such rate is not available at such time for any reason, then “LIBOR” for such Interest Period shall be a comparable index rate agreed by Administrative Agent and the Borrowers. Each calculation by Administrative Agent of LIBOR shall be conclusive and binding for all purposes, absent manifest error. If the calculation of LIBOR results in a LIBOR rate of less than zero (0), LIBOR shall be deemed to be zero (0) for all purposes of the Loan Documents.~~

~~“LIBOR Conversion Date” has the meaning provided in Section 2.3(i).~~

~~“LIBOR Rate Loan” means a Loan that bears interest at a rate based on Adjusted LIBOR (or, if applicable pursuant to Section 4.4(a), the Cost of Funds Rate).~~

~~“LIBOR Reserve Requirement” means, at any time, the maximum rate at which reserves (including, without limitation, any marginal, special, supplemental or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against “Eurocurrency liabilities” (as such term is used in Regulation D). Without limiting the effect of the foregoing, the LIBOR Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to: (a) any category of liabilities which includes deposits by reference to which Adjusted LIBOR is to be determined; or (b) any category of extensions of credit or other assets which include LIBOR Rate Loans. Adjusted LIBOR shall be adjusted automatically on and as of the effective date of any change in the LIBOR Reserve Requirement. Each determination by Administrative Agent of the LIBOR Reserve Requirement shall, in the absence of manifest error, be conclusive and binding~~.

“Lien” means any lien, mortgage, security interest, security assignment, charge, tax lien, pledge, encumbrance, or conditional sale or title retention arrangement, or any other interest in property designed to secure the repayment of indebtedness, whether arising by agreement or under common law, any statute, law, contract, or otherwise.

“Loan Documents” means this Credit Agreement, each Lender assignment agreement, a Federal Reserve Form U-1, each Deposit Account Control Agreement, and such other agreements and documents, and any amendments or supplements thereto or modifications thereof, executed or delivered pursuant to the terms of such other Loan Documents.

“Loans” means ~~loans~~Prime Rate Loans, Term SOFR Loans and Daily Simple SOFR Loans made by the Lenders to any Borrower pursuant to the terms and conditions of this Credit Agreement and the other Loan Documents.

“Margin Stock” has the meaning assigned thereto in Regulation U.

“Material Adverse Change” means any one or more of (a) a material adverse change in the perfection or priority of Administrative Agent’s Lien in the Collateral; (b) a material adverse change in the business, operations or condition (financial or otherwise) of Borrowers; and (c) a material adverse change in the prospect of repayment of any portion of the Obligations.

“Material Adverse Effect” means a material adverse effect on: (a) the assets, operations, properties, liabilities (actual or contingent), financial condition, or business of the Borrowers taken as a whole; (b) the ability of the applicable Borrowers (taken as a whole) to perform their material obligations under any of the Loan Documents or any of their Constituent Documents; or (c) the validity or enforceability of any of the Loan Documents or such Constituent Documents, or the rights and remedies of the Lenders hereunder or thereunder taken as a whole.

“Material Amendment” has the meaning provided in Section 9.5.

“Maturity Date” means the earliest of: (a) the Stated Maturity Date; (b) the date upon which Administrative Agent declares the Obligations due and payable after the occurrence of an Event of Default; (c) forty-five (45) days prior to the earlier of (i) the last day any Borrower is authorized pursuant to the Constituent Documents of Borrowers to make Capital Calls for the purpose of repaying the Obligations, and (ii) the termination of the Constituent Documents of Borrowers; and (d) the date upon which Borrowers terminate the Commitments pursuant to Section 3.5.

“Maximum Commitment” means $~~275,000,000~~180,000,000, as such amount may be increased by Borrowers in accordance with Section 3.6 or decreased by Borrowers pursuant to Section 3.5.

“Maximum Rate” means, on any day, the highest rate of interest (if any) permitted by Applicable Law on such day.

“Memorandum” means the Initial Borrower’s Confidential Private Placement Memorandum dated July 2017 (together with any appendices and supplements thereto), as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“NAV Advance Amount” means (a) at any time there are less than ten Eligible Investments, zero (0), and (b) at any time there are ten or more Eligible Investments, twenty-five percent (25%) of the aggregate Fair Market Value of such Eligible Investments, provided that such amount does not exceed the aggregate par value of such Eligible Investments, and, if such amount exceeds the aggregate par value of such Eligible Investments, the NAV Advance Amount for the purposes of this clause (b) shall be the aggregate par value of such Eligible Investments.

“NAV Coverage Condition” means, on any date of determination, that (a) seventy-five percent (75%) of the aggregate Unfunded Capital Commitments and Pending Capital Calls (to the extent that the applicable Capital Call was made less than ten (10) days prior to the time of determination) of the Investors that are not Defaulting Investors equal less than (b) eighty-five percent (85%) of the outstanding Loans.

“Notice of Continuation” has the meaning provided in Section 2.3(j).

“Notice of Conversion” has the meaning provided in Section 2.3(i).

“Obligations” means all present and future indebtedness, obligations, and liabilities of such Borrowers to the Lenders and Administrative Agent, and all renewals and extensions thereof (including, without limitation, Loans), or any part thereof, arising pursuant to the Loan Documents (including, without limitation, indemnity provisions), and all interest accruing thereon, and attorneys’ fees incurred in the enforcement or collection thereof, regardless of whether such indebtedness, obligations, and liabilities are direct, indirect, fixed, contingent, joint, several, or joint and several.

“OFAC” means the United States Department of the Treasury’s Office of Foreign Assets Control.

“OFAC Regulations” means the regulations promulgated by OFAC, as amended. “Operating Company” means an “operating company” within the meaning of 29 C.F.R. §2510.3-101(c) of the Plan Asset Regulations.

“Operative Documents” means, with respect to the Initial Borrower, its Charter, Bylaws, Investment Advisory Agreement, Administration Agreement, Memorandum and the form Subscription Agreement attached as Exhibit E hereto.

“Other Claims” has the meaning provided in Section 5.4.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of any present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp (including any stamp duty arising as a result of any original Loan Document brought into the Cayman Islands or presented before a Cayman Islands court), court, documentary, excise, property, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Overadvance” has the meaning provided in Section 3.4(b).

“Participant” has the meaning provided in Section 11.9(e).

“Participant Register” has the meaning provided in Section 11.9(e).

“PATRIOT Act” has the meaning provided in Section 11.15.

“Payment Recipient” is defined in Section 12.11(a) hereof.

“Pending Capital Call” means a Capital Call that has been made on an Investor but that has not yet been funded by such Investor.

“Periodic Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

“Permitted Indebtedness” means (a) the Obligations, (b) Indebtedness secured by Liens permitted under clause (c) of the definition of “Permitted Liens”, (c) unsecured Indebtedness in the ordinary course of business in an aggregate amount not to exceed Two Hundred Fifty Thousand Dollars ($250,000.00) outstanding at any time, and (d) Indebtedness that is in compliance with Section 9.24.

“Permitted Liens” means (a) any Liens pursuant to the Loan Documents, (b) Liens for taxes, fees, assessments or other government charges or levies, either (i) not due and payable or (ii) being contested in good faith and for which the applicable Borrower maintains adequate reserves on its books, provided that no notice of any such Lien has been filed or recorded under the Internal Revenue Code and the Treasury Regulations adopted thereunder, (c) Liens arising from judgments in circumstances not constituting an Event of Default under Section 10.1(h) and (d) customary Liens of depositary banks on the accounts such depositary banks hold.

“Person” means an individual, sole proprietorship, joint venture, association, trust, estate, business trust, corporation, company, limited liability company, exempted company, limited liability partnership, limited partnership, exempted limited partnership, nonprofit corporation, partnership, sovereign government or agency, instrumentality, or political subdivision thereof, or any similar entity or organization.

“Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), including any single-employer plan or multiemployer plan (as such terms are defined in Section 4001(a)(15) and in Section 4001(a)(3) of ERISA, respectively), that is subject to Title IV of ERISA or Section 412 of the Internal Revenue Code.

“Plan Asset Regulations” means the U.S.  Department of Labor regulation located at 29 C.F.R. Section 2510.3-101, as modified in application by Section 3(42) of ERISA.

“Plan Assets” means “plan assets” within the meaning of the Plan Asset Regulations.

“Potential Default” means any condition, act or event which, with the giving of notice or lapse of time or both, would become an Event of Default.

“Prime Rate” is the rate of interest per annum from time to time published in the money rates section of The Wall Street Journal or any successor publication thereto as the “prime rate” then in effect; provided that, in the event such rate of interest is less than zero, such rate shall be deemed to be zero for purposes of this Credit Agreement; and provided further that if such rate of interest, as set forth from time to time in the money rates section of The Wall Street Journal, becomes unavailable for any reason as reasonably determined by Administrative Agent, the “Prime Rate” shall mean the rate of interest per annum announced by Administrative Agent as its prime rate in effect at its principal office in the State of California (such Administrative Agent announced Prime Rate not being intended to be the lowest rate of interest charged by Administrative Agent in connection with extensions of credit to debtors); provided that, in the event such rate of interest is less than zero, such rate shall be deemed to be zero for purposes of this Credit Agreement.

“Prime Rate Conversion Date” has the meaning provided in Section 2.3(i).

“Prime Rate Loan” means a Loan (other than a ~~LIBOR Rate Loan) denominated in Dollars~~Term SOFR Loan or Daily Simple SOFR Loan) that bears interest at a rate based on the Prime Rate.

“Principal Obligations” means the aggregate outstanding principal amount of the Loans.

“Prior Loan Agreement” means that certain Revolving Credit Agreement among the Initial Borrower and Sumitomo Mitsui Banking Corporation, dated as of March 16, 2018, as amended, restated, supplemented or otherwise modified from time to time.

“Pro Rata Share” means, with respect to each Lender, the percentage obtained from the fraction (i) (A) the numerator of which is the Commitment of such Lender, and (B) the denominator of which is the aggregate Commitments of all Lenders; or (ii) in the event the Commitments have been terminated: (A) the numerator of which is the Commitment of such Lender as in effect immediately prior to such termination, and (B) the denominator of which is the aggregate Commitments of all Lenders as in effect immediately prior to such termination.

“Proceedings” has the meaning provided in Section 7.9.

“Proposed Amendment” has the meaning provided in Section 9.5.

“Recallable Capital” means, for any Investor, at any time, any amounts distributed to such Investor that are added back to such Investor’s Uncalled Capital Commitment and subject to recall as a Capital Contribution pursuant to the applicable Subscription Agreement.

“Recipient” means (a) Administrative Agent, and (b) any Lender, as applicable.

“Regulation D,” “Regulation T,” “Regulation U,” and “Regulation X” means Regulation D, T, U, or X of the Board of Governors of the Federal Reserve System, from time to time in effect, and shall include any successor or other regulation relating to reserve requirements or margin requirements applicable to member banks of the Federal Reserve System.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Request for Borrowing” has the meaning provided in Section 2.3(a).

“Required Lenders” means, at any time, (a) if only one (1) Lender holds the Commitments, such Lender, and (b) if more than one (1) Lender holds the Commitments then in effect, at least two (2) Lenders who hold more than fifty percent (50%) of the Commitments then in effect, or if the Commitments have been terminated, the Loans then outstanding; provided that, for purposes of this clause (b), the Commitments of, and the portion of the Loans held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders; provided further that a Lender and its Affiliates shall be deemed one Lender.

“Required Payment Time” means (a) within three (3) Business Days, to the extent such funds are available in the Collateral Account; and (b) otherwise, within fifteen (15) days.

“Resignation Effective Date” has the meaning provided in Section 12.9.

“Responsible Officer” means an authorized officer, director or signatory of any Person who has the power to bind such Person. Any document delivered under any Loan Document signed by a Responsible Officer of a Person shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Person and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Person.

~~“Revaluation Date” means each of the following: (a) each date of a Borrowing; (b) each date on which a Borrowing Base Certificate must otherwise be delivered pursuant to the terms of this Credit Agreement; (c) solely with respect to the calculation of the Unused Commitment Fee, the first day of related fiscal quarter for any date of determination of the Unused Commitment Fee in such fiscal quarter; and (d) any other time requested by the Administrative Agent or the Borrowers in their sole discretion, but not more than once per calendar month.~~

“RIC” means a “Regulated Investment Company” under the Internal Revenue Code.

“S&P” means Standard & Poor’s Financial Services, LLC, a subsidiary of the McGraw-Hill Companies, Inc. and any successor thereto.

“Sanction(s)” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC, the U.S. Department of State or the U.S. Department of Commerce, (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom, or (c) other relevant sanctions authority.

“Sanctioned Country” means, at any time, a country, region or territory which is itself subject to, or the subject or target of, Sanctions.

“Sanctioned Person” means (a) a Person that is the subject or target of any Sanctions or is otherwise listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the U.S. Department of Commerce, the United Nations Security Council, the European Union or any European Union EU member state, (b)(i) an agency of the government of a Sanctioned Country, (ii) an organization controlled by a Sanctioned Country, or (iii) any Person operating, organized or resident in a Sanctioned Country, or (c) any Person or organization owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).

“Sanctions Laws” means all laws, rules, and regulations of any jurisdiction applicable to any Borrower from time to time concerning or relating to transactions with a Sanctioned Country or a Sanctioned Person.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended to the date hereof and from time to time hereafter, and any successor statute.

“Side Letter” means any side letter executed by an Investor with any Borrower or the Investment Adviser with respect to such Investor’s rights and/or obligations under its Subscription Agreement and any other applicable Operative Document.

“Signature Bank” has the meaning provided in the first paragraph hereof.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“Solvent” means, with respect to any Borrower, as of any date of determination, that as of such date: (a) the fair value of the assets of such Borrower are greater than the total amount of liabilities, including contingent liabilities, of such Borrower; (b) the fair value of the assets of such Borrower are not less than the amount that will be required to pay the probable liability of such Borrower on its debts as they become absolute and matured; (c) such Borrower does not intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay as such debts or liabilities as they become absolute and matured; and (d) such Borrower is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which its assets would constitute unreasonably small capital.

“Special Purpose Entity” means a corporation, partnership, limited liability company or other entity, including, without limitation, any subsidiary, special purpose vehicle, or alternative investment vehicle, in each case that holds Investments of or on behalf of, or which are otherwise beneficially owned directly or indirectly by, or controlled by, a Borrower.

“Spread Adjustment” means, for any calculation with respect to a Term SOFR Loan or Daily Simple SOFR Loan, a percentage per annum set forth below (and in the case of a Term SOFR Loan, for the applicable Interest Period therefor):

Daily Simple SOFR Loans: 0.10%

Term SOFR Loans:
~~“Spot Rate” means the currency exchange rate for the purchase of Dollars in the applicable Alternative Currency on any Revaluation Date that appears on the Bloomberg screen page for such Alternative Currency (or if such service is no longer available or widely used in the market, the applicable screen page published by Reuters or another commercially available source providing quotations of such rate as selected by Administrative Agent in its reasonable discretion from time to time) on such Revaluation Date, provided that, in the case of a payment to be made on a particular day, at the end of the immediately preceding Business Day.~~

Interest Period	Percentage
One month	0.10%

“Standstill Period” has the meaning provided in Section 10.2(b).

“Stated Maturity Date” means March  ~~4~~3, ~~2022~~2023, subject to Borrowers’ extension of such date under Section 2.8.

~~“Sterling” and “£” mean the lawful currency of the United Kingdom.~~

“Subscription Agreement” means a Subscription Agreement, substantially in the form attached hereto as Exhibit E, and any related supplement thereto executed by an Investor in connection with the subscription for a partnership interest in a Borrower, as amended, restated, supplemented or otherwise modified from time to time; “Subscription Agreements” means all Subscription Agreements, collectively.

“Subscription Documents” means with respect to any Investor, its Subscription Agreement and Side Letter, as applicable.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the equity interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, fines, additions to tax or penalties applicable thereto.

“Term AMERIBOR” means the AMERIBOR forward-looking benchmark interest rate for the applicable Interest Period as provided by the AMERIBOR Administrator (or a successor administrator) to, and published by, authorized distributors of AMERIBOR, with the conventions for this rate being established by the Administrative Agent in accordance with the conventions for this rate recommended by the Relevant Governmental Body or any evolving or then-prevailing market convention for determining “Term AMERIBOR” for syndicated or bilateral business loans; provided, however, if Administrative Agent decides that any such convention is not administratively feasible for Administrative Agent, then Administrative Agent may establish another convention in its reasonable discretion.

“Term SOFR” means, for any calculation with respect to a Term SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day; provided, however, in no event shall the Term SOFR for any Term SOFR Loan be less than the Floor.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by Administrative Agent in its reasonable discretion).

“Term SOFR Conversion Date” has the meaning provided in Section 2.3(i).

“Term SOFR Loan” means a Loan bearing interest at a rate based on Term SOFR.

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Type of Loan” means a Prime Rate Loan ~~or a LIBOR Rate~~, Daily Simple SOFR Loan or a Term SOFR Loan.

“UCC” means the Uniform Commercial Code as adopted in the State of New York and any other state from time to time, which governs creation or perfection (and the effect thereof) of security interests in any Collateral.

“Uncalled Capital Commitment” means, with respect to any Investor at any time, such Investor’s uncalled Capital Commitment to the applicable Borrower.

“Unfunded Capital Commitment” means, with respect to any Investor at any time, such Investor’s Uncalled Capital Commitment to the applicable Borrower minus any portion thereof subject to a Pending Capital Call.

“Unused Commitment Fee” means a fee equal to 25 basis points (0.25%) per annum of the average unused portion of the Commitments, as determined by Administrative Agent. The unused portion of the Commitments, for purposes of this definition, shall equal the difference between (x) the Commitments (as they may be reduced or increased from time to time pursuant to the provisions of this Credit Agreement) and (y) the average for the period of the daily closing balance of Loans outstanding.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Internal Revenue Code.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 4.1(g).

“Watch List” means a list of all the adversely risk rated loans of the Additional Borrowers, which list shall be in a customary form of presentation reasonably acceptable to Administrative Agent.

“Withholding Agent” means any Borrower and Administrative Agent.

1.2.         Other Definitional Provisions. Unless otherwise specified herein or in such other Loan Document:

(a)            all terms defined in this Credit Agreement shall have the above-defined meanings when used in any other Loan Documents or any certificate, report or other document made or delivered pursuant to this Credit Agreement, unless otherwise defined therein;

(b)            the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined;

(c)            whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms;

(d)            the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”;

(e)            the term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form;

(f)            in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including”;

(g)            a Potential Default is “continuing” if it has not been cured or waived and an Event of Default is “continuing” if it has not been waived or, to the extent permitted hereby, cured; and

(h)            section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Credit Agreement or any other Loan Document.

1.3.         Accounting Terms. All accounting terms not specifically or completely defined in any Loan Document shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted hereunder shall be prepared in conformity with GAAP, except as otherwise specifically prescribed herein.

1.4.         UCC Terms. Terms defined in the UCC in effect on the Closing Date and not otherwise defined herein shall, unless the context otherwise indicates, have the meanings provided by those definitions.

1.5.         Times of Day. Unless otherwise specified, all references herein to times of day shall be references to times of day in New York, New York.

1.6.         Defined Terms. Certain defined terms hereunder are defined by cross reference to the Initial Borrower’s form Subscription Agreement and certain provisions of this Credit Agreement and the other Loan Documents reference particular sections of the Initial Borrower’s form Subscription Agreement. With respect to any Additional Borrower that joins the Credit Facility after the Closing Date in accordance with the terms hereof, such definitions and provisions with respect to each such Additional Borrower, as applicable, shall be deemed to refer to the definitions and sections in each such Additional Borrower’s form Subscription Agreement, as applicable, that correspond to the stated definitions and sections of the Initial Borrower’s Subscription Agreement.

1.7.         Exchange Rates~~; Currency Equivalents~~. Administrative Agent ~~shall determine the Spot Rates as of each applicable date required to be used for calculating Dollar Equivalent amounts of Principal Obligations denominated in Alternative Currencies. In the case of a Spot Rate required to be calculated as of a Revaluation Date, such Spot Rate shall become effective as of such Revaluation Date and shall be the Spot Rate employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by a Credit Party hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as reasonably determined by the Administrative Agent based on the Spot Rate as of the last Revaluation Date~~does not warrant or accept responsibility for, and shall not have any liability with respect to (i) the continuation of, administration of, submission of, calculation of or any other matter related to the Prime Rate, Term SOFR, Daily Simple SOFR or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Prime Rate, Term SOFR, Daily Simple SOFR or any other Benchmark prior to its discontinuance or unavailability, or (ii) the effect, implementation or composition of any Conforming Changes. Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Prime Rate, Term SOFR, Daily Simple SOFR any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Prime Rate, Term SOFR, Daily Simple SOFR or any other Benchmark, in each case pursuant to the terms of this Credit Agreement, and shall have no liability to Borrower or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service. The foregoing provisions shall not apply to actions taken by the Administrative Agent that constitute gross negligence, bad faith or willful misconduct (as determined by a court of competent jurisdiction by final and nonappealable judgment).

Section 2.             REVOLVING CREDIT LOANS

2.1.         The Commitments. Each Lender severally agrees, on any Business Day during the Availability Period, to make Loans to Borrowers at any time and from time to time in an aggregate principal amount up to such Lender’s Commitment, subject to the limitations in Section 2.2 and the other terms and conditions herein set forth. Borrowers may borrow, repay without penalty or premium, and re-borrow Loans hereunder, during the Availability Period, subject to the limitations and conditions set forth in Sections 2.2 and 6 and the other terms and conditions herein set forth.

2.2.         Limitation on Borrowings and Re-borrowings. No Lender shall be required to advance any Loan hereunder if after giving effect thereto (a) the ~~Dollar Equivalent of the~~ Principal Obligations would exceed the Available Commitment, (b) the ~~Dollar Equivalent of the~~ Principal Obligations of such Lender would exceed its Commitment, (c) the ~~aggregate Dollar Equivalent of the~~ Principal Obligations would exceed the Maximum Commitment or (d) the conditions precedent for such Borrowing in Section 6 have not been satisfied.

2.3.         Borrowings.

(a)            Request for Borrowing. The applicable Borrower shall give Administrative Agent notice of each requested Borrowing hereunder, which notice shall be in writing (a “Request for Borrowing”), in the form of Exhibit B hereto. Each Request for Borrowing shall be irrevocable and effective upon receipt by Administrative Agent and shall be furnished to Administrative Agent (i) no later than 10:00 a.m. (Eastern time) on the requested date of the funding of a Prime Rate Loan, ~~and~~ (ii) no later than 10:00 a.m. at least one (1) U.S. Government Securities Business Day prior to the requested date of Borrowing in the case of a Daily Simple SOFR Loan, and (iii) no later than 12:00 p.m. (Eastern time) at least three (3) U.S. Government Securities Business Days prior to the requested date of Borrowing in the ~~funding~~case of a ~~LIBOR Rate~~Term SOFR Loan; provided that any such request received by Administrative Agent after ~~11:00 a~~12:00 p.m. (Eastern time) (or, with respect to a Prime Rate Loan or Daily Simple SOFR Loan, 10:00 a.m. (Eastern time) and with respect to a Term SOFR Loan, 12:00 p.m. (Eastern time)) shall be deemed to have been given by Borrowers on the next succeeding Business Day. Each Request for Borrowing shall specify (A) the amount of such Borrowing, (B) the date of such Borrowing, which shall be a Business Day, (C) the Interest Option ~~if such Loan is to be funded in Dollars~~, and if applicable, the Interest Period, (D) the Borrower making the Request for Borrowing, (E) the amount of each Loan attributable to each Borrower (if applicable), and (F) ~~the currency~~[reserved]; and (iii) shall be accompanied or preceded by a duly executed Borrowing Base Certificate and, only to the extent applicable, Investment Report dated the date of such Request for Borrowing. Administrative Agent shall promptly give notice of each Request for Borrowing to the Lenders. If a Request for Borrowing relates to a Term SOFR Loan but does not specify an Interest Period, then Borrowers shall be deemed to have selected an Interest Period of one month’s duration.

(b)            Initial Borrowing on Closing Date. Subject to the terms and conditions of this Credit Agreement, the Initial Borrower shall request on the Closing Date, and the Lenders shall make, one (1) Loan to the Initial Borrower in an original principal amount sufficient to pay in full all “Obligations” (as defined in the Prior Loan Agreement) outstanding under the Prior Loan Agreement (including, without limitation, all principal and accrued interest), and the Initial Borrower shall use the proceeds of such Loan to pay in full all “Obligations” (as defined in the Prior Loan Agreement) outstanding under the Prior Loan Agreement (including, without limitation, all principal and accrued interest), and the Initial Borrower hereby authorizes Administrative Agent to apply the proceeds of such Loan to pay in full such “Obligations” (as defined in the Prior Loan Agreement).

(c)            Loans in Dollars. All Loans made hereunder shall be denominated in Dollars ~~or in an Alternative Currency~~.

(d)            Minimum Loan Amounts. Each Loan ~~in Dollars~~ shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $500,000; provided that a Loan may be in an aggregate amount that is equal to the entire unused balance of the Available Commitment. ~~Any Loans in an Alternative Currency shall satisfy this minimum threshold on a Dollar Equivalent basis.~~

(e)            Funding Indemnification. The applicable Borrower shall indemnify the Lenders against any cost, loss, or expense incurred by the Lenders (other than loss of margin or spread), or any of them, as a result of any failure of such Borrower to fulfill, on or before the date specified in the Request for Borrowing, the conditions to such Borrowing set forth herein, including any cost, loss, or expense incurred by reason of the liquidation or redeployment of the deposits or other funds acquired by the Lenders to fund such Borrowing to be made by the Lenders as a part of such Borrowing when such Borrowing, as a result of such failure, is not made on such date. A certificate of Administrative Agent setting forth the amount of any such cost, loss or expense, and the basis for the determination thereof and the calculation thereof, shall be delivered to such Borrower and shall, absent manifest or demonstrable error, be conclusive and binding.

(f)            Funding. Subject to the fulfillment of all applicable conditions set forth herein, (i) each Lender shall make the proceeds of its Pro Rata Share of each Loan available to Administrative Agent no later than 1:00 p.m. (Eastern time) (or, with respect to a Prime Rate Loan, 4:00 p.m. (Eastern time)) on the date specified in the Request for Borrowing as the borrowing date, in immediately available funds, and (ii) Administrative Agent shall deposit the proceeds of each Borrowing in the applicable Borrower’s deposit account maintained with Administrative Agent or otherwise at the direction of such Borrower; provided that no Lender shall be under any obligation to fund any Loan if any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Lender from funding such Loan, or any Applicable Law applicable to such Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Lender shall prohibit, or request that such Lender refrain from, the funding of loans generally or loans to such Borrower in particular. Any Lender who is prohibited from funding a Loan pursuant to the proviso in the immediately preceding sentence shall use commercially reasonable efforts to promptly notify the applicable Borrower after such Lender’s receipt of such Borrower’s Request for Borrowing that such Lender is prohibited from funding such Loan.

(g)            Obligations of Lenders Several. Each Lender shall make each requested Loan hereunder in accordance with its Pro Rata Share. The liabilities and obligations of each Lender hereunder shall be several and not joint, and neither Administrative Agent nor any Lender shall be responsible for the performance by any other Lender of its obligations hereunder. The failure of any Lender to advance the proceeds of its Pro Rata Share of any Loan shall not relieve any other Lender of its obligation to advance the proceeds of its Pro Rata Share of any Loan required to be advanced hereunder. Each Lender shall be liable to the Borrowers only for the amount of its respective Commitment.

(h)            [Reserved]

(i)               Conversions. The applicable Borrower shall have the right, with respect to: (i) any Prime Rate Loan or Daily Simple SOFR Loan, on any Business Day (a “~~LIBOR~~Term SOFR Conversion Date”), to convert such Prime Rate Loan ~~to a LIBOR Rate~~or Daily Simple SOFR Loan to a Term SOFR Loan ~~in Dollars~~; and (ii) any ~~LIBOR Rate~~Term SOFR Loan ~~in Dollars~~, on any Business Day to convert such Term SOFR Loan to a Prime Rate Loan (a “Prime Rate Conversion Date”) ~~to convert such LIBOR Rate Loan to a Prime Rate Loan~~or a Daily Simple SOFR Loan (a “Daily Simple SOFR Conversion Date”); provided that such Borrower shall, on such ~~LIBOR~~Term SOFR Conversion Date ~~or~~, Prime Rate Conversion Date or Daily Simple SOFR Conversion Date, make the payments required by Section 4.3, if any, in either case, by giving Administrative Agent a Notice of Conversion in the form of Exhibit J hereto (a “Notice of Conversion”) of such selection no later than 11:00 a.m. at least either (x) three (3) Business Days prior to such ~~LIBOR~~Term SOFR Conversion Date or (y) one (1) Business Day prior to such Prime Rate Conversion Date or Daily Simple SOFR Conversion Date, as applicable. Each Notice of Continuation/Conversion shall be irrevocable and effective upon notification thereof to Administrative Agent. ~~A request of a Borrower for a Conversion of a Prime Rate Loan to a LIBOR Rate Loan is subject to the condition that no Event of Default or Potential Default with respect to such Borrower exists at the time of such request or after giving effect to such Conversion.~~

(j)     Continuations.      No later than ~~11:00 a~~12:00 p.m. ~~(x)~~ at least three (3) Business Days prior to the termination of each Interest Period related to a ~~LIBOR Rate~~Term SOFR Loan, the applicable Borrower shall give Administrative Agent a Notice of Continuation ~~in the form of Exhibit J hereto (a “Notice of Continuation”)~~ setting forth whether it desires to renew such ~~LIBOR Rate~~Term SOFR Loan. The Notice of Continuation shall also specify the length of the Interest Period selected by such Borrower with respect to such Continuation. Each Notice of Continuation shall be irrevocable and effective upon notification thereof to Administrative Agent. If the applicable Borrower fails to timely give Administrative Agent the Notice of Continuation with respect to any ~~LIBOR Rate~~Term SOFR Loan, such Borrower shall be deemed to have elected the Prime Rate as the Interest Option with respect to such Loan.

2.4.         Interest.

(a)            Interest Rate. Each Loan shall accrue interest at a rate per annum equal to the Applicable Rate. At any time, each Loan shall have only one Interest Period and one Interest Option. Notwithstanding anything to the contrary contained herein, in no event shall the interest rate hereunder exceed the Maximum Rate.

(b)            Change in Rate; Calculations of Interest. Each change in the rate of interest for any Loans shall become effective, without prior notice to the Borrowers, automatically as of the opening of business of Administrative Agent on the date of said change. Administrative Agent shall use commercially reasonable efforts to give the applicable Borrower prompt notice of any change in the rate of interest for any Loans after such change becomes effective; provided, however, that any failure by Administrative Agent to provide such Borrower with such notice shall not affect Administrative Agent’s right to make changes in the rate of interest for any Loans. Interest on the unpaid principal balance of each Loan (other than Prime Rate Loans~~, LIBOR Rate Loans denominated in Sterling and any other Alternative Currency where it is market practice to calculate on a 365 or 366 days basis~~) shall be calculated on the basis of the actual days elapsed in a year consisting of 360 days.

(c)            Default Rate. If an Event of Default has occurred and is continuing, all Obligations shall bear interest before and after judgment at the Default Rate; provided that, except with respect to an Event of Default occurring pursuant to Section 10.1(h), the portion of interest accruing at the Default Rate (in excess of the interest accruing at the Applicable Rate) shall not be due and payable by the applicable Borrower until (but in all events such interest shall accrue upon the occurrence and during the continuance of an Event of Default) the earliest to occur of (i) such Borrower’s knowledge that the applicable Event of Default has occurred and is continuing, (ii) Administrative Agent providing notice to such Borrower that the Default Rate is applicable, and (iii) Administrative Agent’s acceleration of the Obligations pursuant to Section 10.2(a)(iii).

(d)            Determination of Rate. Administrative Agent shall determine the interest rate applicable to each Borrowing hereunder, and shall, upon request, give notice to the applicable Borrower and to the Lenders of each rate of interest so determined, and its determination thereof shall be conclusive and binding absent manifest or demonstrable error.

2.5.         Use of Proceeds. The proceeds of the Loans shall be used by the applicable Borrower solely for (a) purposes permitted under the Constituent Documents of such Borrower; (b) bridging Capital Calls of the Investors in such Borrower; and (c) other general corporate purposes of such Borrower. Neither the Lenders nor Administrative Agent shall have any liability, obligation, or responsibility whatsoever with respect to any Borrower’s use of the proceeds of the Loans, and neither the Lenders nor Administrative Agent shall be obligated to determine whether or not any Borrower’s use of the proceeds of the Loans are for purposes permitted under the Constituent Documents of any Borrower. Nothing, including, without limitation, any funding of a Loan or the acceptance of any other document or instrument, shall be construed as a representation or warranty, express or implied, to any party by the Lenders or Administrative Agent as to whether any Investment by such Borrower is permitted by the Borrowers’ Constituent Documents. A Borrower shall not use the proceeds of any Loan (a) to fund any activities of or business with any individual or entity, or in any Sanctioned Country, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as Lender, Administrative Agent, or otherwise) of Sanctions (or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity in violation of the foregoing); or (b) for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, or other Anti-Corruption Laws.

2.6.         Fees. Borrowers shall pay to Administrative Agent, for its own account, a facility fee on the Closing Date and first anniversary thereof, in an amount equal to ~~20~~25 basis points (~~0.20~~0.25%) of the Maximum Commitment then in effect (the “Facility Fee”). Such fees shall be fully earned upon becoming due and be non-refundable when paid.

2.7.         Unused Commitment Fee. Borrowers shall pay to Administrative Agent, for the account of each Lender, an Unused Commitment Fee, payable quarterly (on the first day of each quarter), in arrears, on a calendar year basis, during the period commencing on the Closing Date and ending on the Maturity Date. Borrowers shall not be entitled to any credit, rebate or repayment of any Unused Commitment Fee previously earned by the Lenders pursuant to this Section 2.7 notwithstanding any termination of this Credit Agreement or the suspension or termination of the Commitments. The Borrowers and the Lenders acknowledge and agree that the Unused Commitment Fees payable hereunder are bona fide unused commitment fees and are intended as reasonable compensation to the Lenders for committing to make funds available to Borrowers as described herein and for no other purposes.

2.8.         Extension of Maturity Date. On any Business Day occurring at least thirty (30) calendar days but no more than sixty (60) calendar days prior to the Stated Maturity Date then in effect, a Responsible Officer of Borrowers may submit to Administrative Agent, on behalf of such Borrowers and in accordance with Section 11.4, a written request (an “Extension Request”) to extend the Stated Maturity Date then in effect to a date occurring three hundred sixty-four (364) days after such Stated Maturity Date or, if such date is not a Business Day, the immediately preceding Business Day. Submission by the Borrowers of an Extension Request shall be deemed to be a restatement in all material respects of each representation and warranty made by such Borrowers in Section 7 as of the date of such Extension Request. Upon receipt of an Extension Request, Administrative Agent and each Lender shall determine, in its sole discretion, whether to consent to such Extension Request. If such consent is granted by Administrative Agent and the Lenders, (a) Administrative Agent shall provide such requesting Borrowers with notice of Administrative Agent’s and such Lenders’ consent to such Extension Request; (b) as of the date of such Extension Notice, all references to the Stated Maturity Date in this Credit Agreement shall be deemed to be references to the Stated Maturity Date as extended by the Extension Request; (c) if the Extension Notice indicates that either such term is to be amended, as of the date of such Extension Notice, each of the definitions of the terms “Applicable Rate” and “Unused Commitment Fee” appearing in Section 1.1 shall be deleted and replaced in its entirety with the new definition for such term set forth in the Extension Notice; and (d) within five (5) Business Days of the applicable Borrowers’ receipt of the Extension Notice, such Borrowers shall pay an extension fee to Administrative Agent for the benefit of the Lenders in an amount equal to 25 basis points (0.25%) of each such Lender’s Commitment as of the date on which such Borrowers receive such Extension Notice. If Administrative Agent, acting on behalf of the Lenders, does not provide the applicable Borrowers with notice of its and the Lenders’ consent to an Extension Request on or prior to the Stated Maturity Date then in effect, such Extension Request shall be deemed to have been denied by the Lenders, such Stated Maturity Date shall not be extended and such Borrowers shall not be permitted to submit any subsequent Extension Requests. If Administrative Agent and the Lenders consent to the applicable Borrowers’ initial Extension Request, such Borrowers may submit no more than one (1) subsequent Extension Request.

Section 3.             PAYMENT OF OBLIGATIONS

3.1.         Payment of Obligations. The Principal Obligations of each individual Loan made hereunder shall be repaid by the applicable Borrower without further demand to Administrative Agent, for the benefit of the Lenders, in immediately available funds by the date that is three hundred and sixty-five (365) calendar days after the date of the Borrowing with respect to such Loan (or, if such date is not a Business Day, the preceding Business Day), together with all accrued but unpaid interest thereof. The Principal Obligations, together with all accrued but unpaid interest thereon and any other outstanding Obligations, shall be due and payable on the Maturity Date.

3.2.         Payment of Interest.

(a)            Interest. Interest on each Borrowing shall commence to accrue as of the date of the disbursement of such Borrowing by Administrative Agent. When a Borrowing is disbursed by wire transfer pursuant to instructions received from a Borrower in accordance with the related Request for Borrowing, then such Borrowing shall be considered made at the time of the transmission of the wire, rather than the time of receipt thereof by the receiving bank. With regard to the repayment of Loans, interest shall continue to accrue on any amount repaid until such time as the repayment has been received in immediately available funds by Administrative Agent.

(b)            Interest Payment Dates. Accrued and unpaid interest on the Obligations shall be due and payable by the Borrowers in arrears (i) on each Interest Payment Date, and (ii) upon the occurrence and during the continuance of an Event of Default, at any time upon demand by Administrative Agent; provided that, solely with respect to the foregoing clause (ii), except with respect to an Event of Default occurring pursuant to Section 10.1(h), during the Standstill Period, Administrative Agent shall not exercise the remedies pursuant to clauses (i), (iii), (iv), (v), (viii) and (ix) of the first sentence of Section 10.2(b) on account of the applicable Borrower’s failure to pay such interest when due. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

3.3.         Payments on the Obligations.

(a)            Borrower Payments. All payments of principal of, and interest on, the Obligations by any Borrower to or for the account of the Lenders shall be made without condition or deduction or counterclaim, set-off, defense or recoupment for receipt before 3:00 p.m. (Eastern time) in ~~the case of payments made in Dollars and 11:00 a.m. in the case of payments made in an Alternative Currency, in each case, in~~ immediately available funds to Administrative Agent at the account Administrative Agent designates in writing to the applicable Borrowers, in all cases for the ratable benefit of each Lender. Funds received after 3:00 p.m. (Eastern time) ~~in the case of payments made in Dollars or after 11:00 a.m. in the case of payments made in an Alternative Currency, as applicable,~~ shall be treated for all purposes as having been received on the next Business Day. All payments shall be made in the currency of the related Borrowing.

(b)            Application of Payments. So long as no Event of Default has occurred and is continuing, all payments made by Borrowers on the Obligations shall be applied as directed by Administrative Agent (it being understood that all payments to the Lenders will be distributed ratably amongst the Lenders). At all times when an Event of Default has occurred and is continuing, all payments made on the Obligations shall be credited in the following manner (in all applicable cases for the ratable benefit of each Lender): (i) first, against all costs, expenses (excluding expenses constituting indemnification obligations) and other fees (including attorneys’ fees) arising under the terms hereof; (ii) second, against accrued and unpaid interest; (iii) third, against all Principal Obligations due and owing; and (iv) fourth, against all other amounts constituting any portion of the Obligations.

(c)            Disbursement of Funds. If, at any time, Administrative Agent shall not have received on the date due any payment of interest upon the Obligations or any fee payable described under this Credit Agreement or the other Loan Documents, Administrative Agent may (i) direct the disbursement of funds from the Collateral Account of the applicable Borrower to the Lenders, in accordance with the terms hereof, to the extent available therein for payment of any such amount or (ii) require Borrowers to request a Borrowing of such amount (which shall be deemed to have complied with the requirements of Section 2.2 without any further actions being required by such Borrowers), in which case the Loans representing such amount shall be credited directly to the account of Administrative Agent rather than to any account of such Borrowers in satisfaction of such outstanding interest and/or fees; provided that no Borrowing shall be made pursuant to this clause (ii) hereof if after giving effect thereto (A) the ~~Dollar Equivalent of the~~ Principal Obligations would exceed the Available Commitment or (B) the ~~Dollar Equivalent of the~~ Principal Obligations of any Lender would exceed such Lender’s Commitment.

3.4.         Prepayments.

(a)            Voluntary Prepayments. The applicable Borrowers may, without premium, penalty or fees, upon (x) one (1) Business Day’s prior written notice to Administrative Agent with respect to Prime Rate Loans or Daily Simple SOFR Loans, and (y) three (3) Business Day’s prior written notice to Administrative Agent with respect to ~~LIBOR Rate~~Term SOFR Loans, prepay Principal Obligations then outstanding, in whole or in part, at any time or from time to time. Any prepayment not received by 3:00 p.m. (Eastern time) on a Business Day shall be deemed to have been paid on the next succeeding Business Day. The notice of prepayment shall specify which Borrower’s Loans Administrative Agent shall apply the prepayment to and shall be in a minimum principal amount of $100,000 ~~(or the Dollar Equivalent thereof)~~, or, if less, the entire amount of Principal Obligations then outstanding. All such voluntary prepayments shall be made together with payment of all interest accrued thereon. Administrative Agent shall give notice of any notice of repayment from a Borrower to Lenders promptly upon receipt thereof.

(b)            Mandatory Prepayment. If on any day the ~~Dollar Equivalent of the~~ Principal Obligations exceed the Available Commitment for any reason (including, in each case without limitation, as a result of a Capital Call, an Investor becoming a Defaulting Investor, a change in the Fair Market Value of any Eligible Investment or any failure of an Investment to constitute an Eligible Investment) (any such excess, an “Overadvance”), then the applicable Borrower or Borrowers shall (i) if the amount of such Overadvance is greater than or equal to $500,000, either pay the full amount of such Overadvance to Administrative Agent, for the benefit of the Lenders, in immediately available funds, without demand, or otherwise eliminate such Overadvance (by such other means that shall be subject to the Administrative Agent’s consent, which shall not be unreasonably withheld or delayed), in each case on or before the Required Payment Time after the occurrence of such Overadvance, and (ii) if the amount of such Overadvance is less than $500,000, either pay the full amount of such Overadvance to Administrative Agent, for the benefit of the Lenders, in immediately available funds, upon demand by Administrative Agent, or otherwise eliminate such Overadvance (by such other means that shall be subject to the Administrative Agent’s consent, which shall not be unreasonably withheld or delayed), in each case on or before the Required Payment Time after such demand. If the applicable Borrower or Borrowers fail to pay or eliminate any Overadvance required to be paid under, and within the time period set forth in, this Section 3.4(b), then such Borrower or Borrowers hereby agree that Administrative Agent may withdraw from the Collateral Account and/or, to the extent applicable, the Investment Collection Account, any Capital Contributions or other monies or sums deposited therein and apply the same to the Principal Obligations until such time as such Overadvance has been satisfied in full.

3.5.         Reduction or Early Termination of Commitments. So long as no Request for Borrowing is outstanding, Borrowers may (a) terminate the Commitments or (b) reduce the Maximum Commitment, by giving irrevocable written notice to Administrative Agent of such termination or reduction five (5) Business Days (or such shorter period of time agreed in writing by Administrative Agent in its sole discretion) prior to the effective date thereof (which date shall be specified in such notice and be a Business Day): (i) in the case of complete termination of the Commitments, upon prepayment of all of the outstanding Obligations; or (ii) in the case of a reduction of the Maximum Commitment, upon prepayment of the amount by which the ~~Dollar Equivalent of the~~ Principal Obligations exceed the reduced Available Commitment resulting from such reduction, including, without limitation, payment of all interest accrued thereon. Notwithstanding the foregoing: (x) any reduction of the Maximum Commitment shall be in an amount equal to $5,000,000 or multiples thereof; and (y) in no event shall a reduction reduce the Maximum Commitment to below $10,000,000 (except for a termination of all Commitments).

3.6.         Increase in the Maximum Commitment. Provided there exists no Event of Default or, to the knowledge of any Borrower or Administrative Agent, Potential Default on the effective date of the increase, and subject to compliance with the terms below, upon written notice to Administrative Agent, Borrowers may request the Lenders to increase the Maximum Commitment. Such increase shall be effective upon the satisfaction of the following conditions precedent: (a) the existing Lenders shall have agreed in their sole discretion to increase their Commitments and/or additional Persons shall have agreed to join the Credit Facility as Lenders such that the Commitments of all Lenders equal the increased Maximum Commitment; (b) on or prior to the proposed date of such increase, Borrowers shall have paid to Administrative Agent, for the benefit of each Lender that increases its Commitment or provides a new Commitment, a fee in an amount equal to 25 basis points (0.25%) of such increased or new Commitment; and (c) Borrowers shall provide Administrative Agent such evidence of their power and authority to effectuate such increase as Administrative Agent may reasonably request. For the avoidance of doubt, such increase will be on the same terms as contained herein with respect to the Commitments and the Loans. No Lender will be required to commit, nor shall any Lender have any preemptive right, to provide any portion of such increase. On any date the Maximum Commitment is increased in accordance herewith, Borrowers and the Lenders agree to execute such documents as Administrative Agent may reasonably request to give effect to such increase.

3.7.         Joint and Several Liability. Each Borrower acknowledges, agrees, represents and warrants the following:

(a)            Combined Liability. Borrowers shall be jointly and severally liable to the Lenders for all representations, warranties, covenants, obligations and indemnities, including, without limitation, the Loans and the other Obligations of all Borrowers, and Administrative Agent and the Lenders may at their option enforce the entire amount of the Loans and the other Obligations of the Borrowers against any one or more of such Borrowers; and

(b)            Separate Exercise of Remedies. Administrative Agent may exercise remedies against each Borrower and its property separately, whether or not Administrative Agent exercises remedies against any other Borrower or its property. Administrative Agent may enforce one or more Borrower’s obligations without enforcing any other Borrower’s obligations and vice versa. Any failure or inability of Administrative Agent to enforce one or more Borrower’s obligations shall not in any way limit Administrative Agent’s right to enforce the obligations of the other Borrowers. If Administrative Agent forecloses or exercises similar remedies under any one or more Loan Documents, then such foreclosure or similar remedy shall be deemed to reduce the balance of the Loans only to the extent of the cash proceeds actually realized by the Lenders from such foreclosure or similar remedy or, if applicable, Administrative Agent’s credit bid at a foreclosure sale, regardless of the effect of such foreclosure or similar remedy on the Loans secured by such Loan Documents under the applicable state law. Each Borrower expressly waives to the fullest extent permitted by Applicable Law: (i) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; and (ii) any defenses or benefits that may be derived from or afforded by Applicable Law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Credit Agreement.

Section 4.             CHANGE IN CIRCUMSTANCES

4.1.         Taxes.

(a)            Defined Terms. For purposes of this Section 4.1, the term “Applicable Law” includes FATCA.

(b)            Payments Free of Taxes. Any and all payments by or on account of any obligation of any Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 4.1) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c)            Payment of Other Taxes by the Borrowers. Without limiting the provisions of Section 4.1(b) above, each Borrower shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of Administrative Agent timely reimburse it for the payment of any Other Taxes applicable to such Borrower.

(d)            Evidence of Payments. As soon as practicable after any payment of Taxes by any Borrower to a Governmental Authority pursuant to this Section 4.1, such Borrower shall deliver to Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Administrative Agent.

(e)            Indemnification by Loan Parties. Each Borrower shall indemnify each Recipient, on or before the Required Payment Time after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 4.1) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, in each case with respect to such Borrower, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to such Borrower by a Lender (with a copy to Administrative Agent), or by Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest or demonstrable error.

(f)            Indemnification by Lenders. Each Lender shall severally indemnify Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Borrower has not already indemnified Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrowers to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.9 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by Administrative Agent shall be conclusive absent manifest or demonstrable error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by Administrative Agent to the Lender from any other source against any amount due to Administrative Agent under this Section 4.1(f).

(g)            Status of Lenders.

(i)            Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to Borrowers and Administrative Agent, at the time or times reasonably requested by Borrowers or Administrative Agent, such properly completed and executed documentation reasonably requested by Borrowers or Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by Borrowers or Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by Borrowers or Administrative Agent as will enable Borrowers or Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 4.1(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if the Lender is not legally entitled to complete, execute or deliver such documentation or, in the Lender’s reasonable judgment, such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)            Without limiting the generality of the foregoing, in the event that a Borrower is a U.S. Person,

(A)	any Lender that is a U.S. Person shall deliver to such Borrower and Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Credit Agreement (and from time to time thereafter upon the reasonable request of such Borrower or Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)	any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to such Borrower and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Credit Agreement (and from time to time thereafter upon the reasonable request of such Borrower or Administrative Agent), whichever of the following is applicable;

(i)	in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or any successor form) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or any successor form) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(ii)	executed copies of IRS Form W-8ECI;

(iii)	in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit I-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of such Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or any successor form); or

(iv)	to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or any successor form), a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-2 or Exhibit I-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-4 on behalf of each such direct and indirect partner;

(C)	any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to such Borrower and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Credit Agreement (and from time to time thereafter upon the reasonable request of such Borrower or Administrative Agent), executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit such Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)	if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to such Borrower and Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by such Borrower or Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by such Borrower or Administrative Agent as may be necessary for such Borrower and Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Credit Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the applicable Borrower and Administrative Agent in writing of its legal inability to do so.

(h)            Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 4.1 (including by the payment of additional amounts pursuant to this Section 4.1), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 4.1(h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 4.1(h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 4.1(h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i)            Survival. Each party’s obligations under this Section 4.1 shall survive the resignation or replacement of, and any assignment of rights by, Administrative Agent or any Lender.

4.2.          Increased Cost and Capital Adequacy.

(a)            Increased Costs Generally. If any Change in Law shall: (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or advances, loans or other credit extended or participated in by, any Lender (except any reserve requirement reflected in Adjusted ~~LIBOR~~SOFR), (ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes and (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, commitment, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, or (iii) impose on any Lender any other condition, cost or expense (other than Taxes) affecting this Credit Agreement or Loans made by any Lender, and the result of any of the foregoing shall be to increase the cost to such Lender or other Recipient of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to reduce the amount of any sum received or receivable by such Lender or other Recipient hereunder (whether of principal, interest or any other amount) then, upon written request of such Lender or other Recipient, Borrowers shall, on or before the Required Payment Time after such request, pay to any such Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b)            Capital Requirements. If any Lender determines that any Change in Law affecting such Lender regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s capital as a consequence of this Credit Agreement, the Commitment of such Lender or the Loans made by such Lender to a level below that which such Lender could have achieved but for such Change in Law (taking into consideration such Lender’s policies with respect to capital adequacy and liquidity), then from time to time upon written request of such Lender, Borrowers shall, on or before the Required Payment Time after such request, pay to such Lender such additional amount or amounts as will compensate such Lender for any such reduction suffered.

(c)            Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that Borrowers shall not be required to compensate a Lender pursuant to this Section for any increased costs incurred or reductions suffered more than one hundred eighty (180) days prior to the date that such Lender notifies Borrowers of the Change in Law giving rise to such increased costs or reductions (except that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the one hundred eighty (180) day period shall be extended to include the period of retroactive effect).

4.3.           Funding Losses. Upon demand of any Lender, each Borrower shall, on or before the Required Payment Time after such demand, pay Administrative Agent for the account of such Lender, such amounts as shall compensate such Lender for, and hold such Lender harmless from, any loss, cost or expense (other than loss of margin or spread) incurred by such Lender in obtaining, liquidating or employing deposits or other funds from third parties as a result of (a) any failure or refusal of such Borrower (for any reasons whatsoever) to accept a Loan after such Borrower shall have requested such Loan, (b) any prepayment of a Loan by such Borrower that is otherwise not made in compliance with the provisions of the Credit Agreement, or (c) the failure such Borrower to make a prepayment of a Loan after giving notice thereof.

4.4.          Inability to Determine Rates. ~~If~~ Except in connection with a Benchmark Transition Event, if in connection with any request for a Term SOFR Loan or a continuation thereof, (i) the Administrative Agent determines~~, for any proposed Interest Period, that: (a) deposits in Dollars are not being offered to banks in the applicable offshore market for the applicable amount and Interest Period of any LIBOR Rate Loan; (b)~~ that adequate and reasonable means do not exist for determining ~~LIBOR; or (c) LIBOR~~ Term SOFR for any requested Interest Period with respect to a proposed Term SOFR Loan, or (ii) Administrative Agent determines that for any reason Term SOFR for any requested Interest Period with respect to a proposed Term SOFR Loan does not adequately ~~or~~and fairly reflect the cost to ~~the~~ Lenders of funding ~~or maintaining any LIBOR Rate Loan, then: (i)~~such Term SOFR Loan, Administrative Agent ~~shall forthwith notify Borrowers and the Lenders; and (ii) while such circumstances exist, none of the Lenders shall allocate any Loans made during such period, or reallocate any Loans allocated to any then-existing Interest Period ending during such period, to an Interest Period with respect to which interest is calculated by reference to LIBOR. If, with respect to any outstanding Interest Period, a Lender notifies Administrative Agent that it is unable to obtain matching deposits in the London interbank market to fund its purchase or maintenance of such Loans or that LIBOR applicable to such Loans will not adequately reflect the cost to the Person of funding or maintaining such Loans for such Interest Period, then: (A) Administrative Agent shall forthwith so notify Borrowers and the Lenders; and (B) upon such notice and thereafter while such circumstances exist, the applicable Lender shall not make any LIBOR Rate Loans during such period or reallocate any Loans allocated to any Interest Period ending during such period, to an Interest Period with respect to which interest is calculated by reference to LIBOR; provided that, (x) if the forgoing notice relates to Loans that are outstanding as LIBOR Rate Loans, such Loans shall be Converted to Prime Rate Loans if denominated in Dollars or a LIBOR Rate Loan based on the Cost of Funds Rate if denominated in an Alternative Currency only on the last day of the then-current Interest Period, and (y) upon~~will promptly so notify Borrower. Thereafter, the obligation of Lenders to make or maintain Term SOFR Loans shall be suspended (to the extent of the affected Term SOFR Loans or Interest Periods). Upon receipt of such notice, ~~Borrowers~~Borrower may revoke any ~~outstanding Requests for Borrowing.~~pending Borrowing Request for a borrowing or continuation of Term SOFR Loans (to the extent of the affected Term SOFR Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a borrowing of Prime Rate Loans in the amount specified therein.

4.5.          Mitigation. Each Lender and Administrative Agent agrees that, upon the occurrence of any event giving rise to Borrowers’ obligation to make a payment under this Section 4 with respect to such Lender or Administrative Agent, it will use commercially reasonable efforts to mitigate the effect of any such event, including by completing and delivering or filing any tax related forms that would reduce or eliminate any amount of Taxes required to be deducted or withheld or paid by Borrowers hereunder and changing the jurisdiction of its applicable lending office if, in the reasonable judgment of Administrative Agent or Lender, as the case may be, the making of such a change (i) would avoid the need for, or reduce the amount of, any such amounts that would be payable or may thereafter accrue and (ii) would not subject Administrative Agent or such Lender, as the case may be, to any material unreimbursed cost or expense and would not be otherwise materially disadvantageous to Administrative Agent or such Lender, as the case may be.

4.6.          Survival. Without prejudice to the survival of any other agreement of Borrowers hereunder, all of Borrowers’ obligations under this Section 4 shall survive and remain in full force and effect regardless of the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Credit Agreement. Each Lender shall notify Borrowers of any event occurring after the termination of this Credit Agreement entitling such Lender to compensation under this Section 4 as promptly as practicable.

4.7.           Benchmark Replacement Setting.

(a)            Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) or (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Credit Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (3) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to Borrower without any amendment to, or further action or consent of any other party to this Credit Agreement or any other Loan Document so long as Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Borrower. For the avoidance of doubt, in the event Administrative Agent receives a written notice of objection to such Benchmark Replacement from Borrower pursuant to the immediately preceding sentence, Administrative Agent and Lender shall negotiate in good faith to determine a substitute benchmark rate, provided, however, if Borrower and Administrative Agent are not able to come to a mutual agreement on such substitute benchmark rate within five (5) Business Days following such written notice of objection, the Loans shall be converted to Prime Rate Loans as of the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to Borrower.

(b)            Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Credit Agreement or any other Loan Document.

(c)            Notices; Standards for Decisions and Determinations. Administrative Agent will promptly notify the Lenders and the Borrower of (i) the implementation of any Benchmark Replacement and, (ii) the effectiveness of any Conforming Changes in connection with the use, adoption or implementation of a Benchmark Replacement. Any determination, decision or election that may be made by Administrative Agent, or, if applicable, any Lender (or group of Lenders) pursuant to this Credit Agreement, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from any other party to this Credit Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Credit Agreement.

(d)            Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by Administrative Agent in its reasonable discretion or (B) the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks, then Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable, non-representative, non-compliant or non-aligned tenor and (ii) if a tenor that was removed pursuant to clause (A) above either (x) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (y) is not, or is no longer, subject to an announcement that it is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks for a Benchmark (including a Benchmark Replacement), then Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e)            Benchmark Unavailability Period. Upon Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, Borrower may revoke any pending request for, or conversion to or continuation of, Loans referencing the then-current Benchmark to be made, converted or continued during any Benchmark Unavailability Period and, failing that, Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Prime Rate Loans.

4.8.          Illegality. If any Lender reasonably determines that any Change in Law has made it unlawful, or that any governmental authority having jurisdiction over such Lender has asserted that it is unlawful, for any Lender or its Lending Office to make, maintain or fund Loans or other Obligations, or materially restricts the authority of such Lender to (i) purchase or sell, or to take deposits of, the applicable currency or (ii) determine or charge interest rates based upon SOFR or Daily Simple SOFR, then, on notice thereof by such Lender to Borrowers through Administrative Agent, (A) in the case of any determination described in the foregoing clause (i), any obligation of such Lender to make or continue Loans or the Obligations in such currency shall be suspended until such Lender notifies Administrative Agent and Borrowers that the circumstances giving rise to such determination no longer exist and, until such time, the Loans or Obligations of such Lender in such currency shall, at the option of Borrower, be converted to, and shall continue, as Prime Rate Loans and Obligations denominated in Dollars, and (B) in the case of any determination described in the foregoing clause (ii), any obligation of such Lender to maintain Loans accruing interest at SOFR or Daily Simple SOFR, or to convert Loans accruing interest calculated by reference to the Prime Rate to be Loans accruing interest calculated by reference to SOFR or Daily Simple SOFR, shall be suspended until such Lender notifies Administrative Agent and Borrowers that the circumstances giving rise to such determination no longer exist and, until such time, the Loans or Obligations of such Lender outstanding at the time of such suspension shall, at the option of the applicable Borrower, be continued as Prime Rate Loans. Upon the prepayment of any such Loans, the applicable Borrower shall also pay accrued and unpaid interest on the amount so prepaid. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

Section 5.               SECURITY

5.1.          Liens and Security Interest.

(a)            Collateral Grant. In order to secure the Obligations and until payment and performance in full of such Obligations and the expiration or termination of all Commitments hereunder and the termination of the Loan Documents, the respective Borrowers each hereby pledges, charges and assigns by way of security to Administrative Agent and grants to Administrative Agent, for the benefit of the Lenders, a first priority security interest in and Lien on their respective rights in the following (to the extent applicable), whether now existing or hereafter acquired or arising and wherever located (the “Collateral”):

(i)            all of such Borrower’s rights to make Capital Calls on Investors and all other rights, titles, interests, powers and privileges related to, appurtenant to or arising out of such Borrower’s right to require or demand that the Investors make Capital Contributions to such Borrower;

(ii)            all of such Borrower’s rights, titles, interests and privileges in and to the Capital Commitments, the Uncalled Capital Commitments, Pending Capital Calls and Capital Contributions made by Investors;

(iii)            all of such Borrower’s rights, titles, interests, remedies, and privileges under the applicable Operative Documents and Subscription Agreements to issue Capital Calls and to receive and enforce the funding of Capital Contributions;

(iv)            the Collateral Account and any successor or substitute accounts, together with all of the applicable Borrower’s right, title, and interest in and to such account, all sums or other property now or at any time hereafter on deposit therein, credited thereto, or payable thereon, and all instruments, documents, certificates, and other writings evidencing such account;

(v)            in the case only of Additional Borrowers, all of such Additional Borrower’s rights, titles, interest and privileges in (x) the Investments, whether now existing or hereafter acquired or arising and wherever located, and (y) its Investment Collection Account, and any successor or substitute accounts, together with all of such Additional Borrower’s right, title, and interest in and to such account, all sums or other property now or at any time hereafter on deposit therein, credited thereto, or payable thereon, and all instruments, documents, certificates, and other writings evidencing such account;

(vi)            in the case only of Additional Borrowers, all other assets of such Additional Borrower, including, without limitation, all instruments, documents, general intangibles, investment property, supporting obligations, accounts, or deposit accounts under the Uniform Commercial Code or otherwise relating to the foregoing; and

(vii)            all proceeds of any and all of the foregoing.

Notwithstanding the foregoing, the Collateral shall not include (a) any Investments or other assets to the extent any valid contract with respect to such Investment or asset or any applicable law prohibits the grant of a security interest in such Investment, asset or contract; provided, however, that this clause (a) shall not exclude the cash proceeds of any such Investment, asset or contract or any prohibition invalidated by Sections 9-406, 9-407, 9-408 or 9-409 of the UCC, (b) Margin Stock, (c) equity interests in any Subsidiary of a Borrower, (d) cash or cash equivalents, repurchase agreements and any other liquid investment products, (e) Excluded Amounts and (f) Investments held by the Initial Borrower.

(b)            Reliance. Borrowers acknowledge and agree that Administrative Agent and each Lender have entered into this Credit Agreement, extended credit hereunder and at the time of each Loan will make such credit extension in reliance on the obligations of the Investors to fund their respective Capital Commitments and accordingly, it is the intent of the parties that such Capital Commitments may be enforced by Administrative Agent, pursuant to the terms of the Loan Documents, without further action by Borrowers and notwithstanding any compromise of any such Capital Commitment after the Closing Date by all the Investors in a manner similar to the compromise procedure permitted by 6 Del. Code section 17-502(b).

5.2.          The Collateral Account; the Investment Collection Account; Capital Calls.

(a)            The Collateral Account; the Investment Collection Account. Borrowers shall require all their Investors to wire transfer all monies or sums paid or to be paid by such Investors pursuant to Capital Calls made by the applicable Borrower, on such Borrower’s behalf, only to the applicable Collateral Account. In addition, Borrowers shall deposit into the applicable Collateral Account any payments that any Borrower receives directly from the applicable Investors as Capital Contributions. Additional Borrowers shall deposit any payment or proceed that any such Additional Borrower receives from or on account of any Investment, other than any Excluded Amounts, only into the applicable Investment Collection Account.

(b)            Use of the Collateral Account; Investment Collection Account. The Borrowers may withdraw funds from the Collateral Account or the Investment Collection Account only in compliance with Section 9.14. Upon the occurrence and continuance of (i) an Event of Default or (ii) a mandatory prepayment having been triggered pursuant to Section 3.4(b) that is unpaid, (A) no Borrower shall have the right to, and shall not, give instructions to the Account Bank with respect to the Collateral Account of any Borrower or the Investment Collection Account of any Additional Borrower (other than to direct that such defaulted amount or mandatory prepayment be made from such account) and (B) Administrative Agent is authorized to take exclusive control of each Collateral Account and, in the case of Additional Borrowers, Investment Collection Account. Upon a change of circumstance such that events in clauses (i) and (ii) above have been remedied or upon payment of all outstanding Obligations, Administrative Agent shall promptly relinquish exclusive control of each Collateral Account and Investment Collection Account. If the Account Bank with respect to any Collateral Account or the Investment Collection Account ceases to be an Eligible Institution, each applicable Borrower shall have thirty (30) days following notice from the Administrative Agent to move its Collateral Account or, in the case of Additional Borrowers, Investment Collection Account to a replacement Account Bank that is Signature Bank or an Eligible Institution. If an Account Bank terminates a Deposit Account Control Agreement, the applicable Borrower shall open a new collateral account or investment collection account, as applicable, that is subject to a new Deposit Account Control Agreement with a replacement Account Bank within thirty (30) days of the earlier of (i) such termination and (ii) the terminating Account Bank providing notice of its intent to terminate such Deposit Account Control Agreement.

(c)            No Duty. Notwithstanding anything to the contrary herein contained, it is expressly understood and agreed that neither Administrative Agent nor any Lender undertakes any duties, responsibilities, or liabilities with respect to the Capital Calls issued by a Borrower. Neither Administrative Agent nor any Lender shall be required to take any action with respect to any other matter that might arise in connection with the Constituent Documents of any Borrower, a Subscription Agreement, a Side Letter or any Capital Call. Neither Administrative Agent nor any Lender shall have any duty to determine or inquire into any happening or occurrence or any performance or failure of performance of any Borrower or any of the Investors.

(d)            Disbursements from Collateral Account. Upon the occurrence and continuance of (i) an Event of Default or (ii) a mandatory prepayment having been triggered pursuant to Section 3.4(b) that is unpaid, each Borrower hereby irrevocably authorizes and directs Administrative Agent to charge from time to time the Collateral Account for amounts not paid when due; provided that promptly after any disbursement of funds from such account to the Lenders, Administrative Agent shall provide notice thereof to Borrowers.

(e)            No Representations. Neither Administrative Agent nor any Lender shall be deemed to make at any time any representation or warranty as to the validity of any Capital Call nor shall Administrative Agent or any Lender be accountable for any Borrower’s use of the proceeds of any Capital Contribution.

(f)            No Impairment of Rights. The rights of Administrative Agent hereunder shall not be released, diminished, impaired, reduced or adversely affected by (i) any adjustment, indulgence, forbearance or compromise that might be granted or given by Administrative Agent to any primary or secondary obligor or in connection with any security for the Obligations; (ii) any full or partial release of any security for the Obligations, except in accordance with the provisions of the Loan Documents; (iii) any other action taken or omitted to be taken by Administrative Agent in connection with the Obligations, whether or not such action or omission prejudices any Borrower or increases the likelihood that the Collateral Account will be applied to the Obligations; or (iv) notice of any of the foregoing.

(g)            Additional Rights. Administrative Agent may, at any time and from time to time, without further consent of or notice to any Borrower, and with or without valuable consideration (i) release any Person primarily or secondarily liable in respect of the Obligations or any security therefor; (ii) renew, extend or accept partial payments upon, release or permit substitutions for or withdrawals of, any security (other than a Collateral Account or Investment Collection Account) at any time directly or indirectly, immediately or remotely, securing the payment of the Obligations or any part thereof; or (iii) release or pay to any Borrower, or any other Person otherwise entitled thereto, any amount paid or payable in respect of any such other direct or indirect security for the Obligations, or any part thereof.

5.3.           Agreement to Deliver Additional Collateral Documents. The Borrowers shall deliver such security agreements, financing statements, assignments, and other collateral documents, in form and substance satisfactory to Administrative Agent, as Administrative Agent may reasonably request from time to time for the purpose of granting to, or maintaining or perfecting in favor of Administrative Agent, for the benefit of the Lenders, first priority security interests in the Collateral, together with other assurances of the enforceability and first priority of the Lenders’ Liens and assurances of due recording and documentation of the Filings and Loan Documents or copies thereof, as Administrative Agent may reasonably require to avoid material impairment of the first priority Liens and security interests granted or purported to be granted in accordance with this Section 5 (in each case subject to Permitted Liens).

5.4.           Subordination.

(a)            Subordination of Claims. Upon the occurrence and continuance of (i) an Event of Default or (ii) a mandatory prepayment having been triggered pursuant to Section 3.4(b) that is unpaid, no Borrower shall make any payments of any kind, directly or indirectly, on any debts and liabilities to any other Borrower, Investor, the Investment Adviser or the Administrator, whether now existing or hereafter arising and whether direct, indirect, several, joint and several, or otherwise, and howsoever evidenced or created (collectively, the “Other Claims”), but excluding payments to another Borrower to the extent such payments are solely used to pay a defaulted payment or mandatory prepayment, in each case, of the Obligations. All Other Claims, together with all Liens on assets securing the payment of the Other Claims shall at all times during the continuance of an Event of Default or during the existence of a mandatory prepayment having been triggered pursuant to Section 3.4(b) that is unpaid be subordinated to and inferior in right and in payment to the Obligations and all Liens on assets securing all or any portion of the Obligations of any Borrower, and each Borrower, the Investment Adviser and the Administrator each agrees to take such actions as are necessary to provide for such subordination between it and any other Borrower, the Investment Adviser and/or the Administrator. Each of the Investment Adviser and the Administrator acknowledges and agrees that at any time an Event of Default has occurred and is continuing or a mandatory prepayment has been triggered pursuant to Section 3.4(b) that is unpaid, the payment of any Other Claims due and owing to it from any Borrower shall be subordinated to and inferior in right and payment to the Obligations in all respects.

(b)            Subordination of Rights. Upon the occurrence and continuance of (i) an Event of Default or (ii) a mandatory prepayment having been triggered pursuant to Section 3.4(b) that is unpaid, no Borrower shall exercise or enforce: (A) any creditor’s or partnership right it may have against any Investor or (B) any rights or remedies against any Investor under the Constituent Documents of such Person or the Subscription Documents, in each case ((A) and (B)), other than (1) to send notice of an overdue and unpaid Capital Contribution or (2) otherwise upon request by Administrative Agent during a Standstill Period.

Section 6.              CONDITIONS PRECEDENT TO LENDING.

6.1.            Obligations of the Lenders. The obligation of the Lenders to advance the initial Borrowing shall not become effective until the date on which Administrative Agent shall have received each of the following documents and each of the other conditions listed below is satisfied:

(a)            Credit Agreement and Loan Documents. This Credit Agreement and any other Loan Document, duly executed and delivered by the Initial Borrower and the other Persons party thereto;

(b)            Filings. (i) Satisfactory reports of searches of Filings in the jurisdiction of formation or registration of the Initial Borrower, copies of the financing statements on file in such jurisdictions and evidence that no Liens on the Collateral exist, or, if necessary, copies of proper financing statements, if any, filed on or before the date hereof necessary to terminate all security interests and other rights of any Person in any Collateral previously granted and (ii) Filings satisfactory to Administrative Agent with respect to the Collateral, submitted for filing in the appropriate public filing office(s) (as applicable), to perfect Administrative Agent’s first priority security interest in the Collateral (subject to Permitted Liens);

(c)            Responsible Officer Certificates. A certificate from a Responsible Officer of the Initial Borrower, in the form of Exhibit D;

(d)            Constituent Documents. True and complete copies of the Constituent Documents of the Initial Borrower, Investment Adviser and Administrator, together with certificates of good standing, in each case certified by a Responsible Officer, to be correct and complete copies thereof and in effect on the date hereof;

(e)            Authority Documents. Resolutions authorizing the entry into the transactions contemplated in the Loan Documents by the Initial Borrower, certified by a Responsible Officer, as correct and complete copies thereof;

(f)            Incumbency Certificate. From the Initial Borrower, a signed certificate of a Responsible Officer, who shall certify the names of the Persons authorized, on the date hereof, to sign each of the Loan Documents, together with the true signatures of each such Person; Administrative Agent may conclusively rely on such certificate until it shall receive a further certificate canceling or amending the prior certificate and submitting the authority and signatures of the Persons named in such further certificate;

(g)            Opinions. A favorable written opinion of counsel to the Initial Borrower in form and substance reasonably satisfactory to Administrative Agent;

(h)            Investor Documents. A copy of each Investor’s duly executed Subscription Agreement and Side Letter (if applicable) with the Initial Borrower, which in each case shall be acceptable to Administrative Agent and each Lender in its sole discretion, as well as a schedule of the Commitment Periods for all Investors;

(i)            Payoff Information. Evidence reasonably satisfactory to the Administrative Agent that the credit facility evidenced by the Prior Loan Agreement has been paid in full;

(j)            ERISA Status. With respect to the Initial Borrower, either (i) a favorable written opinion of counsel to the Initial Borrower, addressed to Administrative Agent, reasonably acceptable to Administrative Agent and its counsel, regarding the status of the Initial Borrower as an Operating Company (or a copy of such opinion addressed to the Investors of the Initial Borrower, reasonably acceptable to Administrative Agent and its counsel, together with a reliance letter with respect thereto, addressed to Administrative Agent); or (ii) a certificate, addressed to Administrative Agent, signed by a Responsible Officer of the Initial Borrower, that the underlying assets of the Initial Borrower do not constitute Plan Assets because less than twenty-five percent (25%) of the total value of each class of equity interests in the initial Borrower is held by “benefit plan investors” within the meaning of Section 3(42) of ERISA; and

(k)            Deposit Account Control Agreement. A Deposit Account Control Agreement, duly executed and delivered by the Initial Borrower, the Account Bank and the Administrative Agent, with respect to the Collateral Account, which shall be acceptable to Administrative Agent and each Lender it its sole discretion;

(l)            “Know-Your-Customer” Information and Documents. Such documentation requested by the Lenders so that the Initial Borrower is KYC Compliant.

(m)            Fees; Costs and Expenses. Payment of all fees and other amounts due hereunder on or prior to the date hereof, and payment of all reasonable expenses required to be reimbursed or paid by Borrowers hereunder, including the reasonable and documented fees and disbursements of Cadwalader, Wickersham & Taft LLP.

6.2.            Conditions to all Loans. The obligation of the Lenders to advance each Borrowing (including the initial Borrowing) is subject to the following conditions precedent:

(a)            Representations and Warranties. The representations and warranties of the Borrowers in the Loan Documents are true and correct in all material respects (without duplication of any materiality qualifier) on and as of the date of such Borrowing, except to the extent that such representations and warranties relate to an earlier date, in which case, such representations and warranties are true and correct in all material respects (without duplication of any materiality qualifier) as of such earlier date;

(b)            No Default. No event shall have occurred and be continuing, or would result from the Borrowing, which constitutes an Event of Default or a Potential Default;

(c)           Material Adverse Change. No Material Adverse Change shall have occurred and be continuing;

(d)           Request for Borrowing. Administrative Agent shall have received a Request for Borrowing, together with a Borrowing Base Certificate and, in the case of a borrowing by an Additional Borrower, an Investment Report;

(e)           No Investor Excuses. Other than as disclosed to Administrative Agent in writing, the Borrowers have no knowledge or reason to believe any Investor would be entitled to exercise any withdrawal, excuse or exemption right under the applicable Operative Documents, its Subscription Agreement or any Side Letter with respect to any Investment being acquired in whole or in part with any proceeds of the related Loan, provided, that if the Borrowers have disclosed a potential excuse or exemption right to Administrative Agent in writing, the applicable Investor shall be deemed to be an “Excused Investor” hereunder, but Borrowers shall not be prohibited from such Borrowing upon satisfaction of the other conditions therefor; and

(f)            Available Commitment. After giving effect to the proposed Borrowing, the ~~Dollar Equivalent of the~~ Principal Obligations will not exceed the Available Commitment and ~~the aggregate Dollar Equivalent of~~ the Principal Obligations will not exceed the Maximum Commitment.

(g)           Eligible Investments. Other than as disclosed to the Administrative Agent in writing, the Borrowers have no knowledge or reason to believe that any Investment is no longer an Eligible Investment (provided, that if the Borrowers have disclosed the foregoing to the Administrative Agent in writing, such Investment shall be excluded from the calculation of the Available Commitment, but Borrower shall not be prohibited from such Borrowing upon satisfaction of the other conditions therefor).

6.3.           Additional Borrowers. Borrowers may at any time request that Additional Borrowers be added as parties hereunder. The addition of such Additional Borrower as a Borrower hereunder and for all purposes under the Loan Documents is subject to (i) consent of the Lenders, in their reasonable discretion, and (ii) Administrative Agent’s receipt of the following documents and satisfaction of the following conditions precedent (and upon the satisfaction of such requirements such Additional Borrower shall be a Borrower hereunder and for all purposes under the Loan Documents):

(a)            Additional Borrower Joinder. An Additional Borrower Joinder, duly executed and delivered by the parties thereto, in form and substance reasonably acceptable to the Lenders;

(b)           Filings. (i) Satisfactory reports of searches of Filings in the jurisdiction of formation of such additional Borrower, copies of the financing statements on file in such jurisdictions and evidence that no Liens on the Collateral exist (other than Permitted Liens), or, if necessary, copies of proper financing statements, if any, filed on or before the date hereof necessary to terminate all security interests and other rights of any Person in any Collateral previously granted and (ii) unfiled copies of each UCC-1 with respect to such additional Borrower as debtor and Administrative Agent as secured party reasonably satisfactory to Administrative Agent with respect to the Collateral, to perfect Administrative Agent’s first priority security interest in the Collateral (subject to Permitted Liens);

(c)           Responsible Officer’s Certificates. A certificate from a Responsible Officer of such additional Borrower, in the form of Exhibit D;

(d)           Constituent Documents. True and complete copies of the Constituent Documents of such additional Borrower, together with certificates of good standing, in each case certified by a Responsible Officer of such additional Borrower to be correct and complete copies thereof and in effect on the date hereof;

(e)            Authority Documents. Resolutions authorizing the entry into the transactions contemplated in the Loan Documents by such additional Borrower, certified by a Responsible Officer as correct and complete copies thereof;

(f)            Incumbency Certificate. From such Borrower, a signed certificate of a Responsible Officer, who shall certify the names of the Persons authorized, on the date hereof, to sign each of the Loan Documents, together with the true signatures of each such Person; Administrative Agent may conclusively rely on such certificate until it shall receive a further certificate canceling or amending the prior certificate and submitting the authority and signatures of the Persons named in such further certificate;

(g)           Opinions. A favorable written opinion of counsel to such additional Borrower, in form and substance reasonably satisfactory to Administrative Agent;

(h)           Investors. Any new Investors (i.e., such Investors are not existing Investors in an existing Borrower) of such additional Borrower shall be acceptable to Lenders in their reasonable discretion;

(i)            Investor Documents. A copy of a duly executed Subscription Agreement and Side Letter (if applicable) of each Investor in such additional Borrower;

(j)            Collateral Accounts and Investment Collection Accounts. Such additional Borrower shall have entered into customary agreements or other arrangements acceptable to Administrative Agent whereby such additional Borrower shall maintain the Collateral Account and Investment Collection Account with the Account Bank or Administrative Agent, as applicable;

(k)            Fees; Costs and Expenses. Payment of all fees and other amounts due hereunder on or prior to the date hereof, and payment of all reasonable expenses required to be reimbursed or paid by Borrowers hereunder, including the reasonable and documented fees and disbursements of Cadwalader, Wickersham & Taft LLP and counsel to Administrative Agent in each applicable jurisdiction;

(l)             ERISA Status. With respect to such additional Borrower, either (i) a written opinion of counsel to such additional Borrower, addressed to Administrative Agent, reasonably acceptable to Administrative Agent and its counsel, stating that such additional Borrower should qualify as an Operating Company (or a copy of such opinion addressed to certain or all of the Investors or another Borrower, reasonably acceptable to Administrative Agent and its counsel, together with a reliance letter with respect thereto, addressed to Administrative Agent); or (ii) a certificate, addressed to Administrative Agent, signed by a Responsible Officer of such additional Borrower, stating that the underlying assets of such additional Borrower do not constitute Plan Assets because less than twenty-five percent (25%) of the total value of each class of equity interests in such additional Borrower is held by “benefit plan investors” within the meaning of Section 3(42) of ERISA; and

(m)           “Know-Your-Customer” Information and Documents. Such documentation (including, without limitation, a Beneficial Ownership Certification in relation to each Borrower that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation) requested by the Lenders so that such additional Borrower is KYC Compliant prior to the date on which such additional Borrower is to be added as an additional Borrower hereunder; and

(n)            Additional Information. Administrative Agent shall have received such other information and documents as may reasonably be required by any Lender. In addition, each Lender shall have completed to its reasonable satisfaction and in its reasonable discretion its due diligence review of such additional Borrower.

Section 7.           REPRESENTATIONS AND WARRANTIES OF THE BORROWERS

To induce the Lenders to make the Loans hereunder, Borrowers each hereby represents and warrants to Administrative Agent and the Lenders that:

7.1.          Organization and Good Standing. Each Borrower is duly incorporated, organized, registered, validly existing and in good standing under the laws of its jurisdiction of organization, formation, registration or incorporation, as applicable, has the requisite power and authority to own its properties and assets and to carry on its business as now conducted, and is qualified to do business in each jurisdiction where the nature of the business conducted or the property owned or leased requires such qualification, except where the failure to be so qualified to do business would not have a Material Adverse Effect.

7.2.          Authorization and Power. Each Borrower has the partnership, exempted limited partnership, limited liability company or corporate power, as applicable, and requisite authority to execute, deliver, and perform its respective obligations under the Loan Documents to be executed by it, its Constituent Documents, and its Subscription Agreements. Each Borrower is duly authorized to, and has taken all partnership, exempted limited partnership, limited liability company or corporate action, as applicable, necessary to authorize it to execute, deliver, and perform its obligations under the Loan Documents, its Constituent Documents, and the Subscription Agreements, and is and will continue to be duly authorized to perform its obligations under the Loan Documents, its Constituent Documents and the Subscription Agreements.

7.3.          No Conflicts or Consents. None of the execution and delivery of the Loan Documents, the consummation of any of the transactions herein or therein contemplated, or the compliance with the terms and provisions hereof or thereof, will contravene or conflict, in any material respect, with (a) any Applicable Law which the Borrower is subject, (b) any judgment, license, order or permit applicable to the Borrower, (c) the Borrowers’ Constituent Documents or any Side Letter, or (d) any material indenture, mortgage, contract, deed of trust or other agreement or instrument to which the Borrower is a party or by which the Borrower may be bound or to which the Borrower may be subject. No consent, approval, authorization or order of any court or Governmental Authority, Investor or third party is required in connection with the execution and delivery by the Borrower of the Loan Documents or to consummate the transactions contemplated hereby or thereby, including its Constituent Documents, except, in each case, for that which has already been obtained.

7.4.          Enforceable Obligations. This Credit Agreement and the other Loan Documents to which each Borrower is a party are the legal and binding obligations of such Borrower, enforceable in accordance with their respective terms, subject to Debtor Relief Laws and general equitable principles (whether considered a proceeding in equity or at law).

7.5.          Priority of Liens; Eligibility of Investments. The Loan Documents create, as security for the Obligations, valid and enforceable, perfected first priority security interests in and Liens on all of the Collateral in favor of Administrative Agent, for the benefit of the Lenders, subject to no other Liens (other than Permitted Liens), except as enforceability may be limited by Debtor Relief Laws and general equitable principles (whether considered in a proceeding in equity or at law). Such security interests in and Liens on such Collateral shall be superior to and prior to the rights of all third parties in such Collateral (subject to Permitted Liens), and, other than in connection with any future change in the applicable Borrower’s name, identity or structure, or its jurisdiction of organization, registration or incorporation, as the case may be, no further recordings or Filings are or will be required in connection with the creation, perfection or enforcement of such security interests and Liens, other than the filing of continuation statements in accordance with Applicable Law. Each Investment included as an Eligible Investment in any calculation of the Available Commitment or other report was, in fact, to the knowledge of the Borrowers, an Eligible Investment as such time.

7.6.          Financial Condition. Commencing after the first submission of the financial statements and reports as described in Section 8.1, the Borrowers have delivered to Administrative Agent the most recently available copies of such financial statements and reports, in each case which are true and correct in all material respects, and such financial statements fairly present in all material respects the financial condition of such Borrower as of the applicable date of delivery.

7.7.          Full Disclosure. No written factual representation, warranty or other statement (other than general economic or industry data) of any Borrower in any certificate or written statement given to Administrative Agent, as of the date such representation, warranty, or other statement was made, taken together with all such written certificates and written statements given to Administrative Agent, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading in any material respect (it being recognized by Administrative Agent that the projections and forecasts provided by the Borrowers in good faith and based upon reasonable assumptions and any statements with respect to the collectability of, or risks or benefits associated with, any loan (whether or not such loan appears on the Watch List) are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).

7.8.          No Default. No event has occurred and is continuing which constitutes an Event of Default or, to the knowledge of the applicable Borrower, a Potential Default.

7.9.          No Litigation. (a) As of the Closing Date, there are no actions, suits, investigations or legal, equitable, arbitration or administrative proceedings in any court or before any arbitrator or Governmental Authority (“Proceedings”) pending or, to any Borrower’s knowledge, threatened, against any Borrower, other than any such Proceeding that has been disclosed in writing by such Borrower to Administrative Agent, and (b) as of any date after the Closing Date, there are no such Proceedings pending, or to any Borrower’s knowledge, threatened in writing by or against such Borrower that would reasonably be expected to result in a Material Adverse Effect.

7.10.        Material Adverse Change. No circumstances exist or changes to any Borrower have occurred since the date of the most recent financial statements of such Borrower delivered to Administrative Agent which would reasonably be expected to result in a Material Adverse Change.

7.11.        Taxes. All U.S. federal income and other material tax returns, information statements and reports required to be filed by any Borrower in any jurisdiction have been filed and all U.S. federal income and other material taxes, assessments, fees, and other governmental charges upon such Borrower or upon any of its properties, income or franchises have been paid prior to the time that such taxes become delinquent. There is no proposed material tax assessment against any Borrower or any basis for such assessment.

7.12.        Principal Office; Jurisdiction of Formation. Each of the chief executive office, jurisdiction of formation or registration and principal place of business of the Borrowers is correctly listed on Schedule I hereto.

7.13.        ERISA. Either (a) the underlying assets of each Borrower do not constitute “plan assets” within the meaning of the Plan Asset Regulation because such Borrower qualifies as an “operating company” within the meaning of the Plan Asset Regulation or (b) “Benefit Plan Investors” (as defined in Section 3(42) of ERISA) hold less than twenty-five percent (25.0%) of each class of equity interests in such Borrower (calculated in accordance with Section 3(42) of ERISA) and, accordingly, the underlying assets of such Borrower do not constitute “plan assets” within the meaning of the Plan Asset Regulation. Assuming that no portion of any Borrowing is or has been funded with “plan assets” (within the meaning of the Plan Asset Regulation) of any Plan, unless Administrative Agent and the Lenders relied on an available prohibited transaction exemption, all of the conditions of which are satisfied, the execution, delivery and performance of this Credit Agreement and the other Loan Documents by each Borrower, the enforcement of the Obligations in accordance with the terms of this Credit Agreement and the other Loan Documents, and the borrowing and repayment of amounts under this Credit Agreement, do not constitute a non-exempt prohibited transaction under Section 406(a) of ERISA or Section 4975(c)(1)(A) - (D) of the Internal Revenue Code. No Borrower nor any member of any Borrower’s Controlled Group has established, maintains or has any obligation to contribute to any Plan, except as could not reasonably be expected to result in a material adverse effect on the business or operations of such Borrower.

7.14.        Compliance with Law. Each Borrower is in compliance with all Applicable Laws, including, without limitation, Environmental Laws, except where non-compliance would not be reasonably likely to have a Material Adverse Effect.

7.15.        Capital Commitments and Contributions. As of the Closing Date, all the Investors and their Capital Commitments and Uncalled Capital Commitments are set forth on Exhibit A. No Capital Calls have been delivered to the Investors other than those disclosed to Administrative Agent. Pursuant to the applicable Operative Document, Subscription Agreements and Side Letters, each Capital Commitment may be subject to a Capital Call for paying the Obligations (without meeting any special conditions, including the use of any Loan or the timing of any Borrowing) at any time, without regard to the termination or expiration of the Commitment Period.

7.16.        Fiscal Year. The fiscal year of such Borrower ends on September 30 in each year.

7.17.        Investor Documents. Each Investor has executed a Subscription Agreement which has been provided to Administrative Agent. Each Side Letter that has been entered into by such Investor has been provided to Administrative Agent. For each Investor, (i) the applicable Operative Document and its Subscription Agreement (and any related Side Letter) set forth its entire agreement regarding its Capital Commitment and (ii) no changes, modifications, amendments or waivers were otherwise made to the applicable Operative Document, form Subscription Agreement attached hereto, or any related Side Letter.

7.18.        Margin Stock. No Borrower is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Loan will be used: (a) to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock; (b) to reduce or retire any Indebtedness which was originally incurred to purchase or carry any such Margin Stock; or (c) for any other purpose which, in each of the foregoing clauses (a), (b) and (c), would result in a violation of Regulation T, U or X. No Borrower nor any Person acting on behalf of the Borrowers has taken or will take any action which might cause any Loan Document to violate Regulation T, U or X or any other regulation of the Board of Governors of the Federal Reserve System or to violate Section 7 of the Securities Exchange Act, in each case as now in effect or as the same may hereafter be in effect. No Loan will be secured at any time by, and the Collateral in which any Borrower has granted to Administrative Agent, for the benefit of each of Administrative Agent and the Lenders, a security interest and Lien pursuant to the Loan Documents will not contain at any time any Margin Stock.

7.19.        Investment Company Act. Other than the Initial Borrower, which is an “investment company” that has elected to be regulated as a “business development company” within the meaning of the Investment Company Act of 1940, as amended, no Borrower is required to be registered as an “investment company” as defined in the Investment Company Act of 1940, as amended.

7.20.        No Defenses. No Borrower knows of any default or circumstance which with the passage of time and/or giving of notice, could constitute a breach or default under its Constituent Documents, any Subscription Agreement or Side Letter which would constitute a defense to the obligation of any Investor to make Capital Contributions, or has any knowledge of any claims of offset or any other claims of any Investor against a Borrower which could diminish or adversely affect the obligations of such Investor to fund Capital Calls.

7.21.        No Withdrawals or Reductions of Capital Commitments. No Investor has withdrawn or reduced such Investor’s Capital Commitment for any reason other than (a) expiration of such Capital Commitment at scheduled maturity as provided in its Subscription Documents and (b) transfers to such Investor’s Affiliates as expressly permitted under the Constituent Documents of the applicable Borrower.

7.22.        Sanctions. No Borrower nor any subsidiary, director or officer thereof, or to such Borrower’s actual knowledge, any Affiliate, any Investor or any agent or employee of a Borrower, is a Person that is, or is owned or controlled by a Person that is (a) currently the subject of any Sanctions or is otherwise a Sanctioned Person, (b) located, organized or resident of a country or territory that is, or whose government is, a Sanctioned Country or is otherwise subject to Sanctions, or (c) has more than ten percent (10%) of its assets in Sanctioned countries or derives more than ten percent (10%) of its revenues or profits from investments in or transactions with Sanctioned Persons or Sanctioned Countries. Each Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by such Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws, Sanctions Laws and applicable Sanctions, and such Borrower, its Subsidiaries and their respective officers and employees, and to the knowledge of such Borrower, its directors and agents, are in compliance with Anti-Corruption Laws, Sanctions Laws, and applicable Sanctions in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in such Borrower being designated as a Sanctioned Person. None of (a) any Borrower, any Subsidiary or any of their respective directors, officers or employees, or (b) to the knowledge of any such Borrower or Subsidiary, any agent of such Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing, use of proceeds or other transaction contemplated by this Credit Agreement will violate Anti-Corruption Laws, Sanctions Laws or applicable Sanctions. To each Borrower’s actual knowledge, no Investor’s funds used in connection with this transaction are derived from illegal or suspicious activities.

7.23.        Insider. No Borrower is an “executive officer,” “director,” or “person who directly or indirectly or acting through or in concert with one or more persons owns, controls, or has the power to vote more than ten percent (10%) of any class of voting securities” (as those terms are defined in 12 U.S.C. §375b or in regulations promulgated pursuant thereto) of any Lender, of a bank holding company of which any Lender is a subsidiary, or of any subsidiary of a bank holding company of which any Lender is a subsidiary.

7.24.        Financial Condition. Each Borrower is Solvent.

7.25.        Other Investment Vehicles. Other than as disclosed to Administrative Agent and the Lenders in writing, no Alternative Investment Vehicles have been formed.

7.26.        Borrowing Base Certificate and Investment Report. The Borrowing Base Certificate and, in the case of Additional Borrowers, the Investment Report, as each may be updated in writing from time to time by the applicable Borrowers, is, to the knowledge of the applicable Borrower, true and correct in all material respects.

Section 8.           AFFIRMATIVE COVENANTS OF THE BORROWERS

So long as the Commitments remain outstanding and until payment and performance in full of the outstanding Obligations, each Borrower agrees that:

8.1.          Financial Statements, Reports and Notices. The Borrowers shall deliver to Administrative Agent, and promptly upon receipt thereof, Administrative Agent will provide copies thereof to all Lenders, in each case via physical copies or an electronic or other communication data room or medium as Administrative Agent may reasonably request, the following:

(a)           Financial Reports.

(i)            Annual Reports. As soon as available, but no later than one hundred eighty (180) days after the end of each fiscal year for Borrowers, (A) the audited balance sheet and related statements of operations, income, partners’ equity and cash flows of the Borrowers as of the end of and for such year, setting forth in each case in comparative form (if applicable) the figures for the previous fiscal year, all reported on by a firm of nationally recognized independent certified public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Borrowers on a consolidated basis in accordance with GAAP, (B) a copy of all financial reports and statements, and any notes thereon, delivered to the Investors during such fiscal year not previously delivered to Administrative Agent, (C) a schedule of the current face value of all Investments, (D) a Watch List and (E) when Additional Borrowers are party to this Credit Agreement, an Investment Report.

(ii)            Quarterly Reports. As soon as available, but no later than one hundred twenty (120) days after the end of each of the first three fiscal quarters of each fiscal year of Borrowers, (A) the unaudited balance sheet and related statements of operations, income, schedule of investments, partners’ equity and cash flows of Borrowers as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year; provided that the financial statements delivered for the first (1st) fiscal quarter of each year may be preliminary in nature, with final financial statements for such fiscal quarter being delivered with the annual financial statements for the prior fiscal year as required pursuant to Section 8.1(a)(i), (B) a copy of all financial reports and statements, and any notes thereon, delivered to the Investors during such fiscal quarter, (C) a schedule of the current face value of all Investments, (D) a Watch List and (E) when Additional Borrowers are party to this Credit Agreement, an Investment Report.

Information required to be delivered pursuant to this Section 8.1(a) shall be deemed to have been delivered if such information, or one or more annual or quarterly reports containing such information, shall be available on the website of the SEC at http://www.sec.gov and the applicable Borrower informs the Administrative Agent that such information has been posted.

(b)           Compliance Certificate. As soon as available, but no later than the date any financial statements are due pursuant to Section 8.1(a), a compliance certificate in the form of Exhibit C hereto (the “Compliance Certificate”), certified by a Responsible Officer of Borrowers to be true and correct, (i) stating whether any Event of Default or, to the knowledge of the applicable Borrower, any Potential Default exists, (ii) stating whether, to the knowledge of the applicable Borrower, Borrowers are in full compliance with all the terms and conditions of the Loan Documents, and setting forth a summary of calculations demonstrating compliance with the financial covenants set forth herein, and (iii) providing such other information as Administrative Agent may reasonably request.

(c)           Capital Calls. (i) Within ten (10) days after the issuance of each Capital Call, the applicable Borrowers shall notify Administrative Agent of the timing and amount of such Capital Call and the aggregate amount of Uncalled Capital Commitments of the Investors and (ii) Borrowers shall promptly notify Administrative Agent of the identity of any Investor that fails to fund such Capital Call within thirty (30) days after the date such Capital Call is due (without regard to any additional cure or notice periods).

(d)           Notice of Default. Within two (2) Business Days of becoming aware of the existence of an Event of Default or Potential Default, the Borrowers shall furnish Administrative Agent a written notice specifying the nature and period of existence thereof and any action being taken with respect thereto.

(e)           Investor and Eligible Investment Events. Applicable Borrowers shall promptly notify Administrative Agent: (i) if, to the knowledge of such Borrower, any Investor has become a Defaulting Investor, (ii) if any Investor has provided a notice of withdrawal or request for excuse or exemption, (iii) of any transfer of any such Investor’s interest in a Borrower, (iv) if a new Investor acquires an interest in such Borrower after the Closing Date, or (v) if, to the knowledge of such Borrower, any Eligible Investment no longer meets the criteria of being an Eligible Investment. Applicable Borrowers shall, no later than thirty (30) days prior to the expiration of the Commitment Period of any Investor, notify the Administrative Agent of the expiration thereof.

(f)            Structure Chart. If any Alternative Investment Vehicle is formed, Borrowers will promptly deliver an updated fund structure chart to Administrative Agent.

(g)           ERISA Certification. Prior to admitting one or more ERISA Investors which would result in twenty-five percent (25%) or more of the total value of any class of equity interests in a Borrower being held by “benefit plan investors” within the meaning of Section 3(42) of ERISA, such Borrower shall deliver a favorable written opinion of counsel addressed to Lenders and reasonably acceptable to Administrative Agent, regarding the status of such Borrower as an Operating Company (or a copy of such opinion addressed to the Investors or another Borrower, reasonably acceptable to Administrative Agent and its counsel, together with a reliance letter with respect thereto, addressed to Administrative Agent).

(h)            Commitment Period. Applicable Borrowers shall promptly notify Administrative Agent of the expiration, termination or suspension of the Commitment Period, or any liquidation, winding up or dissolution of any such Borrower.

(i)             Litigation. Within five (5) days after the applicable Borrower’s receipt of notice thereof, Borrowers shall notify Administrative Agent of any Proceedings pending or threatened in writing against a Borrower that could, individually or in the aggregate, be reasonably likely to result in a Material Adverse Effect.

(j)             Other Reporting. Concurrently with the delivery to two or more unaffiliated Investors, copies of all other material (i) financial statements, (ii) appraisal reports, (iii) performance reports, (iv) notices, and (v) other matters at any time or from time to time furnished to the Investors.

(k)           Recallable Capital Notice. Promptly after the delivery to any Investor, notice of any distribution to any Investor that is Recallable Capital (it being agreed that any amounts distributed to any Investor constituting Recallable Capital shall be acknowledged by the Borrowers as being subject to recall as a Capital Contribution pursuant to the applicable Subscription Agreement) along with a revised Borrowing Base Certificate.

(l)            New Investors or Amended Investor Documents. Promptly after the execution thereof, applicable Borrowers shall deliver to Administrative Agent: (i) copies of the Subscription Agreement (and any related Side Letter) of any new Investor admitted after the Closing Date; (ii) any transfer documentation of any new Investor admitted after the Closing Date; (iii) written evidence of any increase or decrease in the Capital Commitment of any Investor; and (iv) any amendments to any Investor’s Side Letter.

(m)          Federal Reserve Form U-1. Whenever required to ensure compliance with Regulations T, U and X and upon the reasonable request of Administrative Agent, a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U and any other notice or form required under Regulation U.

(n)           Borrowing Base Certificate and Investment Report. The applicable Borrower will provide an updated Borrowing Base Certificate and, in the case of an Additional Borrower, an Investment Report certified by a Responsible Officer of such Borrower to be true and correct in all material respects setting forth a calculation of the Available Commitment in reasonable detail at each of the following times: (i) concurrently with each Compliance Certificate; (ii) in connection with any new Borrowing; (iii) concurrently with notice of the issuance of any Capital Calls by such Borrower to the Investors in accordance with Section 8.1(c); (iv) concurrently with notice of any distribution that gives rise to Recallable Capital in accordance with Section 8.1(k), (v) within three (3) Business Days after acquiring knowledge of any Investor Exclusion Event or that any Eligible Investment no longer meets the criteria of being an Eligible Investment; and (vi) within three (3) Business Days of any Borrower having knowledge of any other event that reduces the Available Commitment (such as, by way of example, a deemed capital contribution).

(o)           Other Information. Such other information concerning the business, properties, or financial condition of the Borrowers as Administrative Agent shall reasonably request.

(p)        Beneficial Ownership Information. (q) Applicable Borrowers shall provide Administrative Agent with prompt written notice of any changes to the beneficial ownership information set out on the CDD Attestation delivered to Administrative Agent by the Initial Borrower on the Closing Date (and with respect to any other applicable Borrower, the date such Borrower joins the Credit Agreement pursuant to Section 6.3). Borrowers understand and acknowledge that Administrative Agent and the Lenders rely on such true, accurate and up-to-date beneficial ownership information to meet Administrative Agent’s and the Lenders’ regulatory obligations to obtain, verify and record information about the beneficial owners of its legal entity customers.

8.2.          Payment of Obligations. Each Borrower shall pay and discharge all Indebtedness and other obligations, including all taxes, assessments, and governmental charges or levies imposed upon it, before any such obligation becomes delinquent, if such failure could reasonably be expected to result in a Material Adverse Effect; provided that such Borrower shall not be required to pay any tax, assessment, charge, or levy if the amount, applicability, or validity thereof shall be contested in good faith by adequate proceedings and adequate reserves therefor have been established in accordance with GAAP.

8.3.          Maintenance of Existence and Rights. Each Borrower shall preserve and maintain its existence. Each Borrower shall further preserve and maintain all of its rights, privileges, and franchises necessary in the normal conduct of its business and in accordance with all valid regulations and orders of any Governmental Authority the failure of which could reasonably be expected to result in a Material Adverse Effect.

8.4.          Books and Records; Access. Following at least five (5) Business Days prior written notice, each Borrower shall give Administrative Agent access during ordinary business hours to visit its premises, and permit such Person to examine, copy, or make excerpts from, any and all books, records, and documents in the possession of such Borrower and relating to their affairs, and to inspect any of the properties and to discuss its affairs, finances and condition with its officers; provided that, such access shall be limited to one time in each calendar year except upon the occurrence or during the continuance of an Event of Default.

8.5.          Compliance with Law. Each Borrower shall observe and comply with all Applicable Laws and all orders of any Governmental Authority, including without limitation, Environmental Laws, Anti-Terrorism Laws and ERISA, and maintain in full force and effect all material Governmental Approvals applicable to the conduct of its business, in each case except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

8.6.          Authorizations and Approvals. Each Borrower shall promptly obtain, from time to time at its own expense, all such Governmental Approvals as may be required to enable such Borrower to comply with its obligations, under the Loan Documents and its Constituent Documents, and to conduct its business in the customary fashion.

8.7.        Maintenance of Liens. Each Borrower shall perform all such acts and execute all such documents as Administrative Agent may reasonably request in order to enable Administrative Agent and the Lenders to file and record every instrument that Administrative Agent may deem necessary in order to perfect and maintain Administrative Agent’s first priority Liens on the Collateral (subject to Permitted Liens).

8.8.        Compliance with Constituent Documents. Each Borrower shall fully comply with all applicable material provisions of the Constituent Documents of the Borrowers and Guarantors and all Side Letters.

8.9.        Investor Default. At all times when an Event of Default has occurred and is continuing, if any applicable Investor is delinquent funding a Capital Call or otherwise in breach of any of its obligations to any Borrower, then such Borrower shall exercise its available remedies as to such Investor (other than the delivery of a defaulted payment notice) only with the written consent of Administrative Agent.

8.10.       Solvency. Each Borrower shall be Solvent.

8.11.       Accounts. Applicable Borrowers shall maintain (i) their Collateral Account at the Account Bank, and (ii) their Investment Collection Account at the Administrative Agent.

8.12.       Sanctions. Each Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by such Borrower, their respective Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws, Sanctions Laws and applicable Sanctions.

8.13.       Taxes. Each Borrower will timely file, inclusive of any extensions, all U.S. federal income and other material tax returns, information statements and reports required to be filed by it in any jurisdiction and will pay all U.S. federal income and other material taxes, assessments, fees, and other governmental charges upon such Borrower or upon any of its properties, income or franchises paid prior to the time that such taxes become delinquent, inclusive of any extensions.

8.14.       Insurance. Each Borrower shall maintain, with financially sound and reputable insurance companies, liability insurance, and insurance on its present and future businesses against such casualties, risks, and contingencies, and in such types and amounts, as are consistent with customary practices and standards of its industry in the same or similar locations.

8.15.       Authorization and Power. Each Borrower is and will continue to be duly authorized to perform its obligations under the Loan Documents, its Constituent Documents and its Subscription Agreements.

8.16.       Further Assurances. Each Borrower shall make, execute or endorse, and acknowledge and deliver or file or cause the same to be done, all such vouchers, invoices, notices, certifications, and additional agreements, undertakings, conveyances, transfers, assignments, financing statements, or other assurances, and shall take any and all such other action, as Administrative Agent may, from time to time, reasonably deem necessary or desirable in connection with the Credit Agreement or any of the other Loan Documents, the obligations of the Borrowers hereunder or thereunder for better assuring and confirming unto Administrative Agent all or any part of the security for any of such obligations.

8.17.       Inspection of Investment Documents. From time to time at the request of the Administrative Agent and following at least fourteen (14) days prior written notice by the Administrative Agent, each Additional Borrower shall give Administrative Agent access to its Investment Documents.

Section 9.       NEGATIVE COVENANTS

So long as the Commitments remain outstanding and until payment and performance in full of the outstanding Obligations, each Borrower agrees that:

9.1.       Borrower Information. No Borrower shall change its name, jurisdiction of formation or registration and/or principal place of business without providing prior written notice to Administrative Agent.

9.2.       Mergers, Etc. No Borrower shall take any action (a) to merge or consolidate with or into any Person, unless a Borrower is the surviving entity, or (b) that will dissolve or terminate such Borrower (other than liquidation into a Borrower).

9.3.       Negative Pledge. No Borrower shall create, permit or suffer to exist any Lien (whether based on common law, statute, other law or contract and whether junior or equal or superior in priority to the Liens created by the Loan Documents) upon the Collateral, other than Permitted Liens.

9.4.       Admission of Investors.

(a)       Transfers or Withdrawals by Investors. The Borrowers shall not permit the transfer or withdrawal by Investors (individually or in the aggregate) of more than ten percent (10%) of the aggregate Capital Commitments (other than upon expiration of such Capital Commitments at scheduled maturity as provided in the Subscription Documents) without obtaining the written consent of Administrative Agent.

(b)       Admission of Investors; Sanctions Compliance. The Borrowers shall not permit (i) the admission of an Investor in Borrower or (ii) the transfer of any Investor’s interest in Borrower, in each case to a Person which, to any Borrower’s actual knowledge, is named on a list published by OFAC or is a Person with whom dealings are prohibited under any Sanctions Law or applicable Sanctions.

9.5.       Constituent Documents. No Borrower shall alter, amend, modify, terminate, or change any provision of its Constituent Documents, any Subscription Agreement or any Side Letter or enter any new Side Letter (each, a “Proposed Amendment”) if such Proposed Amendment would (a) affect the Borrower’s or any Investor’s debts, duties, obligations, and liabilities, or the rights, titles, security interests, Liens, powers and privileges of such Person (as applicable), in each case, relating to any Capital Calls, Capital Contributions, Capital Commitments, Pending Capital Calls, Uncalled Capital Commitments that constitutes Collateral, or any other Collateral or any time period applicable thereto; (b) suspend, reduce or terminate any Investor’s Uncalled Capital Commitments or obligation to fund Capital Calls that constitutes Collateral; or (c) otherwise have a material adverse effect on the rights, titles, first priority security interests and Liens, and powers and privileges of the Lenders hereunder (each, a “Material Amendment”). With respect to any Proposed Amendment by a Borrower or Guarantor, such Borrower or Guarantor, as applicable, shall notify Administrative Agent of such proposal. Administrative Agent shall within five (5) Business Days of such notification inform Borrowers whether or not such Proposed Amendment would constitute a Material Amendment. In the event that Administrative Agent determines that such Proposed Amendment is a Material Amendment, the approval of all Lenders shall be required. Proposed Amendments that are not Material Amendments do not require Administrative Agent or Lender consent. Copies of all executed amendments and new Side Letters will be promptly provided to Administrative Agent.

Notwithstanding anything to the contrary in the preceding paragraph, to the extent any amendment is being made to the Operative Documents of the Initial Borrower pursuant to a review by the Initial Borrower’s board of directors pursuant to the Investment Company Act of 1940, as amended, and it is impractical for the Initial Borrower to obtain the Administrative Agent’s and Lenders’ prior review and/or approval of such amendment pursuant to the preceding paragraph, Borrower may consummate such amendment without such prior review or consent; provided, however, that (i) such amendment is not a Material Amendment, and (ii) the Initial Borrower shall promptly (but in any event within five (5) Business Days of the effectiveness of such amendment) provide a copy of the executed amendment to the Administrative Agent for the Administrative Agent to determine whether such proposed amendment constitutes a Material Amendment.

9.6.       Status of BDC. The Initial Borrower shall at all times maintain its status as a “business development company” under the Investment Company Act of 1940, as amended.

9.7.       Certain Restrictions on Subsidiaries. The Borrowers will not permit any of their Subsidiaries to enter into or suffer to exist any indenture, agreement, instrument or other arrangement (other than the Loan Documents) that prohibits or restrains, in each case in any material respect, or imposes materially adverse conditions upon, the incurrence or payment of Indebtedness, the granting of Liens, the declaration or payment of dividends, the making of loans, advances, guarantees or Investments or the sale, assignment, transfer or other disposition of property; provided that the foregoing shall not apply to (i) indentures, agreements, instruments or other arrangements pertaining to Permitted Indebtedness (provided that such restrictions would not adversely affect the exercise of rights or remedies of the Lenders hereunder or under any other Loan Document or restrict any Subsidiary in any manner from performing its obligations under the Loan Documents) and (ii) indentures, agreements, instruments or other arrangements pertaining to any lease, sale or other disposition of any asset or Lien permitted by this Credit Agreement on such asset so long as the applicable restrictions only apply to such assets.

9.8.       Alternative Investment Vehicles. The Borrowers shall not (a) transfer the Uncalled Capital Commitment of any Investor to any Alternative Investment Vehicle or similar vehicle; or (b) cause Capital Contributions to be made or directed to an Alternative Investment Vehicle or similar vehicle, in each case, unless such Alternative Investment Vehicle or similar vehicle has joined the Credit Facility as an Additional Borrower or a Guarantor in accordance with the terms hereof. The Borrowers shall not cause Capital Contributions to be made to any Affiliate of a Borrower that is not a Borrower hereunder or directly to any Investment.

9.9.       Limitation on Indebtedness. Borrowers shall not incur Indebtedness, or permit any Special Purpose Entity to do so (to the extent such Indebtedness of such Special Purpose Entity is recourse to the Borrower), other than the Indebtedness pursuant to the Credit Facility and Permitted Indebtedness.

9.10.       Capital Commitments. No Borrower shall relieve, excuse, delay, postpone, compromise or abate any Investor from the making of any Capital Contribution pursuant to a Capital Call by the applicable Borrower, provided that the Borrowers may excuse any Investor from funding a Capital Call with respect to which an Investor Exclusion Event applies.

9.11.       Capital Calls. Except as set forth in the Constituent Documents and the Side Letters, no Borrower shall make any contractual agreement which shall restrict, limit, penalize or control its ability to make Capital Calls or the timing thereof.

9.12.       ERISA Compliance. No Borrower shall fail to satisfy an exception under the Plan Asset Regulation which failure causes the assets of such Borrower to be deemed “plan assets” within the meaning of the Plan Asset Regulation. No Borrower shall take any action, or omit to take any action, which would give rise to a non-exempt prohibited transaction under Section 4975(c)(1)(A) - (D) of the Internal Revenue Code or Section 406(a) of ERISA that would subject Administrative Agent or the Lenders to any tax, penalty, damages or any other claim or relief under the Internal Revenue Code or ERISA with respect to transactions contemplated by this Credit Agreement and the other Loan Documents. The covenant in the immediately preceding sentence is being given on the assumption that no portion of a Borrowing shall be funded with “plan assets” within the meaning of the Plan Asset Regulation of any Plan, unless Administrative Agent and the Lenders relied on an available prohibited transaction exemption, all of the conditions of which are satisfied. No Borrower nor any member of any Borrower’s Controlled Group shall establish, maintain or have any obligation to contribute to any Plan, except as could not reasonably be expected to result in a material adverse effect on the business or operations of such Borrower.

9.13.       Limitations on Distributions. No Borrower shall make, pay or declare any Distribution (as defined below) at any time that (i) an Event of Default or Potential Default under Section 10.1(a) or (h) has occurred and is continuing, (ii) the Borrowers fail to be in compliance with the financial covenant contained in Section 9.24 either immediately before or after giving effect to such Distribution or (iii) a mandatory prepayment has been triggered pursuant to Section 3.4(b) that is unpaid; provided that any Additional Borrower may, at any time, make Distributions solely to another Borrower. “Distribution” means any distributions (whether or not in cash) on account of any equity interest in any Borrower, including as a dividend or other distribution.

9.14.       Limitation on Withdrawals from Collateral Account and Investment Collection Account. Without the prior written consent of Administrative Agent, no Borrower shall withdraw or transfer funds from the Collateral Account or the Investment Collection Account if it has actual knowledge that an Event of Default has occurred and is continuing or a mandatory prepayment has been triggered pursuant to Section 3.4(b) that is unpaid (other than the withdrawal of Excluded Amounts and amounts applied to the payment of Obligations). No Borrower shall make or cause the making of any withdrawal or transfer of funds from any Investment Collection Account at a time when the Borrower has not provided a Borrowing Base Certificate or Investment Report required by Section 8.1(n), unless such Borrower provides the Administrative Agent with advance written notice of such withdrawal or transfer.

9.15.        Transactions with Affiliates. No Borrower shall sell, lease or otherwise transfer any of its property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions in the ordinary course of business at prices and on terms and conditions not less favorable to such Borrower than could be obtained in an arm’s length transaction with a non-affiliated Person and (b) operations in accordance with the Investment Advisory Agreement and the Administration Agreement.

9.16.        Investment Company. Other than the Initial Borrower, which is an “investment company” that has elected to be regulated as a “business development company” within the meaning of the Investment Company Act of 1940, as amended, no Borrower shall become required to be registered as an “investment company” as defined in the Investment Company Act of 1940, as amended.

9.17.        Deemed Capital Contributions. The applicable Borrowers shall not reinvest current cash flow received by them from Investments and/or net proceeds from Investment dispositions if (a) it has actual knowledge that an Event of Default has occurred and is continuing or (b) such reinvestment would reduce the Unfunded Capital Commitment of any Investor and thereby trigger a mandatory prepayment under Section 3.4(b), including by causing the ~~Dollar Equivalent of the~~ Principal Obligations to exceed the Available Commitment, unless with respect to this clause (b), prior to such reinvestment, Borrowers shall first make any resulting prepayment required under Section 3.4(b).

9.18.        Transactions with Lenders or Affiliates. Unless disclosed to Administrative Agent in the applicable Request for Borrowing and approved by Administrative Agent and any applicable Lender in their sole discretion, Borrowers shall not knowingly cause or permit the funds received from any Lender hereunder to be used to acquire an asset from, or otherwise used for the benefit of, or transferred to, any Lender’s “affiliate” as such term is defined in Regulation W, 12 C.F.R. Part 223.

9.19.        Investor Liens. No Borrower will consent to any Investor creating, permitting or suffering to exist any Lien on such Investor’s partnership interest in a Borrower.

9.20.        Limitation on Investments. No Borrower will make Investments other than in compliance with its Operative Documents. No Additional Borrower will: (i) commit to sell, assign, transfer or otherwise dispose of, (ii) sell, assign, transfer or otherwise dispose of, or (iii) designate in writing that an Investment is no longer an Eligible Investment, unless, in each of the foregoing cases, the ~~Dollar Equivalent of the~~ Principal Obligations do not exceed the Available Commitment after giving effect thereto (including application of the proceeds of any such sale, assignment, transfer or other disposition) or sufficient replacement Collateral that satisfies the definition of Eligible Investment is pledged to the Administrative Agent as determined in the sole discretion of the Administrative Agent exercised in its commercially reasonable judgment.

9.21.        Use of Proceeds; Sanctions. (a) No part of the proceeds of any Loan will be used by any Borrower for any purpose that entails a violation of any of the Regulations of the Board of Governors of the Federal Reserve System, including Regulation T, Regulation U and Regulation X and (b) the applicable Borrower will not request any Borrowing, and Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, to the extent such activities, businesses or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the United States or in a European Union member state, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

9.22.        No Cancellations, Withdrawals or Reductions of Capital Commitments. Without Administrative Agent’s prior written consent, no applicable Borrower shall cancel, withdraw or reduce any Investor’s Capital Commitment, or permit any Investor to cancel, withdraw or reduce such Investor’s Capital Commitment, for any reason, but not including any cancellation, withdrawal or reduction effected by means of a transfer of such Investor’s interest pursuant to Section 7(o)(iv) of the form Subscription Agreement.

9.23.        Net Asset Value. The Additional Borrowers shall not permit, as of the last day of any fiscal quarter, the Fair Market Value of the aggregate Eligible Investments to be less than seventy-five percent (75%) of the aggregate Cost Basis of such Eligible Investments and such failure shall not be cured within ten (10) Business Days by designating that certain Investments will no longer constitute Eligible Investments and the repayment of any amounts required by Section 3.4(b).

9.24.        Debt Coverage Test. The Borrowers shall not permit, at any time, their “asset coverage” ratio for purposes of applicable laws and regulations applicable to the Initial Borrower’s status as a “business development company” under the Investment Company Act of 1940, as amended, to be less than the amount required to be maintained by the Initial Borrower under such laws and regulations. For the avoidance of doubt, as of the Closing Date, the “asset coverage” requirement for the Initial Borrower under such laws and regulations is 2:1.

9.25.        Investor Documents. The Borrowers, the Investment Adviser or any of the Covered Associates (as such term is used and defined in the applicable Operative Document and/or Side Letters) shall not permit, at any time, the Borrowers, the Investment Adviser or any of the Covered Associates to make any Contribution (as such term is used and defined in the applicable Operative Document and/or Side Letters) or coordinate or solicit any person or political action committee to make any Contribution to, the (a) Governor of the State of Ohio; (b) Treasurer of the State of Ohio, (c) Speaker of the Ohio House of Representatives; or (d) President of the Ohio Senate, other than as permitted by Rule 206(4)-5 under the Investment Advisers Act of 1940, as amended.

Section 10.           EVENTS OF DEFAULT

10.1.        Events of Default. An “Event of Default” shall exist if any one or more of the following events (collectively, “Events of Default”) shall occur:

(a)        the applicable Borrowers shall fail to pay when due (i) any Principal Obligations, including, without limitation, any failure to pay any amount required under Section 3.4(b); or (ii) any interest or any fee, expense, indemnity or other payment required under any Loan Document, and such failure under this clause (ii) shall continue for three (3) Business Days;

(b)        any representation or warranty made or deemed made by or on behalf of the Borrowers under any Loan Document, or in any certificate or statement furnished or made by the Borrowers to induce Administrative Agent and/or any Lender to enter into this Credit Agreement or any other Loan Documents, shall prove to be untrue or inaccurate in any material respect as of the date made;

(c)        default shall occur in the performance of: (i) any of the covenants or agreements contained herein (other than the covenants contained in Sections 3.4(b), 8.1, 8.3 and Sections 9.1 through 9.25) by the Borrowers; or (ii) the covenants or agreements of the Borrowers contained in any other Loan Documents executed by such Person, and in each case, if such default is susceptible to cure, such default shall continue uncured for thirty (30) days;

(d)        default shall occur in the performance of any of the covenants or agreements of any Borrower contained in any one of Section 8.3, or Sections 9.1 through 9.25;

(e)        default shall occur in the performance of any of the covenants or agreements of any Borrower contained in Section 8.1 and such default shall continue uncured for five (5) Business Days;

(f)        any of the Loan Documents executed by the Borrowers: (i) shall cease, in whole or in part, to be legal, valid, binding agreements enforceable against the Borrowers, as the case may be, in accordance with the terms thereof (except as enforceability may be limited by Debtor Relief Laws and general equitable principles (whether considered in a proceeding in equity or at law)); (ii) shall in any way be terminated or become or be declared ineffective or inoperative (except as enforceability may be limited by Debtor Relief Laws and general equitable principles (whether considered in a proceeding in equity or at law); or (iii) shall in any way whatsoever cease to give or provide the respective first priority Liens, security interest, rights, titles, interest, remedies, powers, or privileges intended to be created thereby;

(g)        any Borrower shall be in default of its obligations under any Indebtedness in excess of $1,000,000;

(h)        any Borrower, the Investment Adviser or the Administrator shall become a debtor under any Debtor Relief Law;

(i)        any final judgment(s) for the payment of money in excess of $1,000,000 in the aggregate shall be rendered against any Borrower alone or against one or more of the Borrowers and such judgment shall remain undischarged for a period of ten (10) days unless (i) execution is effectively stayed, (ii) such judgment is covered by insurance, or (iii) a bond or cash collateral is posted with the court against such judgment (and any related Lien is removed);

(j)        [reserved];

(k)        Investors having Capital Commitments aggregating ten percent (10%) or greater of the total Capital Commitments of Investors shall default in their obligation to fund any Capital Call when due and such failure shall not be cured within thirty (30) Business Days (without regard to any cure or notice periods in the Subscription Agreements);

(l)        the applicable Investment Adviser or any Investor that is an Affiliate thereof or of Borrower (i) fails to fund any Capital Call when due and such failure shall not be cured within thirty (30) days (without regard to any cure or notice periods contained in the Subscription Agreements); or (ii) shall repudiate, challenge, or declare unenforceable its Capital Commitment or its obligation to make Capital Contributions pursuant to a Capital Call;

(m)        [reserved];

(n)        any Investment Advisory Agreement shall cease to be in full force and effect or any Investment Adviser resigns or is removed from said role and a similarly situated and experienced successor Investment Adviser acceptable to 100% of the Lenders in their sole discretion (it being understood that any Affiliate of the applicable Investment Adviser shall be acceptable to the Lenders) is not appointed within ten (10) days;

(o)        the Administration Agreement shall cease to be in full force and effect or the Administrator resigns or is removed from said role and a similarly situated and experienced successor Administrator acceptable to 100% of the Lenders in their sole discretion (it being understood that any Affiliate of the Administrator shall be acceptable to the Lenders) is not appointed within ten (10) days; and

(p)        (i) any guaranty of any Obligations terminates or ceases for any reason to be in full force and effect; (b) any Guarantor does not perform any obligation or covenant under any guaranty of the Obligations; (c) any circumstance described in clauses (b), (g), (h) or (l) of this Section 10.1 occurs with respect to any Guarantor; or (d) the liquidation, provisional liquidation, winding up, or termination of existence of any Guarantor.

10.2.        Remedies Upon Event of Default.

(a)        If an Event of Default shall have occurred, then Administrative Agent may (and shall at the direction of the Required Lenders): (i) suspend the Commitments with respect to such Borrowers; (ii) terminate the Commitments with respect to such Borrowers hereunder and declare the occurrence of the Maturity Date; (iii) declare the principal of, and all interest then accrued on, the applicable Obligations of such Borrowers to be forthwith due and payable, whereupon the same shall forthwith become due and payable without presentment, demand, protest, notice of default, notice of acceleration, or of intention to accelerate or other notice of any kind (other than notice of such declaration) all of which the Borrowers hereby expressly waive, anything contained herein or in any other Loan Document to the contrary notwithstanding; (iv) exercise any right, privilege, or power set forth in Section 5 or this Section 10.2 (except, in the case of clauses (i), (iii), (iv), (v), (vii) and (ix) of the first sentence of Section 10.2(b), during the Standstill Period) or in the other Loan Documents with respect to such Borrowers; (v) suspend the obligation of the Lenders to make Loans, and (vi) without notice of default or demand, pursue and enforce any of Administrative Agent’s or the Lenders’ rights and remedies under the Loan Documents, or otherwise provided under or pursuant to any Applicable Law or agreement; provided that if any Event of Default specified in Section 10.1(h) shall occur, the Commitments hereunder shall automatically terminate, the principal of, and all interest on, the Obligations shall thereupon become due and payable concurrently therewith, without any further action by Administrative Agent or the Lenders, and without presentment, demand, protest, notice of default, notice of acceleration, or of intention to accelerate or other notice of any kind, all of which the Borrowers hereby expressly waive.

(b)        Actions with Respect to the Collateral. Administrative Agent, for the benefit of each Lender, is hereby authorized by the Borrowers, at any time or from time to time during the existence of an Event of Default (and shall upon the direction of the Required Lenders do each of the following) to: (i) initiate one or more Capital Calls in order to pay the Obligations then due and owing and enforce the obligations of the Investors to make Capital Contributions, (ii) take or bring in any Borrower’s name, or that of the Lenders, all steps, actions, suits, or proceedings deemed by Administrative Agent necessary or desirable to effect possession or collection of payments of the Collateral, (iii) complete any contract or agreement of any Borrower in any way related to payment of any of the Capital Commitments, (iv) make allowances or adjustments related to the Capital Commitments of the Investors, or, following acceleration of the Obligations by the Administrative Agent, with respect to any Eligible Investment, including under any Investment Document, (v) compromise any claims related to the Capital Commitments of the Investors, or, following acceleration of the Obligations by the Administrative Agent, Eligible Investments, (vi) following acceleration of the Obligations by the Administrative Agent, notify Investment Obligors of any Additional Borrower to make all payments with respect to their obligations under any Investment directly to the Administrative Agent or to an account other than the Investment Collection Account, (vii) exercise any other right, privilege, power, or remedy provided to any Borrower under its respective Constituent Documents and the Subscription Agreements with respect to the Investors, (viii) provide instruction and direction to the Account Bank as to the application of monies in the Collateral Account (including taking exclusive control thereof), and apply such monies to the payment of the Obligations, (ix) notify any or all Investors to make all payments due or to become due in connection with Capital Calls directly to Administrative Agent, (x) to sell the Collateral or any part thereof, upon giving at least ten (10) days’ prior written notice to Borrowers of the time and place of sale (which notice each Borrower and Administrative Agent agree is commercially reasonable), for cash or upon credit or for future delivery, and the Borrowers hereby waive all rights, if any, of marshalling the Collateral and any other security for the Obligations, and at the option and in the complete discretion of Administrative Agent, either at public sale or at private sale, in which event such notice shall also contain the terms of the proposed sale, and the Borrowers shall have until the time of such proposed sale in which to redeem the Collateral or to procure a purchaser willing, ready and able to purchase the Collateral on terms more favorable to the Borrowers and the Lenders, and if such a purchaser is so procured, then Administrative Agent shall sell the Collateral to the purchaser so procured, (xi) to bid for and to acquire, unless prohibited by Applicable Law, free from any redemption right, the Collateral, or any part thereof, and, in lieu of paying cash therefor, Administrative Agent may make settlement for the selling price by crediting the net selling price, if any, after deducting all costs and expenses of every kind, upon the outstanding principal amount of the Obligations, in such order and manner as Administrative Agent, in its discretion, may deem advisable, and (xii) exercise all rights, remedies and recourse granted in the Loan Documents and any other instruments executed to provide security for or in connection with the payment and performance of the Obligations or existing at common law or equity (including those granted by the UCC) and such rights and remedies in clauses (i) through (xii) above: (A) shall be cumulative and concurrent; (B) may be pursued separately, successively or concurrently against any or all Borrowers and any other party obligated under the Obligations, or against the Collateral, or any of such Collateral, or any other security for the Obligations, or any of them, at the sole discretion of Administrative Agent; (C) may be exercised as often as occasion therefor shall arise, it being agreed by the Borrowers that the exercise or failure to exercise any of the same shall in no event be construed as a waiver or release thereof or of any other right, remedy or recourse; and (D) are intended to be and shall be, non-exclusive. Regardless of any provision hereof, in the absence of bad faith, gross negligence or willful misconduct by Administrative Agent or the Lenders, neither Administrative Agent nor the Lenders shall be liable for failure to collect or for failure to exercise diligence in the collection, possession, or any transaction concerning, all or part of the Capital Calls or the Capital Commitment or sums due or paid thereon, nor shall it be under any obligation whatsoever to anyone by virtue of Liens relating to the Collateral, subject to the Internal Revenue Code. Administrative Agent shall give Borrowers notice of actions taken pursuant to this Section 10.2(b) promptly after the taking of such action, but its failure to give such notice shall not affect the validity of such action, nor shall such failure give rise to defenses to any Borrower’s obligations hereunder.

Notwithstanding anything contained in this Credit Agreement to the contrary, except with respect to an Event of Default occurring pursuant to Section 10.1(h), clauses (i), (iii), (iv), (v), (vi) and (viii) of the first sentence above shall not be exercised by Administrative Agent until the date that is ten (10) Business Days after the date Administrative Agent has made a written request of the applicable Borrower to issue a Capital Call to the Investors in an amount sufficient to repay the Obligations (provided that such ten (10) Business Day period shall only apply if the applicable Borrower shall have provided Administrative Agent with adequate evidence that Borrower has issued such a Capital Call within two (2) Business Days after such request by Administrative Agent and shall not apply if an Event of Default has occurred under Section 10.1(h)) (such period, the “Standstill Period”).

(c)        Additional Action by Administrative Agent. Administrative Agent is hereby authorized and empowered, during the continuance of an Event of Default, on behalf of any Borrower (and shall upon the direction of the Required Lenders do each of the following), to endorse the name of any Borrower upon any check, draft, instrument, receipt, instruction, or other document or items, including, but not limited to, all items evidencing payment upon a Capital Contribution to any Borrower coming into Administrative Agent’s possession, and to receive and apply the proceeds therefrom in accordance with the terms hereof. During the continuance of an Event of Default, Administrative Agent, on behalf of the Lenders, is hereby granted an irrevocable power of attorney, which is coupled with an interest and granted as security for the obligations of the Borrowers herein and in the other Loan Documents, to (i) carry out all actions and exercise all rights referred to in Section 10.2(b) hereof (except, in the case of clauses (i), (iii), (iv), (v), (vi) and (viii) of the first sentence of Section 10.2(b), during the Standstill Period); and (ii) execute all checks, drafts, receipts, instruments, instructions, or other documents, agreements, or items on behalf of any Borrower, either before or after demand of payment of the Obligations, as shall be deemed by Administrative Agent to be necessary or advisable, in the sole discretion of Administrative Agent, to protect the first priority Liens in the Collateral or the repayment of the Obligations, and neither Administrative Agent nor the Lenders, in the absence of bad faith, gross negligence and willful misconduct, shall incur any liability in connection with or arising from its exercise of such power of attorney.

(d)        Actions with Respect to Investments Owned by Additional Borrowers. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent (i) may realize upon and foreclose on any Investment pledged by an Additional Borrower as Collateral in accordance with the terms of this Credit Agreement and (ii) to the extent an Investment is able to be sold through commercially reasonable efforts, may direct the applicable Additional Borrower to promptly (but in any event with a trade date within fifteen (15) Business Days) sell such Investment to a purchaser on commercially reasonable terms as determined by the Additional Borrower, and either direct the net cash proceeds relating thereto to be paid into such Additional Borrower’s Investment Collection Account or within two (2) Business Days distribute such proceeds to the Administrative Agent. Upon the occurrence and during the continuance of an Event of Default, the Additional Borrowers shall, within one (1) Business Day, instruct any applicable custodian (or any other Person providing similar services to the Additional Borrowers in respect of the Investments) to follow the Administrative Agent’s direction for purposes of giving effect to the remedies contemplated in this Section 10.2(d). The Additional Borrowers hereby agree that they shall not rescind or otherwise amend such direction notice without the prior written consent of the Administrative Agent exercised in its good faith sole discretion until such time as any Event of Default is no longer continuing.

The Additional Borrowers shall cooperate and do all things that the Administrative Agent considers to be reasonably required to give full effect to this Section 10.2(d) and to enable the Administrative Agent to obtain the intended benefits of the Loan Documents. The Administrative Agent, in the absence of gross negligence or willful misconduct, shall not be liable for any loss, cost, expense or damage in connection with, or arising in connection with, or arising from, the exercise of this Section 10.2(d). For the avoidance of doubt, the rights and remedies set forth in this Section 10.2(d) are in addition to, and in no way limit, any and all rights and remedies that the Administrative Agent has pursuant to the Loan Documents, under the UCC or otherwise in equity or at law. The Additional Borrowers are not aware of any other material authorizations, approvals or consents that are, or would be, required as of the date hereof or as of any date following the occurrence and during the continuation of an Event of Default, which if not obtained, would prohibit or otherwise materially limit the ability of the Administrative Agent to exercise the rights and remedies set forth in this Section 10.2(d), other than customary loan agreement requirements for consents to assignment by the applicable obligor and the administrative agent, which consents may not be unreasonably withheld (subject to customary and market restrictions on assignment to non-bank lenders).

10.3.        Lender Offset. If an Event of Default shall have occurred and be continuing, Administrative Agent is hereby authorized, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender to or for the credit or the account of a Borrower against any and all of the obligations of such Borrower now or hereafter existing under the Loan Documents; provided, that in the event that any Defaulting Lender or any of its Affiliates shall exercise any such right of setoff, (a) all amounts so set off shall be paid over immediately to Administrative Agent for further application in accordance with the provisions of this Credit Agreement and, pending such payment, shall be segregated by such Defaulting Lender or Affiliate thereof from its other funds and deemed held in trust for the benefit of Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender or Affiliate thereof as to which it exercised such right of setoff.

10.4.        Good Faith Duty to Cooperate. In the event Administrative Agent or Lenders elect to commence the exercise of remedies pursuant to Section 10 as a result of the occurrence of any Event of Default, the Borrowers agree to cooperate in good faith with Administrative Agent to enable Administrative Agent to issue Capital Calls and enforce the payment thereof by the Investors, subject to the limitations of Section 10.2, including but not limited to providing the then current contact information for each Investor within three (3) Business Days of request.

Section 11.            MISCELLANEOUS

11.1.        Amendments. Neither this Credit Agreement (including the exhibits hereto) nor any other Loan Document to which any Borrower is a party, nor any of the terms hereof or thereof, may be amended, waived, discharged or terminated, unless such amendment, waiver, discharge, or termination is in writing and signed by Administrative Agent and the Required Lenders, on the one hand, and the Borrowers on the other hand; and, if the rights or duties of an Agent are affected thereby, by such Agent; provided that no such amendment, waiver, discharge, or termination shall, without the consent of:

(a)        each Lender affected thereby:

(i)        reduce or increase the amount or alter the term of the Commitment of such Lender, alter the provisions relating to any fees (or any other payments) payable to such Lender, or accelerate the obligations of such Lender to advance its portion of any Borrowing;

(ii)        extend the time for payment for the principal of or interest on the Obligations, or fees or costs, or reduce the principal amount of the Obligations (except as a result of the application of payments or prepayments), or reduce the rate of interest borne by the Obligations (other than as a result of waiving the applicability of the Default Rate), or otherwise affect the terms of payment of the principal of or any interest on the Obligations or fees or costs hereunder;

(iii)        release or subordinate any Liens granted under the Loan Documents, except as otherwise contemplated herein or therein; or

(iv)        release any Borrower from its obligations under the Loan Documents, except as otherwise contemplated herein or therein; and

(b)          all Lenders:

(i)            amend the definition of “Available Commitment”, “Eligible Investment”, “Fair Market Value”, “Maturity Date”, “Pro Rata Share”, “Required Lenders” (or any other provision hereof specifying the number or percentage of the Lenders which are required to amend, waive or modify any rights hereunder or otherwise make any determination or grant any consent hereunder), or the definition of any of the defined terms used therein;

(ii)           consent to the assignment or transfer by any Borrower of any of its rights and obligations under (or in respect of) the Loan Documents; or

(iii)          amend the terms of Section 3.4(b) or this Section 11.1.

11.2.       Waiver. No failure to exercise, and no delay in exercising, on the part of Administrative Agent or the Lenders, any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other further exercise thereof or the exercise of any other right or power. The rights and remedies of Administrative Agent and the Lenders under the Loan Documents shall be in addition to all other rights provided by law. No modification or waiver of any provision of any of the other Loan Documents, nor consent to departure therefrom, shall be effective unless in writing and no such consent or waiver shall extend beyond the particular case and purpose involved.

11.3.       Payment of Expenses; Indemnity.

(a)           Cost and Expenses. Borrowers shall pay (i) all reasonable and documented out of pocket expenses incurred by the Administrative Agent (including but not limited to the reasonable and documented fees, charges and disbursements, and due diligence expenses of outside counsel for the Administrative Agent), lien searches, and any other customary fees and expenses, in connection with the preparation, negotiation, execution, delivery and administration of the Loan Documents and any Conforming Changes hereto and thereto, and any amendments, modifications, addition of Investors, amendments to any Constituent Document, joinder, or waivers of the provisions hereof or thereof (whether or not the transactions contemplated shall be consummated), and (ii) all reasonable and documented out of pocket expenses incurred by Administrative Agent or any Lender (including the reasonable and documented fees, charges and disbursements of any one counsel, plus local counsel, for Administrative Agent and one counsel for all other Lenders) in connection with the enforcement or protection of its rights (A) in connection with the Loan Documents, including its rights under this Section, or (B) in connection with the Loans made hereunder, including all such out of pocket expenses incurred during any workout, restructuring or related negotiations.

(b)           Indemnification by Borrowers. Borrowers shall indemnify Administrative Agent and the Lenders and each Related Party of Administrative Agent or any Lender (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, and shall pay or reimburse any such Indemnitee for, any and all losses, claims, damages, liabilities and related expenses (including the reasonable and documented fees, charges and disbursements of any counsel for any Indemnitee) (collectively, the “Indemnified Liabilities”), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including Borrowers or any other Borrower), arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby (including, without limitation, the Credit Facility), (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Borrower or any Subsidiary thereof, and regardless of whether any Indemnitee is a party thereto, or (iv) any claim, investigation, litigation or other proceeding and the prosecution and defense thereof, arising out of or in any way connected with the Loans, any Loan Document, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby, including without limitation, reasonable and documented attorneys’ fees; provided that, Borrowers shall not be required to indemnify any Indemnitee pursuant to this Section 11.3(b) to the extent such Indemnified Liabilities result from any such Indemnitee’s gross negligence, bad faith, or willful misconduct or material breach by a Lender of its obligations hereunder, in each case as finally determined by a non-appealable judgment of a court of competent jurisdiction. This Section 11.3(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c)           Waiver of Consequential Damages, Etc. To the fullest extent permitted by Applicable Law, Borrowers shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, the Loan Documents or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with the Loan Documents or the transactions contemplated hereby or thereby.

(d)           Payments. All amounts due under this Section shall be payable by the Required Payment Time.

(e)           Survival. Each party’s obligations under this Section shall survive the termination of the Loan Documents and the Commitments and payment of the Obligations hereunder.

11.4.       Notice.

(a)           Notices Generally. Any notice, demand, request or other communication which any party hereto may be required or may desire to give hereunder shall be in writing (except where telephonic instructions or notices are expressly authorized herein to be given).

If to a Borrower:

At the addressed specified with respect thereto on Schedule I hereto.

If to Administrative Agent:

Signature Bank
1400 Broadway, 26th Floor

New York, New York 10121

Attention: Trevor Freeman
Telephone: (646) 968-4337
Email: trfreeman@signatureny.com

With copies to (which shall not constitute notice hereunder):

Cadwalader, Wickersham & Taft LLP
227 West Trade Street
Charlotte, North Carolina 28202
Attention: Michael Mascia
Telephone: (704) 348-5160
Email: michael.mascia@cwt.com

If to any Lender, at the address specified for it on Schedule II hereto.

Any party hereto may change its address for purposes of this Credit Agreement by giving notice of such change to the other parties pursuant to this Section 11.4.

(b)           Electronic Communication. Notices and other communications to Administrative Agent and Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by Administrative Agent and Lenders. Any Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications.

11.5.       Governing Law. This Credit Agreement and any other Loan Document, and any claim, controversy or dispute arising under or related to or in connection therewith, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties will be governed by the laws of the State of New York without regard to any conflicts of law principles other than Section 5-1401 of the New York General Obligations Law.

11.6.       Choice of Forum; Consent to Service of Process and Jurisdiction; Waiver of Trial by Jury. Any suit, action or proceeding against any Borrower with respect to the Loan Documents or any judgment entered by any court in respect thereof, may be brought in the courts of the State of New York, or in the United States Courts located in the Borough of Manhattan in New York City, pursuant to Section 5-1402 of the New York General Obligations Law, as Administrative Agent in its sole discretion may elect and each Borrower hereby submits to the non-exclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding. Each Borrower hereby irrevocably consents to the service of process in any suit, action or proceeding in said court by the mailing thereof by Administrative Agent by registered or certified mail, postage prepaid, to such Borrower’s address set forth in Section 11.4. Each Borrower hereby irrevocably waives any objections which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to the Loan Documents brought in the courts located in the State of New York, Borough of Manhattan in New York City, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO HEREBY WAIVES TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING BROUGHT IN CONNECTION WITH THE LOAN DOCUMENTS, WHICH WAIVER IS INFORMED AND VOLUNTARY.

11.7.       Invalid Provisions. If any provision of this Credit Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Credit Agreement, such provision shall be fully severable and this Credit Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Credit Agreement, and the remaining provisions of this Credit Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Credit Agreement, unless such continued effectiveness of this Credit Agreement, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein. If any provision of this Credit Agreement shall conflict with or be inconsistent with any provision of any of the other Loan Documents, then the terms, conditions and provisions of this Credit Agreement shall prevail.

11.8.       Entirety. The Loan Documents embody the entire agreement between the parties and supersede all prior agreements relating to the subject matter hereof.

11.9.       Successors and Assigns; Participations.

(a)           Successors and Assigns Generally. The provisions of this Credit Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither Borrowers nor any other Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender.

(b)           Assignments by Lenders. Any Lender may at any time assign to one or more assignees (each, an “Assignee”) all or a portion of its rights and obligations under this Credit Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that, in each case, any such assignment shall be subject to the following conditions:

(i)            Minimum Amounts. The aggregate amount of the Commitment or, if the applicable Commitment is not then in effect, the outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the assignment) shall not be less than $5,000,000 (or the entire remaining amount of the assigning Lender’s Commitment and/or Loans).

(ii)           Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Credit Agreement with respect to the Loan or the Commitment assigned.

(iii)          Required Consents. No consent shall be required for any assignment except:

(A)	the consent of Borrowers (such consent not to be unreasonably withheld or delayed) unless an Event of Default has occurred and is continuing at the time of such assignment; and

(B)	the consent of Administrative Agent (such consent not to be unreasonably withheld or delayed) if such assignment is to a Person that is not a Lender or an Affiliate of such Lender.

(iv)          Assignment Agreement. The parties to each assignment shall execute and deliver to Administrative Agent an assignment agreement reasonably acceptable to Administrative Agent, together with a processing and recordation fee of $3,500 for each assignment; provided that Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment.

(v)           No Assignment to Certain Persons. No such assignment shall be made to (A) any Borrower, the Investment Adviser or any Borrower’s Subsidiaries or Affiliates, (B) a Competitor, or (C) any Defaulting Lender or any of its Affiliates, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (C).

(vi)          No Assignment to Natural Persons. No such assignment shall be made to a natural Person.

(vii)         Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of Borrowers and Administrative Agent, the applicable Pro Rata Share of Loans previously requested, but not funded by, the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (A) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to Administrative Agent and each other Lender hereunder (and interest accrued thereon), and (B) acquire (and fund as appropriate) its full share of all Loans in accordance with its Pro Rata Share. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Credit Agreement until such compliance occurs.

(viii)        Notice to Borrowers. Each assigning Lender shall promptly notify Borrowers of any assignment of such Lender’s rights and obligations under this Credit Agreement.

(c)           Consequences of Assignment. Subject to acceptance and recording thereof by Administrative Agent pursuant to Section 11.9(d), from and after the effective date specified in the assignment agreement, the assignee thereunder shall be a party to this Credit Agreement and, to the extent of the interest assigned thereby, have the rights and obligations of a Lender under this Credit Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned thereby, be released from its obligations under this Credit Agreement (and, in the case of an assignment covering all of the assigning Lender’s rights and obligations under this Credit Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Article IV and Section 11.3 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Credit Agreement that does not comply with this paragraph shall be treated for purposes of this Credit Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.9(e).

(d)           Register. Administrative Agent, acting solely for this purpose as an agent of Borrowers, shall maintain at one of its offices in Santa Clara, California, or other office as it may elect, a copy of each assignment agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest or demonstrable error, and Borrowers, Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(e)           Participations. Any Lender may at any time sell participations to any Person (other than a natural Person or Borrowers or any of Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Credit Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Credit Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) Borrowers shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Credit Agreement and (iv) such Participant is not a Competitor. Borrowers agree that each Participant shall be entitled to the benefits of Sections 4.1 and 4.2 (subject to the requirements and limitations therein, including the requirements under Section 4.1(g) (it being understood that the documentation required under Section 4.1(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.9(b); provided that such Participant shall not be entitled to receive any greater payment under Section 4.1 or 4.2, with respect to any participation, than its participating Lender would have been entitled to receive in the absence of such participation. To the extent permitted by Applicable Law, each Participant also shall be entitled to the benefits of Section 10.3 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other Obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other Obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest or demonstrable error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Credit Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(f)            Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Credit Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge shall release such Lender from any of its obligations hereunder or substitute any such pledgee for such Lender as a party hereto.

11.10.     Treatment of Certain Information; Confidentiality. Each of the Administrative Agent and each Lender agrees to maintain the confidentiality of the Information (as defined below) and exercise the same degree of care that it exercises to maintain the confidentiality of its own proprietary information, but in any event not less than reasonable care, except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); provided that, in no event will the disclosure of Information to such Affiliates or Related Parties facilitate any activity that competes directly with the business activities of any Borrower or the Investment Adviser as such business activities have been disclosed to Administrative Agent as of the Closing Date; (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners) (in which case the Administrative Agent or such Lender, as the case may be, agrees to inform the Initial Borrower promptly thereof and provide an opportunity to contest such disclosure, in each case to the extent not prohibited by applicable law); (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (in which case the Administrative Agent or such Lender, as the case may be, agrees to inform the Initial Borrower promptly thereof and provide an opportunity to contest such disclosure, in each case to the extent not prohibited by applicable law); (d) to any other Lender; (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Credit Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, but not including a Competitor, any of its rights and obligations under this Credit Agreement, or (ii) any actual or prospective party (or its Related Parties), but not including a Competitor, to any swap, derivative or other transaction under which payments are to be made by reference to the Borrowers and their obligations, this Credit Agreement or payments hereunder; (g) on a confidential basis to (i) any rating agency in connection with rating the Borrowers or the Credit Facility or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Credit Facility; (h) with the consent of the Borrowers; or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section by Administrative Agent, any Lender or any of their respective Affiliates or Related Parties, or (y) becomes available to Administrative Agent, any Lender or any of their respective Affiliates on a non-confidential basis from a source other than the Borrowers if Administrative Agent, such Lender or such Affiliate (as applicable) does not know that such source is prohibited from disclosing such Information. In addition, Administrative Agent, the Lenders, and any of their respective Related Parties, may (A) disclose the existence of this Credit Agreement and information about this Credit Agreement to market data collectors, similar service providers to the lending industry and service providers to Administrative Agent or the Lenders in connection with the administration of this Credit Agreement, the other Loan Documents, and the Commitments; and (B) use any information (not constituting Information subject to the foregoing confidentiality restrictions) related to the syndication and arrangement of the credit facilities contemplated by this Credit Agreement in connection with marketing, press releases, or other transactional announcements or updates provided to investor or trade publications, including the placement of “tombstone” advertisements in publications of its choice at its own expense.

Notwithstanding anything herein to the contrary, any party to this Credit Agreement (and any employee, representative, or other agent of any party to this Credit Agreement) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Credit Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure. However, any such information relating to the tax treatment or tax structure is required to be kept confidential to the extent necessary to comply with any applicable federal or state securities laws, rules, and regulations.

For purposes of this Section, “Information” means all information received from the Borrowers relating to (a) the Borrowers, (b) any of the Borrowers’ respective businesses, Subsidiaries or Investments or (c) the Investors.

11.11.     All Powers Coupled with Interest. All powers of attorney and other authorizations granted to Administrative Agent and/or Lenders pursuant to any provisions of any Loan Document shall be deemed coupled with an interest and granted by way of security for the obligations owed therein and shall be irrevocable so long as any Obligations remain unpaid, the Commitments remain in effect or the Credit Facility has not been terminated.

11.12.     Headings. Section headings are for convenience of reference only and shall in no way affect the interpretation of this Credit Agreement.

11.13.     Survival. All representations and warranties made by the Borrowers herein shall survive the making of the Loans.

11.14.     Full Recourse. The payment and performance of the Obligations shall be fully recourse to the applicable Borrowers and their properties and assets. The Principal Obligations shall not be recourse to the applicable Investment Adviser or Administrator, and the Lenders shall not have the right to pursue any claim or action against such Investment Adviser or Administrator, except for any claim or action for actual damages of Administrative Agent or the Lenders or specific performance as a result of any breach of a contractual obligation under a Loan Document, fraud, willful misrepresentation or willful misappropriation of proceeds from the Credit Facility in which event there shall be full recourse against such Investment Adviser or Administrator.

11.15.     USA PATRIOT Act Notice. Each Lender and Administrative Agent hereby notifies each Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “PATRIOT Act”), it is required to obtain, verify and record information that identifies each Credit Party, which information includes the name and address of each Borrower and other information that will allow such Lender or Administrative Agent, as applicable, to identify each Borrower in accordance with the PATRIOT Act.

11.16.     Multiple Counterparts. This Credit Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties hereto may execute this Credit Agreement by signing any such counterpart. Delivery of an executed counterpart of a signature page of this Credit Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Credit Agreement.

11.17.     Term of Agreement. This Credit Agreement shall remain in effect from the Closing Date through and including the date upon which all Obligations (other than contingent indemnification obligations not then due) arising hereunder or under any other Loan Document shall have been indefeasibly and irrevocably paid and satisfied in full and the Commitments have been terminated. No termination of this Credit Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination or in respect of any provision of this Credit Agreement which survives such termination.

11.18.     Conflicts. Borrowers acknowledge that Lenders and their Affiliates may be providing financing or other services to other companies in respect of which Borrowers or their Affiliates may have conflicting interests. Borrowers acknowledge that the Lenders and their Affiliates have no obligation to use in connection with the transactions contemplated herein, or to furnish to Borrowers, confidential information obtained from such other companies.

11.19.     Borrower Liability. Each Borrower may, acting singly, request Loans hereunder. Each Borrower hereby appoints each other Borrower as agent for the other for all purposes hereunder, including with respect to requesting Loans hereunder. Each Borrower hereunder shall be jointly and severally obligated to repay all Loans made hereunder, regardless of which Borrower actually receives said Loans, as if each Borrower hereunder directly received all Loans. Each Borrower waives (a) any suretyship defenses available to it under the UCC or any other applicable law, and (b) any right to require Administrative Agent or any Lender to: (i) proceed against any Borrower or any other Person; (ii) proceed against or exhaust any security; or (iii) pursue any other remedy. Administrative Agent and/or any Lender may exercise or not exercise any right or remedy it has against any Borrower or any security it holds (including the right to foreclose by judicial or non-judicial sale) without affecting any Borrower’s liability. Notwithstanding any other provision of this Credit Agreement or other related document, each Borrower irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law subrogating such Borrower to the rights of Administrative Agent and/or any Lender under this Credit Agreement) to seek contribution, indemnification or any other form of reimbursement from any other Borrower, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by such Borrower with respect to the Obligations in connection with this Credit Agreement or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by such Borrower with respect to the Obligations in connection with this Credit Agreement or otherwise. Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section 11.19 shall be null and void. If any payment is made to a Borrower in contravention of this Section, such Borrower shall hold such payment in trust for Administrative Agent and such payment shall be promptly delivered to Administrative Agent, for the benefit of the Lenders, for application to the Obligations, whether matured or unmatured.

Section 12.           AGENCY PROVISIONS

12.1.       Appointment and Authorization of Administrative Agent.

(a)           Authority. Each Lender (including any Person that is an assignee, participant, secured party or other transferee with respect to the interest of such Lender in any Principal Obligation or otherwise under this Credit Agreement) (collectively with such Lender, a “Lender Party”) hereby irrevocably appoints, designates and authorizes Administrative Agent to take such action on its behalf under the provisions of this Credit Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to Administrative Agent by the terms hereof and of the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere herein and in the other Loan Documents, Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, nor shall Administrative Agent have or been deemed to have any fiduciary relationship with any Lender Party, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Credit Agreement or any of the other Loan Documents or otherwise exist against Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. The provisions of this Section 12 are solely for the benefit of Administrative Agent and the Lenders and none of the Borrowers, any Investor, or any Affiliate of the foregoing (each, a “Borrower Party”) shall have any rights as a third-party beneficiary of the provisions hereof (except for the provisions that explicitly relate to the Borrowers in Section 12.10).

(b)           Release of Collateral. Upon (i) termination of this Credit Agreement and the other Loan Documents, termination of the Commitments and payment in full of all of the Obligations, including all fees and indemnified costs and expenses that are then due and payable pursuant to the terms of the Loan Documents or (ii) approval by each of the Lenders pursuant to the terms of Section 11.1, the Lenders irrevocably authorize Administrative Agent, at Administrative Agent’s option and in its sole discretion, to release any security interest in or Lien on any Collateral granted to or held by Administrative Agent. Upon the request of Administrative Agent, the Lenders will confirm in writing Administrative Agent’s authority to release particular types or items of Collateral pursuant to this Section 12.1(b).

12.2.       Delegation of Duties. Administrative Agent may execute any of its duties hereunder or under the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of legal counsel, accountants, and other professionals selected by Administrative Agent concerning all matters pertaining to such duties. Administrative Agent shall not be responsible to any Lender for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care, nor shall it be liable for any action taken or suffered in good faith by it in accordance with the advice of such Persons. The exculpatory provisions of this Section 12 shall apply to any such sub-agent of Administrative Agent.

12.3.       Exculpatory Provisions. Neither Administrative Agent nor any of its Affiliates, nor any of their respective officers, directors, employees, agents or attorneys-in-fact (each such person, an “Agent-Related Person”), shall be liable for any action taken or omitted to be taken by it under or in connection herewith or in connection with any of the other Loan Documents (except for its own gross negligence or willful misconduct) or be responsible in any manner to any Lender Party for any recitals, statements, representations or warranties made by any of Borrower Parties contained herein or in any of the other Loan Documents or in any certificate, report, document, financial statement or other written or oral statement referred to or provided for in, or received by Administrative Agent under or in connection herewith or in connection with the other Loan Documents, or enforceability or sufficiency therefor of any of the other Loan Documents, or for any failure of any Borrower Party to perform its obligations hereunder or thereunder. No Agent-Related Person shall be responsible to any Lender for the effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Credit Agreement, or any of the other Loan Documents or for any representations, warranties, recitals or statements made herein or therein or made by any Borrower Party in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Agent-Related Person to the Lenders or by or on behalf of the Borrower Parties to the Agent-Related Person or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Potential Default or Event of Default or to inspect the properties, books or records of the Borrower Parties. Administrative Agent is not a trustee for the Lenders and owes no fiduciary duty to the Lenders. Each Lender Party recognizes and agrees that Administrative Agent shall not be required to determine independently whether the conditions described in Section 6.2 have been satisfied and, when Administrative Agent disburses funds to a Borrower, it may rely fully upon statements contained in the relevant requests by a Borrower Party.

12.4.       Reliance on Communications. Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, email, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons. Administrative Agent may deem and treat each Lender as the owner of its interests hereunder for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been received by Administrative Agent. Administrative Agent shall be fully justified in failing or refusing to take any action under this Credit Agreement or under any of the other Loan Documents unless it shall first receive such advice or concurrence of the Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or under any of the other Loan Documents in accordance with a request of the Required Lenders (or to the extent specifically required, all of the Lenders) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders (including their successors and assigns).

12.5.       Notice of Default. Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Potential Default or Event of Default hereunder unless Administrative Agent has received notice from a Lender or a Borrower Party referring to the Loan Document, describing such Potential Default or Event of Default and stating that such notice is a “notice of default.” Administrative Agent will notify the Lenders of its receipt of any such notice and shall take such action with respect to such Potential Default or Event of Default as shall be reasonably directed by the Required Lenders and as is permitted by the Loan Documents.

12.6.       Non-Reliance on Administrative Agent and Other Lenders. Each Lender expressly acknowledges that no Agent-Related Person has made any representations or warranties to it and that no act by any Agent-Related Person hereafter taken, including any review of the affairs of any Borrower Party, shall be deemed to constitute any representation or warranty by the Agent-Related Person to any Lender. Each Lender represents to Administrative Agent that it has, independently and without reliance upon any Agent-Related Person or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of Borrower Parties and made its own decision to make its Loans hereunder and enter into this Credit Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Credit Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of Borrower Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by Administrative Agent hereunder, Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, assets, property, financial or other conditions, prospects or creditworthiness of Borrower Parties which may come into the possession of any Agent-Related Person.

12.7.       Indemnification. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify, upon demand, each Agent-Related Person (to the extent not reimbursed by a Borrower Party and without limiting the obligation of Borrower Parties to do so), ratably in accordance with the applicable Lender’s respective Pro Rata Share of the Commitments, and hold harmless each Agent-Related Person from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following payment in full of the Obligations) be imposed on, incurred by or asserted against it in its capacity as such in any way relating to or arising out of this Credit Agreement or the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by it under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Person’s gross negligence or willful misconduct, or related to another Lender; provided, further, that no action taken in accordance with the directions of the Required Lenders or all Lenders, as applicable, shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 12.7. Without limitation of the foregoing, each Lender shall reimburse Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including attorney costs) incurred by Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Credit Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that Administrative Agent is not reimbursed for such expenses by or on behalf of Borrower Parties. The agreements in this Section 12.7 shall survive the termination of the Commitments, payment of all of the Obligations under the Loan Documents or any documents contemplated by or referred to therein, as well as the resignation or replacement of Administrative Agent.

12.8.            Administrative Agent in Its Individual Capacity. Administrative Agent (and any successor acting as Administrative Agent) and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with any Borrower Party (or any of their Subsidiaries or Affiliates) as though Administrative Agent were not Administrative Agent or a Lender hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Administrative Agent or its Affiliates may receive information regarding Borrower Parties or their Affiliates (including information that may be subject to confidentiality obligations in favor of such Person) and acknowledge that Administrative Agent shall be under no obligation to provide such information to them except as otherwise provided in this Credit Agreement. With respect to the Loans made and all obligations owing to it, Administrative Agent acting in its individual capacity shall have the same rights and powers under this Credit Agreement as any Lender and may exercise the same as though it were not Administrative Agent, and the terms “Lender” and “Lenders” shall include Administrative Agent in its individual capacity.

12.9.            Resignation of Administrative Agent. Administrative Agent may at any time give notice of its resignation to the Lenders and Borrowers. Upon receipt of any such notice of resignation, the Required Lenders shall have the right to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

12.10.            Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Borrower Party, Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Administrative Agent shall have made any demand on Borrower Parties) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)            to file and prove a claim for the whole amount of the Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of Administrative Agent and the Lenders (including any claim for the reasonable compensation, expenses, disbursements and advances of Administrative Agent and the Lenders and their respective agents and counsel and all other amounts due Administrative Agent and the Lenders hereunder) allowed in such judicial proceeding; and

(b)            to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and

(c)            any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to Administrative Agent and, in the event that Administrative Agent shall consent to the making of such payments directly to the Lender, to pay to Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Administrative Agent and its agents and counsel, and any other amounts due Administrative Agent hereunder.

12.11.            Erroneous Payments.

(a)            If the Administrative Agent notifies a Lender or Secured Party, or any Person who has received funds on behalf of a Lender or Secured Party (any such Lender, Secured Party or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Secured Party or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Lender or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b)            Without limiting immediately preceding clause (a), each Lender or Secured Party, or any Person who has received funds on behalf of a Lender or Secured Party, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender or Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:

(i)            (A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii)            such Lender or Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 12.11(b).

(c)            Each Lender or Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender or Secured Party under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender or Secured Party from any source, against any amount due to the Administrative Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.

(d)            In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender at any time, (i) such Lender shall be deemed to have assigned its Loans (but not its Commitments) of the relevant class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Borrowers) deemed to execute and deliver an Assignment and Assumption with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any Loan Documents evidencing such Loans to the Borrowers or the Administrative Agent, (ii) the Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender and (iv) the Administrative Agent may reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. The Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold a Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender or Secured Party under the Loan Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”).

(e)            The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrowers or any other Credit Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrowers or any other Credit Party for the purpose of making such Erroneous Payment.

(f)            To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

Each party’s obligations, agreements and waivers under this Section 12.11 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGES FOLLOW.

IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed as of the day and year first above written.

BORROWER:

GOLUB CAPITAL BDC 3, INC., a Maryland corporation, as Initial Borrower

By:
Name:
Title:

Signature Bank – Golub BDC 3
Revolving Credit and Security Agreement

Acknowledged and agreed to with respect to Section 5.4 only:

INVESTMENT ADVISER:

GC ADVISORS LLC, a Delaware limited liability company, as Investment Adviser

By:
Name:
Title:

ADMINISTRATOR:

GOLUB CAPITAL LLC, a Delaware limited liability company, as Administrator

By:
Name:
Title:

Signature Bank – Golub BDC 3
Revolving Credit and Security Agreement

ADMINISTRATIVE AGENT AND LENDER:

SIGNATURE BANK

By:
Name:
Title:

Signature Bank – Golub BDC 3
Revolving Credit and Security Agreement

SCHEDULE I

Borrower Information

Name	Type of Borrower	Jurisdiction of Formation	Type of Entity	Collateral Account	Investment Collection Account
Golub Capital BDC 3, Inc.	Initial Borrower	Maryland	Corporation		Not applicable

GBDC 3 Funding II LLC	Additional Borrower	Delaware	Limited Liability Company	Not applicable

Notice Information:

GOLUB CAPITAL BDC 3, INC.;
GBDC 3 FUNDING II LLC:

Chief Executive Office /
Principal Place of Business:	Golub Capital BDC 3, Inc.
200 Park Avenue, 25th Floor
New York, NY 10166

Notice Address:	Golub Capital BDC 3, Inc.
200 Park Avenue, 25th Floor
New York, NY 101663
Attention: David B. Golub
Email: StructuredProducts@golubcapital.com

With a copy to:

Golub Capital LLC

130 Harbour Place, Suite 340

Davidson, North Carolina 28036

Attention: Daniel Colaizzi

Email:

And:

Foley Hoag LLP

155 Seaport Boulevard

Boston, Massachusetts 02210

Attention: Thomas B. Draper

Email:

SCHEDULE II

Lender Commitments

Lender	Commitment
Signature Bank	$~~275,000,000~~180,000,000
Total	$~~275,000,000~~180,000,000

SCHEDULE III

Eligible Investments as of the Closing Date

None

EXHIBIT B

FORM OF REQUEST FOR BORROWING

[DATE]

Signature Bank

2 Penn Plaza, Suite 1712

New York, New York 10121

Attention: Trevor Freeman

Telephone: (646) 968-4337

Email: trfreeman@signatureny.com

Ladies and Gentleman:

RE:     That certain Revolving Credit and Security Agreement dated as of February 4, 2019, by and among (a) GOLUB CAPITAL BDC 3, INC., a Maryland corporation, as borrower (the “Borrower”), (b) the other borrowers from time to time party thereto, (c) SIGNATURE BANK, as Administrative Agent (in such capacity, “Administrative Agent”) and a Lender, and (d) the other Lenders from time to time party thereto (as the same may be modified, amended, or restated from time to time, the “Credit Agreement”). Capitalized terms not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

This Request for Borrowing is executed and delivered by the undersigned Borrower(s) to Administrative Agent pursuant to Section 2.3(a) of the Credit Agreement.

The undersigned Borrower hereby request a Borrowing pursuant to the Credit Agreement as follows:

1.	Name of Borrower(s) :
2.	Amount of Borrowing:	$
3.	Date of Borrowing : (which shall be a Business Day)
4.	Amount of Borrowing Attributable to each Borrower	[Golub Capital BDC 3, Inc.]:$
		[Other Borrower:][1]	$

1 [Note to Borrowers: To be updated with applicable Borrower and amount attributable to each Borrower.]

5.	Interest Option (check one box only):

☐ Prime Rate
☐ Daily Simple SOFR
☐ Term SOFR

6.	The undersigned Borrower’s wire Instructions for receipt of Borrowing:

Bank:
ABA Number:
Account Name:
Account Number:
Reference:
Contact:

In connection with the Borrowing requested herein, each undersigned Borrower hereby represents, warrants, and certifies to Administrative Agent for the benefit of the Lenders that:

(a)	On and as of the date hereof, the representations and warranties set forth in the Credit Agreement and the other Loan Documents are true and correct in all material respects (without duplication of any materiality qualifier), and will be true and correct in all material respects (without duplication of any materiality qualifier) as of the date of the Borrowing requested herein, with the same force and effect as if made on and as of such date hereof, except to the extent such representations and warranties relate to an earlier date, in which case, such representations and warranties are true and correct in all material respects (without duplication of any materiality qualifier) as of such earlier date;

(b)	No Event of Default or Potential Default exists and is continuing on and as of the date hereof or will exist on the date of the Borrowing requested herein;

(c)	The Borrowers have no knowledge or reason to believe any Investor would be entitled to exercise any withdrawal, excuse or exemption right under the Operative Documents, its Subscription Agreement or any Side Letter with respect to any Investment being acquired in whole or in part with any proceeds of the Borrowing requested herein, other than: [None];

(d)	No Material Adverse Change has occurred and is continuing as of the date hereof or will exist on the date of the Borrowing requested herein;

(e)	After giving effect to the proposed Borrowing requested herein, (i) the Principal Obligations will not exceed the Available Commitment, and (ii) the aggregate Principal Obligations will not exceed the Maximum Commitment;

(f)	[The Borrowers have no knowledge or reason to believe that any Investment is no longer an Eligible Investment (provided, that if the Borrowers have disclosed the foregoing to the Administrative Agent in writing, such Investment shall be excluded from the calculation of the Available Commitment, but Borrower shall not be prohibited from such Borrowing upon satisfaction of the other conditions therefor), other than: [None]; and ]

(g)	The Borrowing Base Certificate attached hereto as Annex 1, which constitutes an updated Exhibit G to the Credit Agreement, is true and correct in all material respects as of the date hereof. In the event that there is a change to the Borrowing Base Certificate between the date hereof and the date of the Borrowing requested herein, Borrowers shall promptly deliver to Administrative Agent corrections thereto.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

The undersigned hereby certifies each and every matter contained herein to be true and correct.

BORROWER(S):

GOLUB CAPITAL BDC 3, INC., a Maryland corporation

By:

Name:
Title:

[BORROWER]

By:

Name:
Title:

ANNEX 1 TO REQUEST FOR BORROWING

[Updated Borrowing Base Certificate to be attached]

Annex C

[Attached]

EXHIBIT H

FORM OF EXTENSION NOTICE

[DATE]

GOLUB CAPITAL BDC 3, INC.
[GOLUB TO CONFIRM ADDRESS]

RE: Notice of Consent to Extension Request dated [INSERT DATE OF EXTENSION REQUEST]

Ladies and Gentlemen:

Reference is made to that certain Revolving Credit and Security Agreement dated as of February 4, 2019, by and among (a) GOLUB CAPITAL BDC 3, INC., a Maryland corporation, as borrower, (b) the other borrowers from time to time party thereto, (c) SIGNATURE BANK, as Administrative Agent (in such capacity, “Administrative Agent”) and a Lender, and (d) the other Lenders from time to time party thereto (as the same may be modified, amended, or restated from time to time, the “Credit Agreement”). Capitalized terms not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

We have received your Extension Request, dated as of the date set forth above. We hereby notify you that:

1.	We hereby consent to such Extension Request, effective as of the date on which we receive an extension fee in the amount of $[ ], which extension fee shall be deemed to be fully earned and non-refundable.

2.	The definition of the term “Applicable Rate” appearing in Section 1.1 of the Credit Agreement:

☐	shall remain as set forth therein without amendment or revision.

☐	shall be deleted and replaced in its entirety with the following new definition:

[ ☐]

3.	The definition of the term “Unused Commitment Fee” appearing in Section 1.1 of the Credit Agreement:

☐	shall remain as set forth therein without amendment or revision.

☐	shall be deleted and replaced in its entirety with the following new definition:

[ ☐]

“Unused Commitment Fee” means a fee equal to [__ basis points (0.__%)] per annum of the average unused portion of the Commitments, as determined by Administrative Agent. The unused portion of the Commitments, for purposes of this definition, shall equal the difference between (x) the Commitments (as they may be reduced or increased from time to time pursuant to the provisions of this Credit Agreement) and (y) the average for the period of the daily closing balance of Loans outstanding.

Other than as provided herein, the terms of the Credit Agreement shall remain in full force and effect. This Extension Notice shall be deemed to be a Loan Document and will be construed and interpreted in accordance with the laws governing the terms of the Credit Agreement.

Thank you,

SIGNATURE BANK, as Administrative Agent

By:

Name:
Title:

Annex D

[Attached]

EXHIBIT J

FORM OF [CONTINUATION][CONVERSION] NOTICE

[DATE]

Signature Bank

2 Penn Plaza, Suite 1712

New York, New York 10121

Attention: Trevor Freeman

Telephone:

Email:

RE:	That certain Revolving Credit and Security Agreement dated as of February 4, 2019, by and among (a) GOLUB CAPITAL BDC 3, INC. a Maryland corporation, as borrower (the “Borrower”), (b) the other borrowers from time to time party thereto, (c) SIGNATURE BANK, as Administrative Agent (in such capacity, “Administrative Agent”) and a Lender, and (d) the other Lenders from time to time party thereto (as the same may be modified, amended, or restated from time to time, the “Credit Agreement”). Capitalized terms not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

Ladies and Gentlemen:

This [Continuation][Conversion] Notice is executed and delivered by the undersigned Borrower(s) pursuant to Section [2.3(i)][2.3(j)] of the Credit Agreement.

The undersigned Borrower hereby requests a [Continuation][Conversion] of a Loan outstanding under the Credit Agreement, and in connection therewith, sets forth below the terms on which such [Continuation][Conversion] is requested to be made:

1.            Date of [Continuation][Conversion]:

2.            Principal Amount of [Continuation][Conversion]:

3.            Type of Loan Converted from (if applicable):

4.            Type of Loan Converted to (if applicable):

5.            Interest Option (check one box only):

☐ Prime Rate
☐ Daily Simple SOFR
☐ Term SOFR

In connection with the [Continuation][Conversion] described herein, each undersigned Borrower hereby represents, warrants, and certifies to the Administrative Agent for the benefit of the Lenders that:

(a)	In the case of a Continuation of or Conversion into a Term SOFR Loan, no Event of Default or Potential Default exists and is continuing on and as of the date of the Conversion requested herein or will exist after giving effect to such Conversion;

(b)	After giving effect to the [Continuation][Conversion] described herein, (i) the Principal Obligations will not exceed the Available Commitment, and (ii) the aggregate Principal Obligations will not exceed the Maximum Commitment; and

(c)	The Principal Obligations owed to any Lender will not exceed the Available Commitment.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

The undersigned hereby certifies each and every matter contained herein to be true and correct in all material respects.

BORROWER(S):

GOLUB CAPITAL BDC 3, INC., a Maryland corporation, as Borrower

By:

Name:

Title:

[OTHER BORROWER]